Exhibit 10.25

EXHIBIT 1, SHEET 1

Building No. 1400, One Kendall Square

Cambridge, Massachusetts

(the “Building”)

Execution Date:	_____________________________

Tenant:	In Vivo Therapeutics Corporation
(name)

a Delaware corporation
(description of business organization)

Mailing Address:	Prior to Term Commencement Date:

One Broadway, Cambridge, MA 02142

After the Term Commencement Date:

One Kendall Square, Building 1400, 4th Floor
Cambridge, Massachusetts 02139

Landlord:	RB Kendall Fee, LLC, a Delaware limited liability company

Mailing address:	c/o The Beal Companies LLP, 177 Milk Street, Boston, Massachusetts 02109
Attn: Senior Vice President – Asset Management

Building:	Building No. 1400 in One Kendall Square in the City of Cambridge, Middlesex County, Commonwealth of Massachusetts

Art. 2 Premises: An area on the fourth (4th) floor of the Building, substantially as shown on Lease Plan, Exhibit 2, and an area within the Building containing Tenant’s acid neutralization system and an area within the Building for Tenant’s chemical storage room, the location and rentable square footage to be determined as set forth in the Lease.

Art. 3.1 Term Commencement Date: The earlier of (i) the date that is six and one-half (6  1/2) months following the Execution Date and (ii) the date Tenant occupies the Premises for its business purposes.

Art. 3.2 Term or original Term: Six (6) years plus the Free Rent Period (as defined below) (plus the partial month, if any, following the Free Rent Period).

Art. 5 Use of Premises: Laboratory, research and development, manufacturing of medical products in a clean room facility, vivarium (limited to those portions of the Premises as shown on plans approved by Landlord as provided in the Lease), acid neutralization system and chemical storage room (limited to areas approved by Landlord), and office use, and for no other purposes and otherwise in accordance with the terms of this Lease.

Art. 6 Yearly Rent / Monthly Rent:

Period	Yearly Rent	Monthly Rent	Rent/SF
Free Rent Period*	$0	$0	$0
Lease Year 1	$920,349.00	$76,695.67	$44.00
Lease Year 2	$941,265.00	$78,438.75	$45.00
Lease Year 3	$962,182.00	$80,181.83	$46.00
Lease Year 4	$983,099.00	$81,924.99	$47.00
Lease Year 5	$1,004,016.00	$83,668.00	$48.00
Lease Year 6	$1,024,933.00	$85,411.08	$49.00

*

Notwithstanding the foregoing, so long as Tenant is not in default of this Lease beyond any applicable notice and cure period(s), Tenant shall be entitled to an abatement of the monthly installments of the Yearly Rent, or so-called “free rent” period, for the first (1st) three (3) full months of the Lease Term (the “Free Rent Period”).

Art. 7	Total Rentable Area: 20,917 rentable area on the fourth (4th) floor

Total Rentable Area of Building No.1400: 129,220 square feet

Total Rentable Area of Complex: 639,586 square feet

Art. 8	Electric current will be furnished by Landlord to Tenant

Art. 9	Operating and Taxes:

Tenant’s Proportionate Common Share of Complex: 3.27%

Tenant’s Proportionate Building Share: 16.19%

Art. 29.3	Broker: CB Richard Ellis/New England, for Tenant, and FHO Partners, for Landlord

Art. 29.5	Arbitration: Massachusetts; Superior Court

Art. 29.13	Security Deposit: $392,883.00 in the form of a Letter of Credit in accordance with Article 29.13 and as subject to reduction as set forth in Article 29.13

Art. 29.14	Parking Spaces: Up to twenty-one (21) spaces

Art. 29.15	Option to Extend Term: One (1) Five (5) year option

1.	REFERENCE DATA		1

2.	DESCRIPTION OF DEMISED PREMISES		1
	2.1	Demised Premises	1
	2.2	Appurtenant Rights	1
	2.3	Exclusions and Reservations	2

3.	TERM OF LEASE		2
	3.1	Definitions	2
	3.2	Habendum	3
	3.3	Declaration Fixing Term Commencement Date	3

4.	READINESS FOR OCCUPANCY-ENTRY BY TENANT PRIOR TO TERM COMMENCEMENT DATE-LANDLORD’S WORK-TENANT’S WORK		3
	4.1	Landlord’s Work	3
	4.2	Entry by Tenant Prior to Term Commencement Date	5
	4.3	Conclusiveness of Landlord’s Performance	5
	4.4	Tenant’s Work	6

5.	USE OF PREMISES		6
	5.1	Permitted Use	6
	5.2	Prohibited Uses	7
	5.3	Licenses and Permits	7

6.	RENT		7

7.	RENTABLE AREA		8

8.	SERVICES FURNISHED BY LANDLORD		8
	8.1	Electric Current.	8
	8.2	Water	10
	8.3	Elevators, Heat and Cleaning	10
	8.4	Air Conditioning	11
	8.5	Intentionally Omitted	11
	8.6	Additional Air Conditioning Equipment	11
	8.7	Repairs	12
	8.8	Interruption or Curtailment of Services	12
	8.9	Energy Conservation	13
	8.10	Security	13

9.	ESCALATION		13
	9.1	Definitions	13
	9.2	Tax Share	18
	9.3	Operating Expense Share	19
	9.4	Tenant Audit Right	19
	9.5	Part Years	20
	9.6	Effect of Taking	20
	9.7	Survival	20

10.	CHANGES OR ALTERATIONS BY LANDLORD		20

11.	FIXTURES, EQUIPMENT AND IMPROVEMENTS-REMOVAL BY TENANT		21

12.	ALTERATIONS AND IMPROVEMENTS BY TENANT		22

13.	TENANT’S CONTRACTORS-MECHANICS’ AND OTHER LIENS-STANDARD OF TENANT’S PERFORMANCE- COMPLIANCE WITH LAWS		23

14.	REPAIRS BY TENANT-FLOOR LOAD		24
	14.1	Repairs by Tenant	24
	14.2	Floor Load-Heavy Machinery	25

15.	INSURANCE, INDEMNIFICATION, EXONERATION AND EXCULPATION		25
	15.1	General Liability Insurance	25
	15.2	Certificates of Insurance	26
	15.3	General	26
	15.4	Property of Tenant	27
	15.5	Bursting of Pipes, etc.	27
	15.6	Repairs and Alterations-No Diminution of Rental Value	28

16.	ASSIGNMENT, MORTGAGING AND SUBLETTING		28
	16.1	Generally	28
	16.2	Reimbursement, Recapture and Excess Rent	30
	16.3	Certain Transfers	32

17.	MISCELLANEOUS COVENANTS		34
	17.1	Rules and Regulations	34
	17.2	Access to Premises-Shoring	34
	17.3	Accidents to Sanitary and Other Systems	35
	17.4	Signs, Blinds and Drapes	35
	17.5	Estoppel Certificate and Financial Statements	35
	17.6	Prohibited Materials and Property	36
	17.7	Requirements of Law-Fines and Penalties	36
	17.8	Tenant’s Acts—Effect on Insurance	36
	17.9	Miscellaneous	37

18.	DAMAGE BY FIRE, ETC.		37

19.	WAIVER OF SUBROGATION		38

20.	CONDEMNATION-EMINENT DOMAIN		39

21.	DEFAULT		40
	21.1	Conditions of Limitation-Re-Entry-Termination	40
	21.2	Intentionally Omitted	41
	21.3	Damages-Termination	41
	21.4	Fees and Expenses	42
	21.5	Waiver of Redemption	43
	21.6	Landlord’s Remedies Not Exclusive	43
	21.7	Grace Period	43

22.	END OF TERM-ABANDONED PROPERTY		44

23.	SUBORDINATION		45

24.	QUIET ENJOYMENT		47

25.	ENTIRE AGREEMENT-WAIVER-SURRENDER		47
	25.1	Entire Agreement	47
	25.2	Waiver by Landlord	47
	25.3	Surrender	48

26.	INABILITY TO PERFORM-EXCULPATORY CLAUSE		48

27.	BILLS AND NOTICES		49

28.	PARTIES BOUND-SEIZING OF TITLE		50

29.	MISCELLANEOUS		51
	29.1	Separability	51
	29.2	Captions, etc.	51
	29.3	Broker	51
	29.4	Intentionally Omitted	51
	29.5	Arbitration	51
	29.6	Governing Law	51
	29.7	Assignment of Rents	52
	29.8	Representation of Authority	52
	29.9	Expenses Incurred by Landlord Upon Tenant Requests	52
	29.10	Survival	52
	29.11	Hazardous Materials	53
	29.12	Patriot Act	55
	29.13	Letter of Credit	56
	29.14	Parking	58
	29.15	Tenant’s Option to Extend the Term of the Lease	58
	29.16	Definition of Fair Market Rental Value	59
	29.17	Roof License	60
	29.18	Right of First Offer on Certain Space	63
	29.19	Guaranty	64

Exhibit 2 – Lease Plan

Exhibit 2A – Plan Showing Internal Staircase Work

Exhibit 2B – Landlord’s Work – Bathroom Fit Plan

Exhibit 2C – Landlord/Tenant Scope Allocation Matrix

Exhibit 2D – Tenant’s Work Letter

Exhibit 3 – Plan of Complex

Exhibit 4 – Term Commencement Date Agreement

Exhibit 5 – Form of Letter of Credit

Exhibit 6 – Plan Showing Available Space

Exhibit 7 – Taxes and Operating Costs

Exhibit 8 – Form of Guaranty

Exhibit 9 – Chemicals List

THIS INDENTURE OF LEASE made and entered into on the Execution Date as stated in Exhibit 1 and between the Landlord and the Tenant named in Exhibit 1.

Landlord does hereby demise and lease to Tenant, and Tenant does hereby hire and take from Landlord, the premises hereinafter mentioned and described (hereinafter referred to as “Premises”), upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease for the term hereinafter stated:

1.	REFERENCE DATA

Each reference in this Lease to any of the terms and titles contained in any Exhibit attached to this Lease shall be deemed and construed to incorporate the data stated under that term or title in such Exhibit.

2.	DESCRIPTION OF DEMISED PREMISES

2.1 Demised Premises. The Premises are that portion of the Building as described in Exhibit 1 (as the same may from time to time be constituted after changes therein, additions thereto and eliminations therefrom pursuant to rights of Landlord hereinafter reserved) and is hereinafter referred to as the “Building”, substantially as shown hatched or outlined on the Lease Plan (Exhibit 2) hereto attached and incorporated by reference as a part hereof. Upon Tenant’s request, Landlord will designate and demise, if necessary, additional areas within the Building for Tenant’s acid neutralization system (to be located on the basement level) and Tenant’s chemical storage room (to be located on the basement level, if applicable, or first (1st) floor level and not to exceed 500 rentable square feet) (the “Additional Premises”). Tenant has provided Landlord with a list of the chemicals (attached hereto as Exhibit 9) which Tenant represents is a complete list of the materials that will initially be stored in the chemical storage room. Landlord agrees that the chemical storage area Landlord provides will be in a location and of a size to be able to lawfully accommodate the chemicals on Exhibit 9 provided Tenant supplements said list with the quantities of chemicals to be stored and Landlord has approved such quantities prior to any storage. Upon such designation, the Additional Premises shall become part of the Premises under this Lease and Fixed Rent and Tenant’s Proportionate Common and Building Shares shall be adjusted accordingly to reflect the rentable square footage of the Additional Premises. The parties agree to execute a lease amendment memorializing the addition of the Additional Premises and the increases in Fixed Rent and Tenant’s Proportionate Common and Building Shares.

2.2 Appurtenant Rights. Tenant shall have, as appurtenant to the Premises, rights to use in common with others entitled thereto, subject to reasonable rules and regulations from time to time made by Landlord pursuant to Section 17.1; (a) the common lobbies, hallways, stairways and elevators of the Building serving the Premises, (b) common walkways necessary for access to the Building, (c) if the Premises include less than the entire rentable area of any floor, the common toilets and other common facilities of such floor; (d) during business hours (as hereinafter defined), common loading dock facilities serving the Building (provided, however, that Tenant’s use of the loading dock must be in compliance with all applicable regulations and ordinances) and (e) subject to reasonable notice and scheduling and during normal business hours, the Building’s freight elevator and no other appurtenant rights or easements except as provided in the Lease. Notwithstanding anything to the contrary herein or in the Lease contained, Landlord has no obligation to allow any particular telecommunication service provider to have access to the Building or to Tenant’s Premises. If Landlord permits such access, Landlord may condition such access upon the payment to Landlord by the service provider of commercially reasonable fees assessed by Landlord to tenants in the Complex generally. Landlord agrees, however, that no such access fees will be charged with respect to Comcast or Verizon (or their respective successors). Tenant shall have the right, at all times during the Term, as appurtenant to the Premises, to use no less than 51 kw of capacity from a shared emergency generator on a non-exclusive basis in common with other tenants in the Building. Landlord shall perform all necessary maintenance and repair to the generator and supply fuel as necessary, and Tenant shall pay to Landlord, as additional rent, its pro rata share being 20.4%) of such maintenance, repair and operating costs as billed by Landlord in common with other tenants having shared use of the generator.

2.3 Exclusions and Reservations. All the perimeter walls of the Premises except the inner surfaces thereof, and exterior windows, any balconies (except to the extent same are shown as part of the Premises on the Lease Plan (Exhibit 2)), terraces or roofs adjacent to the Premises, and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, wires and appurtenant fixtures, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as the right of access through the Premises for the purposes of operation, maintenance, decoration and repair, are expressly excluded from the Premises and reserved to Landlord. Without limitation, Tenant shall have the right to use the plenum area above the finished ceiling for running conduits, cabling and other similar items and equipment, subject to plans approved by Landlord as provided for it this Lease. Landlord acknowledges that Tenant will need periodic access to the plenum area of the floor below the laboratory and vivarium portions of the Premises and Landlord agrees, upon notice from Tenant, to coordinate such access provided same does not unreasonably interfere with the operations of any tenant of the third (3rd) floor; Tenant agreeing that such work may be required to take place after the business hours of said tenant if necessary to avoid interference with its business operations.

3.	TERM OF LEASE

3.1 Definitions. As used in this Lease the words and terms which follow mean and include the following:

(a) Term Commencement Date” – As set forth in Exhibit 1.

(b) “Complex” shall be defined as all of the Building, the other buildings, and the Common Areas serving such buildings, all located on the land (“Land”) shown outlined on Exhibit 3.

(c) “Common Areas” shall be defined as the common walkways, accessways, and parking facilities located on the Land and common facilities in the Complex, as the same may be changed, from time to time, including without limitation, alleys, sidewalks, lobbies, hallways, toilets, stairways, fan rooms, utility closets, shaftways, street entrances, elevators, wires, conduits, meters, pipes, ducts, vaults, and any other equipment, machinery, apparatus, and fixtures wherever located on the Land, in the Complex, in the buildings in the Complex or in the Premises that either (a) serve the Premises as well as other parts of the Land or Complex, or (b) serve other parts of the Land or Complex but not the Premises. Landlord shall not make any change in or to the Common Areas that would adversely affect the reasonable and safe accessibility of the Premises, or the Tenant’s use and enjoyment of the Premises as contemplated in this Lease.

(d) “Lease Year” shall mean each successive 12-month period included in whole or in part in the Term of this Lease; the first Lease Year beginning on the Term Commencement Date and ending at midnight on the day before the first anniversary of the expiration of the Free Rent Period (provided that if the date of expiration of the Free Rent Period is not the first day of a calendar month, the first Lease Year shall end at midnight on the last day of the calendar month which includes the first anniversary of the expiration of the Free Rent Period). If the first Lease Year of the Term shall be greater than one full calendar year, the Yearly Rent for such Lease Year shall be increased proportionately to the greater length of such Lease Year.

3.2 Habendum. TO HAVE AND TO HOLD the Premises for a term of years commencing on the Term Commencement Date and ending at 11:59 p.m. on the last day of the seventy-fifth (75th) complete month following the Term Commencement Date (as same may be extended in accordance with Section 29.15 below) or on such earlier date upon which said term may expire or be terminated pursuant to any of the conditions of limitation or other provisions of this Lease or pursuant to law (which date for the termination of the terms hereof will hereafter be called “Termination Date”).

3.3 Declaration Fixing Term Commencement Date. Landlord and Tenant hereby agree to execute a Term Commencement Date Agreement substantially in the form attached hereto as Exhibit 4, or as otherwise reasonably requested by Landlord confirming the actual Term Commencement Date and Termination Date, once same are determined. As soon as may be after the execution date hereof, each of the parties hereto agrees, upon demand of the other party to join in the execution, in recordable form, of a statutory notice, memorandum, etc. of lease. If this Lease is terminated before the term expires, then upon Landlord’s request the parties shall execute, deliver and record an instrument acknowledging such fact and the date of termination of this Lease. In no event shall this Lease be recorded or filed by Tenant with the Middlesex South Registry of Deeds or Middlesex South Registry District of the Land Court but each party shall, on the request of the other, execute, acknowledge and deliver a memorandum or notice of lease in commercially reasonable form.

4.	READINESS FOR OCCUPANCY-ENTRY BY TENANT PRIOR TO TERM COMMENCEMENT DATE-LANDLORD’S WORK-TENANT’S WORK

4.1 Landlord’s Work. (a) Except as set forth in the following sentence, and without in any way derogating from Landlord’s ongoing maintenance and repair obligations under this lease, it is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair, decorate or otherwise prepare the Premises for Tenant’s occupation or use. Notwithstanding the foregoing, Landlord shall at its sole cost and expense, in addition to providing the Improvement Allowance, Supplemental Allowance and Bathroom Allowance (as defined in Exhibit 2D attached hereto) complete the following improvements to the Premises (“Landlord’s Work): (i) install demising partitions, and cap off and remove the internal staircase at the east end of the Premises and infill the opening of the floor deck using a 2-hour rated flooring as shown on the plan attached hereto as Exhibit 2A, with Building standard materials such that the deck is finished in a manner consistent with surrounding areas; (ii) reconstruct the west side common area bathrooms as shown on the plan attached hereto as Exhibit 2B using Building standard materials and finishes; (iii) purchase and install, per mutually agreed upon specifications and in accordance with Landlord/Tenant Scope Allocation Matrix attached as Exhibit 2C, an air handling unit for lab and vivarium and clean room; and (iv) such other work designated as “Landlord Scope” on the “Landlord/Tenant Scope Allocation Matrix” attached hereto as Exhibit 2C (collectively, the “Landlord’s Work”). The air handling unit will be located on the penthouse and Landlord will construct a supply duct from the air handling unit in the penthouse to a central location in the lab section of the Premises as designated by Tenant. The Landlord will complete the design of the MUA system design and selected equipment data sheet no later than forty-five (45) days after the Execution Date of this Lease. Tenant shall have the right to review any plans relative to the HVAC portions of Landlord’s Work and Tenant shall notify Landlord in writing of Tenant’s approval of such plans, or a reasonably detailed description of why Tenant disapproves the submittal within three (3) business days after receipt thereof. In the event Tenant fails to respond to Landlord’s submittal within three (3) business days, then the plans submitted will be deemed approved. In the event of a disapproval, Landlord and Tenant agree to work together in good faith to revise the plans; provided, however that the cost of any changes requested by Tenant that, individually or in the aggregate, modify the scope or character of the Landlord’s Work as defined in this Lease shall be the responsibility of Tenant. In addition, any changes in the scope or character of the Landlord’s Work that will, individually or in the aggregate, in Landlord’s reasonable opinion, result in a likelihood of delay in the completion of Landlord’s Work will be considered Tenant delay. However, no such delay shall be deemed a Tenant Delay unless Landlord shall have notified Tenant of Landlord’s determination and Tenant shall have had a reasonable opportunity to withdraw or revise the change. In addition to Landlord’s Work, Landlord agrees to replace the carpet and the ceilings within the east side elevator cars of the Building and remediate the odor coming from the area of said elevator (the “Elevator Work”) prior to the Term Commencement Date. Except if due to matters of force majeure, the Term Commencement Date will be extended by the length of any delay in the completion of the Elevator Work. In addition to the foregoing, Landlord agrees to complete renovations to the east side elevator cabs similar to those completed in the west side elevators no later than 2013.

(b) Landlord agrees to use commercially reasonable speed and diligence to complete the portion of Landlord’s Work described in subparagraph (i) above no later than January 31, 2012, and to complete the balance of the Landlord’s Work described in subparagraphs (ii) –(iv) above no later than April 15, 2012 (each such date being a “Target Date”), subject to delay by reason of event(s) of force majeure or by Tenant Delays (as defined below). As used herein, “Tenant Delays” or a “Tenant Delay” shall mean any delay(s) in the completion of Landlord’s Work that would not have occurred but for: (a) any material change to Landlord’s Work requested by Tenant and agreed to by Landlord; (b) any request by Tenant for a delay in the commencement or completion of Landlord’s Work for any reason; or (c) any other act or omission of Tenant or its employees, agents or contractors (by way of example and not limitation failure to provide Landlord with the necessary plans for portions of Landlord’s Work contingent thereon or failure to respond to review of Landlord’s plans), and which reasonably inhibits the Landlord from timely completing the Landlord’s Work by the respective Target Date. However, no such delay shall be deemed a Tenant Delay unless Landlord shall have notified Tenant of Landlord’s determination and Tenant shall have had a reasonable opportunity to withdraw or revise the change. Certain portions of Landlord’s Work may be undertaken simultaneously with Tenant’s Work and Landlord and Tenant shall coordinate their efforts in good faith, and take commercially reasonable steps, to ensure that their respective contractors (and related subcontractors) shall each conduct their work and employ labor in such a manner so as to maintain harmonious labor relations and complete Landlord’s Work and Tenant’s Work in an efficient and timely manner.

(c) Provided such delay is not due to Tenant Delay or matters of force majeure, any delay in meeting the respective Target Date will extend the Term Commencement Date by the length of the delay and Tenant will be entitled to a rent credit against Tenant’s Yearly Rent obligation (commencing with the expiration of the Free Rent Period) of two (2) day’s Yearly Rent for each day beyond the respective Target Date, that the respective Landlord Work is not competed. To expedite delivery of the space to the Tenant, portions of Landlord’s Work and Tenant’s Work will be undertaken at the same time. Landlord and Tenant shall coordinate and cooperate, each with the other in good faith, to facilitate the prompt and efficient completion of all such Work, and each will use commercially reasonable efforts not to interfere with the other or its contractors, and will communicate regularly as to any anticipated conflicts or issues.

(d) Landlord shall be solely responsible for obtaining all necessary permits and approvals required for Landlord’s Work.

(e) Except as is otherwise herein provided and except for the completion of Landlord’s Work, all work necessary to prepare the Premises for Tenant’s occupancy, shall be performed by Tenant, at Tenant’s expense, and in accordance with the terms and conditions of this Lease.

(f) Landlord shall perform Landlord’s Work in a good and workmanlike manner, and in accordance with all applicable laws, codes and regulations. Landlord shall warrant materials and workmanship for a period of at least one (1) year from the Term Commencement Date.

(g) Notwithstanding any provision of this Lease to the contrary, Landlord shall deliver all structural and Common Area components of the Building including without limitation the roof, elevators, windows, parking garage, parking deck, loading docks, Building lobby, Common Areas and the life safety infrastructure of the Building in good working condition and Landlord represents that the these components have a useful life at least as long as the Term of this Lease. All mechanical, electrical, lighting, plumbing and life safety systems serving the Premises shall be delivered in good working order and have a useful life of at least the length of the Term of this Lease. Should any capital systems or items fail and need replacement during the Term of this Lease, Landlord at its sole cost and expense shall be responsible for the replacement cost for such items and the replacement cost is not to be included in Operating Costs.

4.2 Entry by Tenant Prior to Term Commencement Date. Tenant acknowledges that a portion of the Premises is currently occupied by another tenant, whose term expires on or before December 31, 2011. With Landlord’s prior written consent, which shall not be unreasonably withheld, Tenant shall have the right to enter the unoccupied portions of the Premises prior to the Term Commencement Date, during normal business hours and without payment of rent or other charges, to perform inspections, prepare plans and perform the Tenant’s Work (as hereinafter defined) as is to be performed by, or under the direction or control of, Tenant and as is otherwise in compliance with the terms of this Lease. Such right of entry shall be subject to all provisions of this Lease, and any entry thereunder shall be at the risk of Tenant. Landlord and Tenant agree to cooperate with each other to coordinate the construction of Landlord’s Work while Tenant’s Work is ongoing and Tenant agrees not to unreasonably interfere with the completion of Landlord’s Work. Landlord shall keep Tenant advised as to the schedule of the existing tenant and any changes in the date of planned vacancy.

4.3 Conclusiveness of Landlord’s Performance. Without in any way limiting (i) any warranty on Landlord’s Work, if any is provided under this Lease or (ii) Landlord’s ongoing maintenance and repair obligations under this Lease, Tenant shall be conclusively deemed to have agreed that Landlord has performed all of its obligations under this Article 4 unless not later than the end of the sixth calendar month next beginning after the Term Commencement Date Tenant shall give Landlord written notice specifying the respects in which Landlord has not performed any such obligation.

4.4 Tenant’s Work. Promptly upon execution and delivery of this Lease, Tenant will apply for necessary demolition permits to allow for demolition in preparation for Tenant’s Work. Landlord will cooperate with Tenant in filing for and obtaining the same, and will promptly sign any appropriate applications and the like provided Tenant’s demolition plans have been approved by Landlord, as provided in Exhibit 2D. If Landlord fails to respond to Tenant’s demolition plans within three (3) business days after same have been received by Landlord then the Term Commencement Date shall be delayed by and the Free Rent Period extended by the number of days beyond the three (3) business day period that Landlord fails to respond. In the event Landlord fails to respond to the demolition plans within six (6) business days after Landlord’s receipt of the said plans, then the plans shall be deemed approved. Tenant shall complete the Tenant’s Work pursuant to the Work Letter attached hereto as Exhibit 2D. Subject to the provisions of Section 19, Tenant shall be liable for any damages or delays caused by Tenant’s activities at the Premises in connection with Tenant’s Work.

5.	USE OF PREMISES

5.1 Permitted Use. Tenant shall continuously during the term hereof occupy and use the Premises only for the purposes as stated in Exhibit 1 and for no other purposes. Service and utility areas (whether or not a part of the Premises) shall be used only for the particular purpose for which they were designed. Without limiting the generality of the foregoing, Tenant agrees that it shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used for the preparation or dispensing of food. Notwithstanding the foregoing, but subject to the other terms and provisions of this Lease, Tenant may, with Landlord’s prior written consent, which consent shall not be unreasonably withheld, install at its own cost and expense so-called hot-cold water fountains, vending machines, microwave ovens, toaster ovens, coffee makers and so-called Dwyer refrigerator-sink-stove combinations, for the preparation of beverages and foods, provided that no commercial cooking, frying, etc., are carried on in the Premises to such extent as requires special exhaust venting, Tenant hereby acknowledging that the Building is not engineered to provide any such special venting.

The vivarium will be permitted to be operated in the portion of the Premises shown on plans approved by Landlord in accordance with Exhibit 2D, and subject to any future vivarium expansion approved by Landlord (such approval not to be unreasonably withheld, delayed or conditioned), shall be used for biopharmaceutical research and development and the handling and testing of rodents and other small mammals (the “Permitted Animals”). If Tenant proposes to use any animals other than the Permitted Animals in its operations, it shall first obtain the prior written consent of Landlord, which consent Landlord shall not unreasonably withhold, condition or delay. Animal testing, solely of Permitted Animals, shall be permitted subject to the following: (i) all testing shall be conducted in strict compliance with all applicable governmental rules and regulations and with good scientific and medical practice; (ii) all dead animals, any part thereof or any waste products related thereto, shall be disposed of, at Tenant’s sole cost and expense, in strict compliance with all applicable governmental rules and regulations and with good scientific and medical practice; (iii) no odors, noises or any similar nuisance shall be permitted to emanate from or permeate outside the vivarium; and (iv) Tenant’s use of the vivarium shall not interfere with the peaceable and quiet use and enjoyment by other tenants or occupants of the Building of their respective premises in the Building. Tenant shall procure and deliver to Landlord copies of all necessary permits and approvals necessary for the use and operation of the vivarium before allowing any actual Permitted Animals into the Premises and shall maintain such permits and approvals during the Lease term.

5.2 Prohibited Uses. Notwithstanding any other provision of this Lease, but recognizing the Permitted Use, Tenant shall not use, or suffer or permit the use or occupancy of, or suffer or permit anything to be done in or anything to be brought into or kept in or about the Premises or the Building or any part thereof (including, without limitation, any materials, appliances or equipment used in the construction or other preparation of the Premises and furniture and carpeting): (i) which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or any other legal requirements; (ii) for any unlawful purposes or in any unlawful manner; (iii) which, in the reasonable judgment of Landlord shall in any way (a) impair, interfere with or otherwise materially diminish the quality of any of the Building services or the proper and economic heating, cleaning, ventilating, air conditioning or other servicing of the Building or Premises, or with the use or occupancy of any of the other areas of the Building, or occasion injury or damage to any occupants of the Premises or other tenants or occupants of the Building; or (iv) which is inconsistent with the maintenance of the Building as a first-class mixed use, office and laboratory building in the quality of comparably aged similarly equipped first-class rehabilitated buildings in East Cambridge, Massachusetts (“Comparable Buildings”) in its maintenance, use, or occupancy.

5.3 Licenses and Permits. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s particular business (as opposed to the lawful operation of a mixed used office and laboratory building), and if the failure to secure such license or permit would in any way adversely affect Landlord, the Premises, the Building or Tenant’s ability to perform any of its obligations under this Lease, Tenant, at Tenant’s expense, shall duly procure and thereafter maintain such license and submit the same to inspection by Landlord. Tenant, at Tenant’s expense, shall at all times comply with the terms and conditions of each such license or permit. Tenant shall furnish all data and information to governmental authorities and Landlord as required in accordance with legal, regulatory, licensing or other similar requirements as they relate to Tenant’s use or occupancy of the Premises or the Building, provided that Tenant shall not be required to furnish to Landlord any data or information that is confidential or proprietary information or that is otherwise protected from disclosure under applicable principles of intellectual property law, unless required to do so by court order, after Tenant has had an opportunity to appear and be heard.

6.	RENT

During the term of this Lease, the Yearly Rent and other charges, at the rate stated in Exhibit 1, shall be payable by Tenant to Landlord by monthly payments, as stated in Exhibit 1, in advance and without demand on the first day of each month for and in respect of such month other than the months comprising the Free Rent Period . Subject to the Free Rent Period, the rent and other charges reserved and covenanted to be paid under this Lease shall commence on the Term Commencement Date. If, by reason of any provisions of this Lease, the rent reserved hereunder shall commence or terminate on any day other than the first day of a calendar month, the rent for such calendar month shall be prorated. The rent and all other amounts payable to Landlord at the address provided in Exhibit 1 to this Lease or, if Landlord shall so direct in writing, to Landlord’s agent or nominee, in lawful money of the United States which shall be legal tender for payment of all debts and dues, public and private, at the time of payment, at the office of the Landlord or such place as Landlord may designate, and the rent and other charges in all circumstances shall be payable without any setoff or deduction except as may be provided under this Lease. Rental and any other sums due hereunder not paid on or before the fifth (5th) day following the date due shall bear interest for each month or fraction thereof from the due date until paid computed at the annual rate of five percentage (5%) points over the so-called prime rate then currently from time to time charged to its most favored corporate customers by the largest national bank (N.A.) located in the city in which the Building is located, or at any applicable lesser maximum legally permissible rate for debts of this nature, provided that no such late charge will be imposed on the first late payment in any twelve-month period, provided that payment is made within the notice and grace period set forth in Section 21.7.

7.	RENTABLE AREA

Total Rentable Area of the Premises, the Building and the Complex are agreed to be the amounts set forth in Exhibit 1. Landlord reserves the right, throughout the term of the Lease, to recalculate the Total Rentable Area of the Building and/or the Complex based on (and only on) actual physical changes to the rentable area of the Building, Complex or Premises. Landlord represents that the measurement of the Premises, the Building and the Complex, as set forth on Exhibit 1, Sheet 1 above, have been performed in accordance with ANSI/BOMA Measurement Standard Z65.1-1996.

8.	SERVICES FURNISHED BY LANDLORD

8.1	Electric Current.

(a) As stated in Exhibit 1, Landlord will either furnish to Tenant, as an incident of this Lease, electric current for the operation of lighting fixtures, the 120-volt electrical outlets initially installed in the Premises and Tenant will reimburse Landlord for the cost of such electric current as measured by a separate submeter or check meter, as hereinafter set forth, or Landlord will require Tenant to contract with the company supplying electric current for the purchase and obtaining by Tenant of electric current directly from such company to be billed directly to, and paid for by, Tenant. Landlord will furnish to the Premises, at a minimum, 400 amp, 480/277 volt service, with 15 watts per rentable square foot, to a central distribution panel contained within a common area electrical room. The electricity furnished to the Premises and described above is in addition to the power required for the make-up air unit to be furnished by Landlord as part of Landlord’s Work. Power for the make-up air unit will be provided through a dedicated source in the penthouse, and will be sub-metered by Tenant for Tenant’s account.

(b) If Landlord is providing electric current to Tenant, as aforesaid, then Tenant shall reimburse Landlord for the entire cost of such electric current as follows:

(1) Commencing as of the Term Commencement Date and continuing until the procedures set forth in Paragraph 2 of this Article 8.1(b) are effected, Tenant shall pay to Landlord at the same time and in the same manner that it pays its monthly payments of Yearly Rent hereunder, estimated payments (i.e., based upon Landlord’s reasonable estimate) on account of Tenant’s obligation to reimburse Landlord for electricity consumed in the Premises.

(2) Periodically (but no less frequently than monthly) after the Term Commencement Date, Landlord shall determine the actual cost of electricity consumed by Tenant in the Premises (i.e. by reading Tenant’s submeter and by applying an electric rate). If the total of Tenant’s estimated monthly payments on account of such period is less than the actual cost of electricity consumed in the Premises during such period, Tenant shall pay the difference to Landlord within fifteen (15) days of when billed therefor. If the total of Tenant’s estimated monthly payments on account of such period is greater than the actual cost of electricity consumed in the Premises during such period, Tenant may credit the difference against its next installment of rental or other charges due hereunder, provided that any excess credit shall be repaid to Tenant within a reasonable time following the expiration of the Lease term provided Tenant is not in default under this Lease.

(3) After each adjustment, as set forth in Paragraph 2 above, the amount of estimated monthly payments on account of Tenant’s obligation to reimburse Landlord for electricity in the Premises shall be adjusted based upon the actual cost of electricity consumed during the immediately preceding period.

(c) If Landlord is furnishing Tenant electric current hereunder, Landlord, at any time, at its option and upon not less than thirty (30) days’ prior written notice to Tenant, may discontinue such furnishing of electric current to the Premises; and in such case Tenant shall contract with the company supplying electric current for the purchase and obtaining by Tenant of electric current directly from such company. In the event Tenant itself contracts for electricity with the supplier, pursuant to Landlord’s option as above stated, Landlord shall (i) permit its risers, conduits and feeders to the extent available, suitable and safely capable, to be used for the purpose of enabling Tenant to purchase and obtain electric current directly from such company, (ii) without cost or charge to Tenant, make such alterations and additions to the electrical equipment and/or appliances in the Building as such company shall specify for the purpose of enabling Tenant to purchase and obtain electric current directly from such company, and (iii) at Landlord’s expense, furnish and install in or near the Premises any necessary metering equipment used in connection with measuring Tenant’s consumption of electric current and Tenant, at Tenant’s expense, shall maintain and keep in repair such metering equipment. Landlord shall in no event discontinue any such service until such time as the replacement service is in effect, such that Tenant will at all times have an uninterrupted access to electricity in the Premises.

(d) Whether or not Landlord is furnishing electric current to Tenant, if Tenant shall require electric current for use in the Premises in excess of such reasonable quantity to be furnished for such use as hereinabove provided and if (i) in Landlord’s reasonable judgment, Landlord’s facilities are inadequate for such excess requirements or (ii) such excess use shall result in an additional burden on the Building air conditioning system and additional cost to Landlord on account thereof, then, as the case may be, (x) Landlord, upon written request and at the sole cost and expense of Tenant, will furnish and install such additional wire, conduits, feeders, switchboards and appurtenances as reasonably may be required to supply such additional requirements of Tenant if current therefor be available to Landlord, provided that the same shall be permitted by applicable laws and insurance regulations and shall not cause damage to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs or interfere with or disturb other tenants or occupants of the Building or (y) Tenant shall reimburse Landlord for such additional cost, as aforesaid. Tenant acknowledges that it has been provided with an opportunity to confirm that the electric current serving the Premises will be adequate to supply its proposed permitted uses of the Premises.

(e) Landlord, at Tenant’s expense and upon Tenant’s request, shall purchase and install all replacement lamps of types generally commercially available (including, but not limited to, incandescent and fluorescent) used in the Premises.

(f) Subject to the provision of Section 8.8, Landlord shall not in any way be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if the quantity, character, or supply of electrical energy is changed or is no longer available or suitable for Tenant’s requirements. Landlord shall at all times keep in good order, condition and repair all risers, conduits and feeders serving the Premises, so as to enable Tenant to purchase and obtain electric current directly from the utility company.

(g) Tenant agrees that it will not make any material alteration or material addition to the electrical equipment and/or appliances in the Premises without, in the case where such alterations may impact the Building, Complex or Building systems or where consent would otherwise be required under Section 12 of the Lease), the prior written consent of Landlord in each instance first obtained, which consent will not be unreasonably withheld, delayed or conditioned, and using contractor(s) approved by Landlord, and will advise Landlord of any other alteration or addition to such electrical equipment and/or appliances.

8.2 Water. Landlord shall furnish, without additional charge (other than normal reimbursement through Operating Costs), domestic water for ordinary Premises, cleaning, toilet, lavatory, kitchen, laboratory and drinking purposes. If Tenant requires, uses or consumes materially greater quantities of water for any purpose other than for the aforementioned purposes, and such use continues after written notice from Landlord thereof, Landlord may (i) assess a reasonable charge for the additional water so used or consumed by Tenant, or (ii) install a water meter and thereby measure Tenant’s water consumption for all purposes. In the latter event, Tenant shall pay the cost of the meter and the cost of installation thereof and shall keep said meter and installation equipment in good working order and repair. Tenant agrees to pay for water consumed, as shown on said meter, together with the sewer charge based on said meter charges, as and when bills are rendered, and on default in making such payment Landlord may pay such charges and collect the same from Tenant. If water service is separately metered or sub-metered, then the cost of water will be excluded from Operating Costs to be reimbursed by Tenant. In addition to the domestic water described above, Landlord shall provide without additional charge (but to be included in Operating Costs), 24 hours per day, seven days per week (subject to matters of force majeure): (i) hot water for heating purposes in the laboratory and vivarium areas, at a minimum flow rate of 50 gallons per minute, and (ii) chilled water for cooling purposes required for Tenant’s use at a minimum flow rate of 160 gallons per minute. The hot and chilled water supply and return lines shall be brought to the Premises by Landlord and be available for connection by Tenant.

8.3 Elevators, Heat and Cleaning. Landlord shall: (i) provide passenger elevator facilities (which may be manually or automatically operated, either or both, as Landlord may from time to time elect) on Mondays through Fridays, excepting Massachusetts and federal legal holidays, from 8:00 a.m. to 6:00 p.m. and on Saturdays, excepting legal holidays, from 8:00 a.m. to 1:00 p.m. (called “business days”) and have one (1) elevator in operation available for Tenant’s use, non-exclusively, together with others having business in the Building, at all other times; (ii) furnish heat (substantially equivalent to that being furnished in Comparable Buildings) to the Premises during the normal heating season on business days; and (iii) cause the common areas of the

Building to be cleaned on Monday through Friday (excepting Massachusetts or City of Cambridge legal holidays) in a manner consistent with cleaning standards generally prevailing in Comparable Buildings The HVAC systems and equipment serving the Premises shall maintain (a) an average temperature in the usable common areas of the Building generally between 65 degrees Fahrenheit and 72 degrees Fahrenheit during the above Building hours, and generally between 60 degrees Fahrenheit and 80 degrees Fahrenheit during off hours, and (b) an average temperature in the office portions of the Premises generally between 65 degrees Fahrenheit and 72 degree Fahrenheit during Building hours, and generally between 60 degrees Fahrenheit and 80 degrees Fahrenheit during off hours (the “HVAC Criteria”). The laboratory portion of the Premises will also be separately served by the “make-up air” unit to be installed by Landlord as part of Landlord’s Work (and which will be connected to Tenant’s electric meter serving the Premises). Tenant will have sole control over its own temperatures in its laboratory portions of the Premises. Landlord shall be responsible for coordination of the relative temperatures within the office portions of the Premises and the balancing of the systems and equipment serving the office portions of the Premises. All costs and expenses incurred by Landlord in connection with foregoing services shall be included as part of the Operating Costs (as defined below). Tenant shall be responsible, at its sole cost and expense, for providing cleaning and janitorial services to the Premises in a neat and first-class manner consistent with the cleaning standards generally prevailing in Comparable Buildings using an insured contractor or contractors selected by Tenant and reasonably approved in writing by Landlord, and such provider shall not interfere with the use and operation of the Building or Complex by Landlord or any other tenant or occupant thereof.

8.4 Air Conditioning. Landlord shall through the air conditioning equipment of the Building furnish to and distribute in the Premises air conditioning as normal seasonal changes may require on business days during the hours as aforesaid in Article 8.3 when air conditioning may reasonably be required for the comfortable occupancy of the Premises by Tenant. Tenant agrees to lower and close the blinds or drapes when necessary because of the sun’s position, whenever the air conditioning system is in operation, and to cooperate fully with Landlord with regard to, and to abide by all the reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the air conditioning system.

8.5 Intentionally Omitted

8.6 Additional Air Conditioning Equipment. In the event Tenant requires additional air conditioning for business machines, meeting rooms or other special purposes, all over or above those facilities and equipment initially installed in the Premises (whether by Landlord or Tenant, including without limitation the supplemental systems and equipment to be installed for the laboratory and vivarium areas), or because of occupancy or excess electrical loads by Tenant, any additional air conditioning units, chillers, condensers, compressors, ducts, piping and other equipment, such additional air conditioning equipment will be installed, but only if, in Landlord’s reasonable judgment, the same will not cause damage or injury to the Building or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants. At Landlord’s sole election, such equipment will either be installed:

(a) by Landlord at Tenant’s expense and Tenant shall reimburse Landlord in such an amount as will compensate it for the cost incurred by it in operating, maintaining and repairing, as necessary, such additional air conditioning equipment. At Landlord’s election, such equipment shall (i) be maintained and repaired as necessary by Tenant at Tenant’s sole cost and expense, and (ii) throughout the term of this Lease, Tenant shall, at Tenant’s sole cost and expense, purchase and maintain a service contract for such equipment from a service provider reasonably approved by Landlord. Tenant shall obtain Landlord’s prior written approval (not to be unreasonably withheld, delayed or conditioned) of both the form of service contract and of the service provider; or

(b) by Tenant, subject to Landlord’s reasonable prior approval of Tenant’s plans and specifications for such work. In such event: (i) such equipment shall be maintained, repaired and replaced by Tenant at Tenant’s sole cost and expense, and (ii) throughout the term of this Lease, Tenant shall, at Tenant’s sole cost and expense, purchase and maintain a service contract for such equipment from a service provider reasonably approved by Landlord. Tenant shall obtain Landlord’s prior written approval (not to be unreasonably withheld, delayed or conditioned) of both the form of service contract and of the service provider.

8.7 Repairs. Except as otherwise provided in Articles 18 and 20, and subject to Tenant’s obligations in Article 14, Landlord shall keep and maintain the roof, exterior walls and windows, structural floor slabs, columns, elevators, public stairways and corridors, public lavatories, and other common equipment (including, without limitation, sanitary, electrical, heating, air conditioning, or other systems) serving both the Building and the Common Areas, as well as the fan coil units serving the office and office support areas of the Premises, in good condition and repair, consistent with the standards for Comparable Buildings, and in compliance with all applicable legal requirements. Landlord shall keep the paved portions of the Common Areas reasonably free of ice and snow and shall maintain all landscaped areas in a neat condition.

8.8 Interruption or Curtailment of Services. When necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements which in the reasonable judgment of Landlord are desirable or necessary to be made, or of difficulty or inability in securing supplies or labor, or of strikes, or of any other cause beyond the reasonable control of Landlord, whether such other cause be similar or dissimilar to those hereinabove specifically mentioned until said cause has been removed, Landlord reserves the right to interrupt, curtail, stop or suspend (i) the furnishing of heating, elevator, air conditioning, and cleaning services and (ii) the operation of the plumbing and electric systems. Landlord shall exercise reasonable diligence to eliminate the cause of any such interruption, curtailment, stoppage or suspension, but there shall be no diminution or abatement of rent or other compensation due from Landlord to Tenant hereunder, nor shall this Lease be affected or any of the Tenant’s obligations hereunder reduced, and the Landlord shall have no responsibility or liability for any such interruption, curtailment, stoppage, or suspension of services or systems.

Notwithstanding the foregoing, Tenant shall be entitled to a proportionate abatement of Yearly Rent in the event of a Landlord Service Interruption (as defined below). For the purposes hereof, a “Landlord Service Interruption” shall occur in the event (i) the Premises or a portion thereof shall lack any service which Landlord is required to provide hereunder thereby rendering the Premises untenantable for the entirety of the Landlord Service Interruption Cure Period (as defined below), (ii) such lack of service was not caused by Tenant, its employees, contractors, invitees or agents; (iii) Tenant in fact ceases to use the entire Premises or the affected portion for the entirety of the Landlord Service Interruption Cure Period; and (iii) such interruption of service was the result of causes, events or circumstances within the Landlord’s reasonable control and the cure of such interruption is within Landlord’s reasonable control. For the purposes hereof, the “Landlord Service Interruption Cure Period” shall be defined as six (6) consecutive business days after Landlord’s receipt of written notice from Tenant of the Landlord Service Interruption. In addition, and without limitation of the foregoing, if (i) the Premises or any portion thereof shall lack any service which Landlord is required to provide hereunder thereby rendering the Premises or any portion thereof untenantable for forty-five (45) consecutive days, and (ii) such lack of service was not caused by

Tenant, its employees, contractors, invitees or agents; (iii) Tenant in fact ceases to use the Premises or the affected portion for the entirety of such 45-day period, then at any time thereafter (but prior to the restoration of such service), Tenant shall have the right to terminate this Lease by giving written notice thereof to Landlord, and thereupon this Lease shall expire on the thirtieth (30th) day after the giving of such notice, with the same force and effect as if such day were the date initially set forth herein as the expiration date. Notwithstanding the foregoing, in the event Tenant is able to continue its manufacturing and laboratory operations within the Premises despite the lack of service, the time period for termination in the preceding sentence shall increase to sixty (60) days.

8.9 Energy Conservation. Notwithstanding anything to the contrary in this Article 8 or in this Lease contained, Landlord may institute, and Tenant shall comply with, such commercially reasonable and generally applicable policies, programs and measures as may be instituted by Landlord for all similar tenants (i.e laboratory and office tenants) of the Complex, and as may be necessary, required or expedient for the reasonable conservation and/or preservation of energy or energy services, or as may be necessary or required to comply with applicable codes, rules or regulations.

8.10 Security.

Landlord shall provide commercially reasonable twenty-four (24) hour security to the Building in the form of roving security guards or such other security measures as Landlord reasonably deems appropriate. All costs and expenses incurred by Landlord in connection with foregoing services shall be included as part of the Operating Costs (as defined below).

9.	ESCALATION

9.1 Definitions. As used in this Article 9, the words and terms which follow mean and include the following:

(a) “Operating Year” shall mean a calendar year in which occurs any part of the term of this Lease.

(b) “Tenant’s Proportionate Building Share” shall initially be the figure as stated in Exhibit 1. Tenant’s Proportionate Building Share is the ratio of the Total Rentable Area of the Premises to the aggregate Total Rentable Area of the Building, as adjusted from time to time due to (and only due to) actual physical changes to the rentable area of the Building, Complex or Premises. As changes or modifications to the Building occurs, Tenant’s Proportionate Building Share shall be adjusted to equal the then current ratio of the Total Rentable Area of the Premises to the aggregate Total Rentable Area within the Building per BOMA method.

(c) “Tenant’s Proportionate Common Share” shall initially be the figure as stated in Exhibit 1, however, any recalculation to the Total Rentable Area of the Building and/or the Complex shall be based on actual physical changes to the rentable area of the Building, Complex or Premises.

Tenant’s Proportionate Common Share is the ratio of the Total Rentable Area of the Premises to the aggregate Total Rentable Area, from time to time, of all buildings within the Complex which have been completed and for which a certificate of occupancy has been issued. As additional buildings are completed within the Complex, Tenant’s Proportionate Common Share shall be adjusted to equal the then current ratio of the Total Rentable Area of the Premises to the aggregate Total Rentable Area within the Complex.

(d) “Taxes” shall mean the real estate taxes and other taxes, levies and assessments imposed upon the Building and the Common Areas of the Complex and upon any personal property of Landlord used in the operation thereof, or Landlord’s interest in the Building, the Common Areas, or such personal property; charges, fees and assessments for transit, housing, police, fire or other governmental services or purported benefits to the Building and/or the Common Areas; service or user payments in lieu of taxes; and any and all other taxes, levies, betterments, assessments and charges arising from the ownership, leasing, operating, use or occupancy of the Building, the Common Areas or based upon rentals derived therefrom, which are or shall be imposed by Federal, State, Municipal or other authorities. As of the Execution Date, “Taxes” shall not include any franchise, transfer, rental, income or profit tax, capital levy or excise, provided, however, that any of the same and any other tax, excise, fee, levy, charge or assessment, however described, that may in the future be levied or assessed as a substitute for or an addition to, in whole or in part, any tax, levy or assessment which would otherwise constitute “Taxes,” whether or not now customary or in the contemplation of the parties on the Execution Date of this Lease, shall constitute “Taxes,” but only to the extent calculated as if the Complex is the only real estate owned by Landlord. The parties acknowledge that, as of the Execution Date, Taxes are based upon several separate tax bills affecting the Complex. Taxes shall be allocated by Landlord, in Landlord’s reasonable judgment, among the Building (the portion of Taxes allocable to the Building being referred to herein as “Building Taxes”), the other buildings of the Complex, and the Common Areas (the portion of Taxes allocable to the Common Areas being referred to herein as “Common Area Taxes”).

(e) “Tax Period” shall be any fiscal/tax period in respect of which Taxes are due and payable to the appropriate governmental taxing authority, any portion of which period occurs during the term of this Lease, the first such Period being the one in which the Term Commencement Date occurs.

(f) “Operating Costs”:

(1) Definition of Operating Costs. “Operating Costs” shall mean all actual costs incurred and expenditures of whatever nature made by Landlord in the operation and management, for repair and cleaning and maintenance of the Building, the Complex, and the Common Areas of the Complex including, without limitation, vehicular and pedestrian passageways belonging to Landlord and related to the Complex, related equipment, facilities and appurtenances, elevators, cooling and heating equipment. In the event that Landlord or Landlord’s managers or agents perform services for the benefit of the Complex off-site which would otherwise be performed on-site (e.g., accounting), the cost of such services shall be reasonably allocated among the properties benefiting from such service and shall be included in Operating Costs. Operating Costs shall not include “Excluded Costs,” as hereinafter defined.

(2) Definition of Excluded Costs. “Excluded Costs” shall be defined as:

(i)	any increase in Landlord’s insurance rates which may result from the negligent failure of Landlord or its agents, employees or contractors to comply with the provisions of this Lease;

(ii)	depreciation on the Building or the Complex;

(iii)	interest on and amortization of debt (including without limitation “points” or other charges or costs related to any financing or refinancing;

(iv)	the cost of leasehold improvements, including without limitation redecorating or renovation work, for other tenants of the Complex;

(v)	fees and expenses (including legal and brokerage fees) for procuring new tenants for the Complex;

(vi)	costs incurred in financing or refinancing of the Building or the Complex;

(vii)	the cost of any work or service performed for any tenant in the Complex (other than Tenant) to a materially greater extent or in a materially more favorable manner than that furnished generally to tenants (including Tenant) in the Complex;

(viii)	the cost of any item included in Operating Costs to the extent that Landlord is reimbursed for such cost by an insurance company (or, if greater to the extent Landlord would have been so entitled if Landlord has been, but was not, carrying the insurance coverage required under this Lease) except to the extent of any so-called “deductible” amount under policies of insurance Landlord, or by a condemning authority, another tenant or any other party (Landlord agreeing to diligently pursue insurance claims as would a reasonably prudent landlord);

(ix)	wages, salaries or other compensation paid to any employees at or above the grade of property manager (it being understood that “property manager” shall mean the individual responsible for management, maintenance and operation of the Complex, whose time is devoted primarily to the Complex);

(x)	wages, salaries or other compensation paid for clerks or attendant in concessions, kiosks, information centers or stores or establishments operated by Landlord or any affiliate of Landlord (excluding security personnel);

(xi)	the cost of constructing the Building or the Complex or the cost of correcting defects (latent or otherwise) in the construction of the Building, the Complex or in the Complex equipment;

(xii)	costs that, under generally accepted accounting principles, would be considered capital costs (including without limitation any rental payments for equipment which, if purchased, would be excluded as a capital cost under generally accepted accounting principles);

(xiii)	fines, interest and penalties incurred due to the late payment of any amount by Landlord;

(xiv)	the general corporate overhead costs and expenses of the Landlord entity (except to the extent of the management fee);

(xv)	costs and expenses incurred in any dispute with any particular tenant;

(xvi)	the cost of electricity or other services sold separately by Landlord to other tenants directly and exclusively for which Landlord is reimbursed by the other tenants or third parties;

(xvii)	any penalties or damages that Landlord pays to Tenant under this Lease, or to other tenants in the Building under their respective leases; and any penalties incurred due to Landlord’s violation or any violation of any government order; any ground or underlying lease rental;

(xviii)	costs arising from Landlord’s charitable or political contributions excluding charitable contributions up to $1,000 per year made at the reasonable discretion of Landlord in order to maintain or obtain local goodwill for the Complex and its operations and occupants;

(xix)	costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building;

(xx)	costs and expenses (including taxes) to operate the parking garage, valet and other parking services for the Building, and any replacement garages or parking facilities and any shuttle services as may be placed in service, including any capital improvements to the parking areas;

(xxi)	remediation of hazardous materials or substances in the Building or the Complex, or on the land parcels on which it is located; provided, however, that with respect to the remediation of any material or substance which, as of the Execution Date, was not considered as a matter of law to be a hazardous material or substance, but which subsequently is so determined, the costs of which shall be included in Operating Costs;

(xxii)	any costs (other than the management fee described below) representing an amount paid to an entity related to Landlord which is in excess of the amount which would have been paid absent such relationship; and

(xxiii)	any expenses for repairs or maintenance to the extent covered by warranties or service contracts, or to the extent caused by the negligent or wrongful act or omission of an identifiable third party, whether or not reimbursed by insurance.

(3) Capital Expenditures. All costs and expenses made by Landlord that would be classified as capital costs or expenses under generally accepted accounting principles, or that are required to be capitalized under applicable Internal Revenue Service regulations or guidelines, shall be Excluded Costs.

(4) Specifically Included Categories of Operating Costs. Unless the same are Excluded Costs, Operating Costs shall include, but not be limited to, the following:

Federal Social Security, Unemployment and Old Age Taxes and contributions and State Unemployment taxes and contributions accruing to and paid by the Landlord on account of all employees of Landlord and/or Landlord’s managing agent, who are directly employed in, about or on account of the Complex, except that taxes levied upon the net income of the Landlord and taxes withheld from employees, and “Taxes” as defined in Article 9.1(d) shall not be included herein.

Water: All charges and rates connected with water supplied to the Building and related sewer use charges.

Heat and Air Conditioning: All charges connected with heat and air conditioning supplied to the common areas of the Building.

Wages: Wages and cost of all employee benefits of all employees of the Landlord and/or Landlord’s managing agent who are employed in, about or on account of the Building.

Cleaning: The cost of labor (including third party janitorial contracts), supplies, tools and material for cleaning the common areas of the Building and Complex.

Elevator Maintenance: All expenses for or on account of the upkeep and maintenance of all elevators in the Building.

Management Fee: The cost of professional management of the Complex not to exceed three percent (3%) of the gross revenues of the Complex provided that such percentage may increase provided such amount does not exceed that customarily paid to unaffiliated third parties for management of Comparable Buildings.

Administrative Costs: The cost of office expense for the management of the Complex, including, without limitation, rent, business supplies and equipment.

Electricity: The cost of all electric current for the operation of any machine, appliance or device used for the operation of the Premises and the Building, including the cost of electric current for the elevators, lights, air conditioning and heating, but not including electric current which is supplied to any area intended to be leased to tenants or that is paid for directly to the utility by the user/tenant in the Building or for which the user/tenant reimburses Landlord. (If and so long as Tenant is billed directly by the electric utility for its own consumption as determined by its separate meter, or billed directly by Landlord as determined by a check meter, then Operating Costs shall include only Building and public area electric current consumption and not any demised Premises electric current consumption.) Wherever separate metering is unlawful, prohibited by utility company regulation or tariff or is otherwise impracticable, relevant consumption figures for the purposes of this Article 9 shall be determined by fair and reasonable allocations and engineering estimates made by Landlord.

Insurance, etc.: Fire, casualty, liability, rent loss and such other insurance as may from time to time be required by lending institutions on first-class office buildings in the City or Town wherein the Building is located and all other expenses customarily incurred in connection with the operation and maintenance of first-class office buildings in the City or Town wherein the Building is located including, without limitation, insurance deductible amounts.

(5) Definitions of Building Operating Costs and Common Area Operating Costs. “Building Operating Costs” shall be defined as the amount of Operating Costs allocable to the Building in any Operating Year. “Common Area Operating Costs” shall be defined as the amount of Operating Costs allocable to the Common Areas in any Operating Year. All Operating Costs incurred by Landlord in respect of the Complex shall be allocated, in Landlord’s reasonable judgment, among the Building, the other buildings of the Complex, and the Common Areas based upon the relative rentable areas of such buildings.

(6) Gross-Up Provision. Notwithstanding the foregoing, in determining the amount of Operating Costs for any calendar year or any portion thereof falling within the term, if less than ninety-five percent (95%) of the Rentable Area of the Building shall have been occupied by tenants at any time during the period in question, then, at Landlord’s election, then those elements of Operating Costs that vary according to occupancy for such period shall be adjusted, on an item-by-item basis, to equal the amount Operating Costs would have been for such period had occupancy been ninety-five percent (95%) throughout such period. The extrapolation of Operating Costs under this paragraph shall be performed by appropriately adjusting the cost of those components of Operating Costs that are impacted by changes in the occupancy of the Building.

9.2 Tax Share. Commencing as of the Term Commencement Date and continuing thereafter with respect to each Tax Year occurring during the term of the Lease, Tenant shall pay to Landlord, with respect to any Tax Period, the sum of: (x) Tenant’s Proportionate Building Share of Building Taxes for such Tax Period, plus (y) Tenant’s Proportionate Common Share of Common Area Taxes for such Tax Period, such sum being hereinafter referred to as “Tax Share”. In implementation and not in limitation of the foregoing, Tenant shall remit to Landlord pro rata monthly installments on account of projected Tax Share, calculated by Landlord on the basis of the most recent Tax data or budget available. If the total of such monthly remittances on account of any Tax Period is greater than the actual Tax Share for such Tax Period, Tenant may credit the difference against the next installment of rental or other charges due to Landlord hereunder. If the total of such remittances is less than the actual Tax Share for such Tax Period, Tenant shall pay the difference to Landlord within thirty (30) days of when billed therefor. Landlord represents that the actual Taxes for fiscal 2011, as well as the projected Taxes for fiscal 2012, are shown on Exhibit 7.

Appropriate credit against Tax Share shall be given for any refund obtained by reason of a reduction in any Taxes (including without limitation Tenant’s share of any interest thereon) by the Assessors or the administrative, judicial or other governmental agency responsible therefor. The original computations, as well as reimbursement or payments of additional charges, if any, or allowances, if any, under the provisions of this Article 9.2 shall be based on the original assessed valuations with adjustments to be made at a later date when the tax refund, if any, shall be paid to Landlord by the taxing authorities. Expenditures for legal fees and for other similar or dissimilar expenses incurred in obtaining the tax refund may be charged against the tax refund before the adjustments are made for the Tax Period.

9.3 Operating Expense Share. Commencing as of the Term Commencement Date and continuing thereafter with respect to each Operating Year occurring during the term of the Lease, Tenant shall pay to Landlord, with respect to any Operating Year, the sum of: (x) Tenant’s Proportionate Building Share of Building Operating Costs for such Operating Year, plus (y) Tenant’s Proportionate Common Share of Common Operating Costs for such Operating Year, such sum being hereinafter referred to as “Operating Expense Share.” In implementation and not in limitation of the foregoing, Tenant shall remit to Landlord pro rata monthly installments on account of projected Operating Expense Share, calculated by Landlord on the basis of the most recent Operating Costs data or budget available. If the total of such monthly remittances on account of any Operating Year is greater than the actual Operating Expense Share for such Operating Year, Tenant may credit the difference against the next installment of rent or other charges due to Landlord hereunder. If the total of such remittances is less than actual Operating Expense Share for such Operating Year, Tenant shall pay the difference to Landlord within thirty (30) days after being billed therefor. Landlord represents that the actual Operating Costs for 2010, as well as the projected Operating Costs for 2011 and 2012, are shown on Exhibit 7.

9.4 Tenant Audit Right. Landlord shall permit Tenant, at Tenant’s expense and during normal business hours, but only one time with respect to any Operating Year (it being agreed, however, that prior Operating Years may be referred to solely for purposes of comparison and determining consistency of operating and accounting practices and not in order to review said prior Operating Years), to review Landlord’s books, invoices and statements relating to the Operating Costs (including Taxes) for the applicable Operating Year for the purpose of verifying the Operating Costs and Tenant’s share thereof; provided that notice of Tenant’s desire to so review is given to Landlord not later than six (6) months after Tenant receives an annual statement from Landlord, and provided that such review is thereafter commenced and prosecuted by Tenant with due diligence. Landlord shall retain all records of Operating Costs and Taxes for at least three (3) years. Any Operating Costs statement or accounting by Landlord shall be binding and conclusive upon Tenant unless (i) Tenant duly requests such review within such six (6) month period, and (ii) within three (3) months after such review request, Tenant shall notify Landlord in writing that Tenant disputes the correctness of such statement, specifying the particular respects in which the statement is claimed to be incorrect. Tenant shall have no right to conduct a review or to give Landlord notice that it desires to conduct a review at any time Tenant is in default under the Lease beyond applicable notice and cure periods. The accountant conducting the review shall (i) be a qualified lease auditor selected by Tenant and approved by Landlord (such approval not to be unreasonably withheld, conditioned or delayed) having at least five (5) years applicable experience, and (ii) be compensated on an hourly basis and shall not be compensated based upon a percentage of overcharges it discovers. No subtenant shall have any right to conduct a review, and no assignee shall conduct a review for any period prior to the effective date of its assignment. Tenant agrees that all information obtained from any such Operating Costs review, including without limitation, the results of any Operating Costs review shall be kept strictly confidential by Tenant and shall not be disclosed to any other person or entity (unless required by court order or by applicable legal requirement). If the audit discloses any mutually agreed upon (or ultimately determined) overpayment on the part of Tenant, then Tenant shall be entitled to a credit on the next succeeding installment of Rent for an amount equal to the overcharge plus interest on the amount of such overcharge from the date on which same was paid by Tenant until the date refunded by Landlord at the prime rate then published in The Wall Street Journal, and such credit shall be extended to succeeding installments of Rent in the event such overcharge exceeds the amount of the next succeeding such installment and, in the event the term of this Lease has expired or been earlier terminated, then Tenant shall be entitled to a refund of such excess from Landlord within thirty (30) days after such date or expiration or earlier termination. If the audit discloses any mutually agreed upon (or ultimately determined) undercharge or underpayment on the part of Tenant, then Landlord shall be entitled payment of that difference, to be paid within thirty (30) days after such determination.

9.5 Part Years. If the Term Commencement Date or the Termination Date occurs in the middle of an Operating Year or Tax Period, Tenant shall be liable for only that portion of the Operating Expense or Tax Share, as the case may be, in respect of such Operating Year or Tax Period represented by a fraction, the numerator of which is the number of days of the herein term which falls within the Operating Year or Tax Period and the denominator of which is three hundred sixty-five (365), or the number of days in said Tax Period, as the case may be.

9.6 Effect of Taking. In the event of any taking of the Building or the land upon which it stands under circumstances whereby this Lease shall not terminate under the provisions of Article 20 then, Tenant’s Proportionate Building Share and Tenant’s Proportionate Common Share shall be adjusted appropriately to reflect the proportion of the Premises and/or the Building remaining after such taking.

9.7 Survival. Any obligations under this Article 9 which shall not have been paid at the expiration or sooner termination of the term of this Lease shall survive such expiration and shall be paid when and as the amount of same shall be determined to be due.

10.	CHANGES OR ALTERATIONS BY LANDLORD

Landlord reserves the right, exercisable by itself or its nominee, at any time and from time to time without incurring any liability to Tenant therefor or otherwise affecting Tenant’s obligations under this Lease (except as expressly provided for in this Lease and provided, however, the foregoing shall not prohibit Tenant from seeking direct money damages arising from Landlord’s breach of the Lease), to make such changes, alterations, additions, improvements, repairs or replacements in or to: (i) the Building (including the Premises) and the fixtures and equipment thereof, (ii) the street entrances, halls, passages, elevators, escalators, and stairways of the Building, notwithstanding providing access by use of the East Elevator Core to Tenant’s entrance to the Premises and (iii) the Common Areas, and facilities located therein, as Landlord may deem necessary or desirable, and to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building and/or the Common Areas, provided, however, that no such change shall be inconsistent with the operation and maintenance of the Building and the Complex similar to Comparable Buildings and there shall be no unreasonable obstruction of the right of safe access to, or unreasonable interference with the use and enjoyment of, the Premises or the Common Areas by Tenant. Nothing contained in this Article 10 shall be deemed to relieve Tenant of any duty, obligation or liability of Tenant with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any governmental or other authority. Landlord reserves the right to adopt and at any time and from time to time to change the name or address of the Building. Except as otherwise expressly provided herein, and without limited Tenant’s appurtenant rights under this Lease, neither this Lease nor any use by Tenant shall give Tenant any right or easement for the use of any door, passage, concourse, walkway or parking area within the Building or in the Common Areas, and the use of such doors, passages, concourses, walkways, parking areas and such conveniences may be regulated or discontinued at any time and from time to time by Landlord without notice to Tenant and without affecting the obligation of Tenant hereunder or incurring any liability to Tenant therefor, provided, however, that there be no unreasonable obstruction of the right of safe access to, or unreasonable interference with the use of the Premises by Tenant.

Landlord may temporarily obstruct windows of the Premises with scaffolding to the extent reasonably necessary in order to diligently perform its repairs, renovations, restorations, alterations, installations and maintenance, or any other similar obligations under this Lease (including, but not limited to, compliance with legal requirements) and/or any other lease or agreement and Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatements of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction.

11.	FIXTURES, EQUIPMENT AND IMPROVEMENTS-REMOVAL BY TENANT

All fixtures, equipment, improvements and appurtenances attached to or built into the Premises prior to or during the term, whether by Landlord at its expense or at the expense of Tenant (either or both) or by Tenant shall be and remain part of the Premises and shall not be removed by Tenant during or at the end of the term unless Landlord otherwise elects to require Tenant to remove such fixtures, equipment, improvements and appurtenances, in accordance with Articles 12 and/or 22 of the Lease. All electric, plumbing, heating and sprinkling systems, fixtures and outlets, vaults, paneling, molding, shelving, radiator enclosures, cork, rubber, linoleum and composition floors, ventilating, silencing, air conditioning and cooling equipment, shall be deemed to be included in such fixtures, equipment, improvements and appurtenances, whether or not attached to or built into the Premises. All of Tenant’s removable electric fixtures, carpets, drinking or tap water facilities, furniture, trade fixtures, business equipment or lab equipment, manufacturing equipment or Tenant’s inventory or stock in trade shall not be deemed to be included in such fixtures, equipment, improvements and appurtenances and will be removed by Tenant upon the condition that such removal shall not materially damage the Premises or the Building and that the cost of repairing any damage to the Premises or the Building arising from installation or such removal shall be paid by Tenant; provided, however, that any such items purchased or constructed using the Improvement Allowance, Supplemental Allowance or Bathroom Allowance shall remain as part of the Premises and shall become Landlord’s property upon expiration or earlier termination of the Term. Notwithstanding any of the foregoing to the contrary, Tenant shall at all times (and at any time) be allowed to remove (whether or not the same are replaced) from the Premises any equipment or facility that is not permanently integrated into the Premise or the Building, including without limitation any fume or ventilation hoods or exhaust vents and any manufacturing or laboratory equipment or fixtures, to the extent paid for by Tenant and not using the Improvement Allowance, Supplemental Allowance or Bathroom Allowance. The covenants of this Section shall survive the expiration or earlier termination of the Term.

12.	ALTERATIONS AND IMPROVEMENTS BY TENANT

This Article 12 shall only be applicable to alterations, additions or improvements that Tenant desires to make after the Term Commencement Date, and this Article 12 shall have no application to the performance of Tenant’s Work. Tenant shall make no alterations, decorations, installations, removals, additions or improvements in or to the Premises after the completion of Tenant’s Work without Landlord’s prior written consent and unless made by contractors or mechanics approved by Landlord. No consent or approval shall be required for cosmetic changes or non-structural alterations costing less than $50,000 per alteration and that do not require a building permit so long as same are consistent with the quality of Tenant’s Work, but in all instance with reasonable prior notice thereof and all such alteration shall otherwise be subject to the terms and conditions of Article 12. No installations or work shall be undertaken or begun by Tenant until: (i) Landlord has approved written plans and specifications (if usually prepared for work of the type in question) and a time schedule for such work; (ii) Tenant has made provision for either written waivers of liens from all contractors, laborers and suppliers of materials for such installations or work, the filing of lien bonds on behalf of such contractors, laborers and suppliers, or other appropriate and customary protective measures reasonably approved by Landlord; and (iii) in the event the costs of any such alterations exceeds $100,000, Tenant has procured appropriate surety payment and performance bonds provided that Landlord has advised Tenant that same shall be required. No material amendments or additions to such plans and specifications shall be made without the prior written consent of Landlord. Landlord’s consent and approval required under this Article 12 shall not be unreasonably withheld, delayed or conditioned, and Landlord shall, at no cost to Landlord, cooperate with Tenant in submitting and pursuing any application for necessary governmental permits or approvals. Landlord’s approval is solely given for the benefit of Landlord and neither Tenant nor any third party shall have the right to rely upon Landlord’s approval of Tenant’s plans for any purpose whatsoever. Without limiting the foregoing, Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design. Landlord shall have no liability or responsibility for any claim, injury or damage alleged to have been caused by the particular materials, whether building standard or non-building standard, appliances or equipment selected by Tenant in connection with any work performed by or on behalf of Tenant in the Premises including, without limitation, furniture, carpeting, copiers, laser printers, computers and refrigerators. Any such work, alterations, decorations, installations, removals, additions and improvements shall be done at Tenant’s sole expense and at such times and in such manner as Landlord may from time to time designate. If Tenant shall make any alterations, decorations, installations, removals, additions or improvements, then Landlord may elect by written notice to Tenant at the time of Landlord’s approval or consent, to require the Tenant at the expiration or sooner termination of the term of this Lease to restore the Premises to substantially the same condition as existed at the Term Commencement Date.

If, solely as a result of any alterations, installations, additions and improvements made by Tenant, Landlord is obligated to comply with the Americans With Disabilities Act or any other federal, state or local laws or regulations and such compliance requires Landlord to make any improvement or alteration to any portion of the Building or the Complex, as a condition to Landlord’s consent, Landlord shall give Tenant notice thereof, and (unless Tenant alters its planned improvements) Landlord shall have the right to require Tenant to pay to Landlord prior to the construction of any such alteration, decoration, installation, removal, addition or improvement by Tenant, the entire cost of any improvement or alteration Landlord is obligated to complete by such law or regulation solely as a result of Tenant’s work described above.

13.	TENANT’S CONTRACTORS-MECHANICS’ AND OTHER LIENS-STANDARD OF TENANT’S PERFORMANCE-COMPLIANCE WITH LAWS

Whenever Tenant shall make any alterations, decorations, installations, removals, additions or improvements in or to the Premises—whether such work be done prior to or after the Term Commencement Date—Tenant will strictly observe the following covenants and agreements:

(a) Tenant agrees that it will not, either directly or indirectly, use any contractors and/or materials if their use will create any difficulty, whether in the nature of a labor dispute or otherwise, with other contractors and/or labor engaged by Tenant or Landlord or others in the construction, maintenance and/or operation of the Building or any part thereof.

(b) In no event shall any material or equipment be incorporated in or added to the Premises, so as to become a fixture or otherwise a part of the Building, in connection with any such alteration, decoration, installation, addition or improvement which is subject to any lien, charge, mortgage or other encumbrance of any kind whatsoever or is subject to any security interest or any form of title retention agreement. No installations or work shall be undertaken or begun by Tenant until (i) Tenant has made provision for written waiver of liens from all contractors, laborers and suppliers of materials for such installations or work, and taken other appropriate and customary protective measures approved by Landlord; and (ii) in the case of Tenant’s Work, if the cost to complete Tenant’s Work exceeds $10/rsf over the Improvement Allowance, Tenant has procured appropriate surety payment and performance bonds which shall name Landlord as an additional obligee and has filed lien bond(s) (in jurisdictions where available) on behalf of such contractors, laborers and suppliers. Any mechanic’s lien filed against the Premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant within ten (10) days thereafter, at Tenant’s expense by filing the bond required by law or otherwise. If Tenant fails so to discharge any lien, Landlord may do so at Tenant’s expense and Tenant shall reimburse Landlord for any expense or cost incurred by Landlord in so doing within fifteen (15) days after rendition of a bill therefor.

(c) All installations or work done by Tenant shall be at its own expense and shall at all times comply with (i) laws, rules, orders and regulations of governmental authorities having jurisdiction thereof; (ii) orders, rules and regulations of any Board of Fire Underwriters, or any other body hereafter constituted exercising similar functions, and governing insurance rating bureaus; (iii) Rules and Regulations of Landlord; and (iv) plans and specifications prepared by and at the expense of Tenant theretofore submitted to and approved by Landlord pursuant to Article 12 above or the Tenant’s Work Letter attached as Exhibit 2D.

(d) Tenant shall procure and deliver to Landlord copies of all necessary permits before undertaking any work in the Premises; do all of such work in a good and workmanlike manner, employing materials of good quality and complying with all governmental requirements; and defend, save harmless, exonerate and indemnify Landlord from all injury, loss or damage to any person or property occasioned by or growing out of such work. Tenant shall cause contractors employed by Tenant to carry Worker’s Compensation Insurance in accordance with statutory requirements, Automobile Liability Insurance and, naming Landlord as an additional insured, Commercial General Liability Insurance covering such contractors on or about the Premises in the amounts stated in Article 15 hereof or in such other reasonable amounts as Landlord shall require and to submit certificates evidencing such coverage to Landlord prior to the commencement of such work.

14.	REPAIRS BY TENANT-FLOOR LOAD

14.1 Repairs by Tenant. Tenant shall keep all and singular the Premises neat and clean and in such repair, order and condition as the same are in on the Term Commencement Date or may be put in during the term hereof, reasonable use and wearing thereof and damage by fire or by other casualty excepted. For purposes of this Lease, the terms “reasonable use and wearing” and “ordinary wear and use” (as referred to in Article 22 herein) constitute that normal, gradual deterioration which occurs due to aging and ordinary use of the Premises despite reasonable and timely maintenance and repair, but in no event shall the aforementioned terms excuse Tenant from its duty to keep the Premises in good maintenance and repair or otherwise usable, serviceable and tenantable as required in the Lease. Tenant shall be solely responsible for the proper maintenance of all equipment and appliances operated by Tenant, including, without limitation, copiers, laser printers, computers and refrigerators. Subject to Article 19 below, Tenant shall make, as and when needed as a result of misuse by, or neglect or improper conduct of, Tenant or Tenant’s servants, employees, agents, contractors, invitees, or licensees or otherwise, all repairs in and about the Premises necessary to preserve them in such repair, order and condition, which repairs shall be in quality and class equal to the original work. If Tenant defaults in doing so (which continues beyond the expiration of applicable notice and grace periods), Landlord may elect, at the expense of Tenant, to make any such repairs or to repair any damage or injury to the Building or the Premises caused by moving property of Tenant in or out of the Building, or by installation or removal of furniture or other property, or by misuse by, or neglect, or improper conduct of, Tenant or Tenant’s servants, employees, agents, contractors, or licensees.

14.2 Floor Load-Heavy Machinery. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot of area which such floor was designed to carry (which is 125 pounds per square foot) and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient in Landlord’s reasonable judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter, or fixtures into or out of the Building without Landlord’s prior written consent. If such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger’s License to do said work, and that all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Tenant and Tenant will defend, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving. Proper placement of all such business machines, etc., in the Premises shall be Tenant’s responsibility.

15.	INSURANCE, INDEMNIFICATION, EXONERATION AND EXCULPATION

15.1 General Liability Insurance. During the term of this Lease, Tenant shall procure, and keep in force and pay for:

(a) Commercial General Liability Insurance insuring Tenant on an occurrence basis against all claims and demands for personal injury liability (including, without limitation, bodily injury, sickness, disease, and death) or damage to property which may be claimed to have occurred from and after the time Tenant and/or its contractors enter the Premises in accordance with Article 4 of this Lease, of not less than Three Million ($3,000,000) Dollars per occurrence and Five Million ($5,000,000) Dollars in the aggregate in the event of personal or bodily injury to any number of persons or damage to property, arising out of any one occurrence, and contain the “Amendment of the Pollution Exclusion” for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Tenant’s indemnity obligations under this Lease. Landlord may from time to time during the term increase the coverages required of Tenant hereunder to that customarily carried in the area in which the Premises are located on property similar to the Premises.

(b) Workers’ Compensation in amounts required by the State in which the Building is located and Employer’s Liability insurance in the amount of $1,000,000.00 occurrence.

(c) Tenant shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all peril commonly insured against by prudent lessees in the business of Tenant or attributable to prevention of access to the Premises as a result of such perils.

(d) So called “Special Form” insurance coverage for all of its contents, furniture, furnishings, equipment, improvements, fixtures and personal property located at the Premises providing protection in an amount equal to one hundred percent (100%) of the insurable replacement cost of said items. If this Lease is terminated as the result of a casualty in accordance with Section 18, the proceeds of said insurance actually received by Tenant (net of reasonable costs of collection) attributable to the replacement of all tenant improvements installed at the Premises by Landlord or at Landlord’s cost shall be paid to Landlord.

(e) Any other form or forms of insurance that are readily available at reasonable rates as Landlord or any mortgagees of Landlord may reasonably and customarily require from time to time from other similar tenants in form, in amounts and for insurance risks against which a prudent tenant would protect itself and provided same are required by landlords of Comparable Buildings.

15.2 Certificates of Insurance. Such insurance shall be effected with insurers approved by Landlord, authorized to do business in the State wherein the Building is situated under valid and enforceable policies wherein Tenant names Landlord, Landlord’s managing agent and Landlord’s Mortgagees as additional insureds. Such insurance shall provide that it shall not be canceled or modified without at least thirty (30) days’ prior written notice to Landlord (except ten (10) days in the case of non-payment of premium) to the extent such provision is commercially obtainable, and, if not, Tenant shall be responsible for and defend and indemnify Landlord from and against any loss, cost, damage or claim suffered by or on behalf of Landlord as a result of such cancellation or modification, which indemnity shall be in addition to and not in lieu of any other right or remedy herein. On or before the time Tenant and/or its contractors enter the Premises in accordance with Articles 4 and 14 of this Lease and thereafter not less than ten (10) days prior to the expiration date of each expiring policy, certificates of such policies together with evidence reasonably satisfactory to Landlord of the payment of all premiums for such policies, shall be delivered by Tenant to Landlord and certificates as aforesaid of such coverage shall upon request of Landlord, be delivered by Tenant to the holder of any mortgage affecting the Premises.

15.3 General. Except for matters arising from the negligent or wrongful act or omission of Landlord or its agents, employees or contractors, and subject always to applicable waivers of claims and rights of subrogation, as set forth in Article 19, Tenant will save Landlord, its agents and employees, harmless and will exonerate, defend and indemnify Landlord, its agents and employees, from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority arising from the Tenant’s breach of the Lease or:

(a) On account of or based upon any injury to person, or loss of or damage to property, sustained or occurring in the Premises;

(b) On account of or based upon any injury to person, or loss of or damage to property, sustained or occurring elsewhere (other than on the Premises) in or about the Building (and, in particular, without limiting the generality of the foregoing, on or about the elevators, stairways, public corridors, sidewalks, concourses, arcades, malls, galleries, vehicular tunnels, approaches, areaways, roof, or other appurtenances and facilities used in connection with the Building or Premises) arising out of the fault, negligence or misconduct of Tenant, its agents, employees or contractors;

(c) On account of or based upon (including monies due on account of) any work or thing whatsoever done (other than by Landlord or its contractors, or agents or employees of either) on the Premises during the term of this Lease and during the period of time, if any, prior to the Term Commencement Date that Tenant may have been given access to the Premises; and

(d) Tenant’s obligations (to the extent the same are within the scope of customary coverage of a commercial general liability policy) under this Article 15.3 shall be insured either under the Commercial General Liability Insurance required under Article 15.1, above, or by a contractual insurance rider or other coverage; and certificates of insurance in respect thereof shall be provided by Tenant to Landlord upon request.

15.4 Property of Tenant. In addition to and not in limitation of the foregoing, Tenant covenants and agrees that, to the maximum extent permitted by law, all merchandise, furniture, fixtures and property of every kind, nature and description related or arising out of Tenant’s leasehold estate hereunder, which may be in or upon the Premises or Building, in the public corridors, or on the sidewalks, areaways and approaches adjacent thereto, shall be at the sole risk and hazard of Tenant, and that if the whole or any part thereof shall be damaged, destroyed, stolen or removed from any cause or reason whatsoever, no part of said damage or loss shall be charged to, or borne by, Landlord.

15.5 Bursting of Pipes, etc. Without limitation of Landlord’s ongoing repair and maintenance obligations under this Lease, and subject to the waiver of subrogation contained in Article 19, Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, air contaminants or emissions, electricity, electrical or electronic emanations or disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances, equipment or plumbing works or from the roof, street or subsurface or from any other place or caused by dampness, vandalism, malicious mischief or by any other cause of whatever nature, unless caused by or due to the negligence or willful misconduct of Landlord, its agents, servants or employees, and then only after (i) notice to Landlord of the condition claimed to constitute negligence (to the extent that Tenant had actual knowledge thereof) and (ii) the expiration of a reasonable time after such notice has been received by Landlord without Landlord having taken all reasonable and practicable means to cure or correct such condition; and pending such cure or correction by Landlord, Tenant shall take all reasonably prudent temporary measures and safeguards to prevent any injury, loss or damage to persons or property. In no event shall Landlord or its agents be liable for any such loss or damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public, or quasi-public work.

15.6 Repairs and Alterations-No Diminution of Rental Value. Except as otherwise provided in this Lease or under applicable law, there shall be no allowance to Tenant for diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to Tenant arising from any repairs, alterations, additions, replacements or improvements made by Landlord, or any related work, Tenant or others in or to any portion of the Building or Premises or any property adjoining the Building, or in or to fixtures, appurtenances, or equipment thereof, or for failure of Landlord or others to make any repairs, alterations, additions or improvements in or to any portion of the Building, or of the Premises, or in or to the fixtures, appurtenances or equipment thereof.

15.7 Landlord’s Insurance. During the Term, Landlord shall procure and maintain (a) a policy or policies of insurance covering loss or damage to the Building caused by any peril covered under fire, extended coverage and “Special Form” insurance in an amount of not less than the replacement cost value above foundation walls, as reasonably determined by Landlord from time to time, subject to commercially reasonably deductibles and retention and including a waiver of subrogation in favor of Tenant as required in Section 19; and (b) reasonable amounts of liability insurance covering the Complex in the form and such amounts as reasonably determined by Landlord from time to time. The cost of such insurance shall be included in Operating Costs.

15.8 Landlord’s Indemnity. Subject to applicable waivers of claims and rights of subrogation set forth in Section 19, Landlord shall indemnify, defend and protect Tenant, and it agents, employees and contractors and hold each of them harmless of and from any and all claims, proceedings, loss, cost, damage, causes of action, liabilities, injury or expense arising out of or related to claims of injury to or death of persons, damage to property occurring or resulting from the negligent or willful and wrongful acts or omissions of Landlord or its agents, employees, licensees, or contractors, such indemnity to include, but without limitation, the obligation to provide all costs of defense against any such claims; provided, however, that the foregoing indemnity shall not be applicable to claims to the extent arising by reason of the negligence or willful misconduct of Tenant or its agents, employees or contractors.

16.	ASSIGNMENT, MORTGAGING AND SUBLETTING

16.1 Generally. (a) Notwithstanding any other provisions of this Lease, Tenant covenants and agrees that it will not assign this Lease or sublet (which term, without limitation, shall include the granting of any concessions, licenses, occupancy rights, management arrangements and the like) the whole or any part of the Premises to anyone, other than a Permitted Transferee, as hereinafter defined, without, in each instance, having first received the express, written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. A change in Tenant’s name shall not constitute an assignment or sublease hereunder, provided Tenant notifies Landlord in writing of such name change when making such change. Tenant shall not collaterally assign this Lease (or any portion thereof) or permit any assignment of this Lease by mortgage, other encumbrance or operation of law.

(b) Without limitation, it shall not be unreasonable for Landlord to withhold such approval from any assignment or subletting where, in Landlord’s opinion: (i) the proposed assignee or sublessee does not have a financial standing and credit rating reasonably acceptable to Landlord in light of the obligation being assumed; (ii) the proposed assignee or sublessee does not have a good reputation in the community; (iii) the business in which the proposed assignee or sublessee is not a Permitted Use; (iv) the proposed sublessee or assignee is a current tenant or a prospective tenant (meaning such tenant has been shown space or has requested a proposal or has made an offer to lease space within the last six (6) months before the date of Tenant’s consent request) of the Building; (v) the use of the Premises by any sublessee or assignee (even though a permitted use hereunder) is for any other use other than office and laboratory use and such other use violates any exclusive use or other use restriction granted by Landlord in any other lease or would otherwise cause Landlord to be in violation of its obligations under another lease or agreement to which Landlord is a party and of which Tenant shall have been given written notice; (vi) if such assignment or subleasing is not approved of by the holder of any mortgage on the Building or Land (if such approval is required); (vii) a proposed assignee’s or subtenant’s business is other than office and laboratory use and such other use will impose a burden on the Common Areas or other facilities serving the Building or the Land that is materially greater than the burden imposed by Tenant, in Landlord’s reasonable judgment; (viii) any guarantor of this Lease refuses to consent to the proposed transfer or to execute a written agreement reaffirming the guaranty; (ix) Tenant is in default (beyond the expiration of applicable notice and grace periods) of any of its obligations under the Lease at the time of the request or at the time of the proposed assignment or sublease; (x) if requested by Landlord, the assignee or subtenant refuses to sign a non-disturbance and attornment agreement in favor of Landlord’s lender; (xi) Landlord has sued or been sued by the proposed assignee or subtenant or has otherwise been involved in a legal dispute with the proposed assignee or subtenant; (xii) intentionally omitted; (xiii) the assignment or sublease will result in there being more than three (3) subtenant of the Premises; or (xiv) the assignee or subtenant is a governmental or quasi-governmental entity or an agency, department or instrumentality of a governmental or quasi-governmental agency. Landlord may condition its consent upon such assignee depositing with Landlord such additional security as Landlord may reasonably require to assure the performance and observance of the obligations of such party to Landlord. In no event, however, shall Tenant assign this Lease or sublet the whole or any part of the Premises to a proposed assignee or sublessee which has been judicially declared bankrupt or insolvent according to law within two (2) years prior to the consent request, or with respect to which an assignment has been made of property for the benefit of creditors, or with respect to which a receiver, guardian, conservator, trustee in involuntary bankruptcy or similar officer has been appointed to take charge of all or any substantial part of the proposed assignee’s or sublessee’s property by a court of competent jurisdiction, or with respect to which a petition has been filed for reorganization under any provisions of the Bankruptcy Code now or hereafter enacted, or if a proposed assignee or sublessee has filed a petition for such reorganization, or for arrangements under any provisions of the Bankruptcy Code now or hereafter enacted and providing a plan for a debtor to settle, satisfy or extend the time for the payment of debts.

(c) Any request by Tenant for such consent shall set forth or be accompanied by, in detail reasonably satisfactory to Landlord, the identification of the proposed assignee or sublessee, its financial condition and the terms on which the proposed assignment or subletting is to be made, including, without limitation, a signed copy of all assignment and sublease documents, and clearly stating the rent or any other consideration to be paid in respect thereto. Tenant’s request shall not be deemed complete or submitted until all of the foregoing information has been received by Landlord. Landlord shall respond to such request for consent within thirty (30) days following Landlord’s receipt of all information, documentation and security required by Landlord with respect to such proposed sublease or assignment.

(d) The foregoing restrictions shall be binding on any assignee or sublessee to which Landlord has consented, provided, notwithstanding anything else contained in this Lease, Landlord’s consent to any further assignment, subleasing or any sub-subleasing by any approved assignee or sublessee will not be unreasonably withheld, delayed or conditioned.

(e) In the case of any assignment of this Lease or subletting of the Premises, the Tenant named herein shall be and remain fully and primarily liable for the obligations of Tenant hereunder, notwithstanding such assignment or subletting, including, without limitation, the obligation to pay the Yearly Rent and other amounts provided under this Lease, and the Tenant shall be deemed to have waived all suretyship defenses.

(f) In addition to the foregoing, it shall be a condition of the validity of any such assignment that the assignee agrees directly with Landlord, in form reasonably satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder, including, without limitation, the obligation to pay Yearly Rent and other amounts provided for under this Lease, the covenant regarding use and the covenant against further assignment and subletting as provided above.

16.2 Reimbursement, Recapture and Excess Rent.

(a) Tenant shall, upon demand, reimburse Landlord for the reasonable fees and expenses (including legal and administrative fees and costs) up to a maximum amount of $1500, incurred by Landlord in processing any request to assign this Lease or to sublet all or any portion of the Premises, whether or not Landlord agrees thereto, and if Tenant shall fail promptly so to reimburse Landlord, the same shall be a default in Tenant’s monetary obligations under this Lease subject to the any applicable grace period set forth in Section 21.7 below.

(b) If Tenant requests Landlord’s consent to assign this Lease or sublet (or otherwise grant occupancy rights in and to) all or a portion of the Premises, Landlord shall have the option, exercisable by written notice to Tenant given within thirty (30) days after Landlord’s receipt of Tenant’s completed request (or if tenant delivers a recapture notice without reference to a specified sublease or assignment, within thirty (30) days after Landlord’s receipt of that notice), to terminate this Lease as of the date specified in such notice, which shall not be less than thirty (30) days nor more than one hundred twenty (120) days after the date of such notice, as to the entire Premises in the case of a proposed assignment or subletting of the whole Premises, and as to the portion of the Premises to be sublet in the case of a subletting of a portion for the duration of the Term. In the event of termination in respect of a portion of the Premises, the portion so eliminated shall be delivered to Landlord on the date specified in good order and condition in the manner provided in this Lease at the end of the Term and thereafter, to the extent necessary in Landlord’s judgment, Landlord, at its own cost and expense, may have access to and may make modification to the Premises (or portion thereof) so as to make such portion a self-contained rental unit with access to common areas, elevators and the like. Yearly Rent and the rentable floor area of the Premises (and any calculations based thereon) shall be adjusted according to the extent of the Premises for which the Lease is terminated.

(c) Without limitation of the rights of Landlord hereunder in respect thereto, if there is any assignment of this Lease by Tenant for consideration or a subletting of the whole of the Premises by Tenant at a rent which exceeds the rent payable hereunder by Tenant, or if there is a subletting of a portion of the Premises by Tenant at a rent in excess of the subleased portion’s pro rata share of the rent payable hereunder by Tenant, then Tenant shall pay to Landlord, as additional rent, forthwith upon Tenant’s receipt of, in the case of an assignment, one-half of the consideration (or the cash equivalent thereof) therefor and in the case of a subletting, one-half of any such excess rent. For the purposes of this subsection, the term “rent” shall mean all Yearly Rent, additional rent or other payments and/or consideration payable by one party to another for the use and occupancy of all or a portion of the Premises including, without limitation, key money, or bonus money paid by the assignee or subtenant to Tenant in connection with such transaction and any payment in excess of fair market value for services rendered by Tenant to the assignee or subtenant or for assets, fixtures, inventory, equipment or furniture transferred by Tenant to the assignee or subtenant in connection with any such transaction, but shall exclude any separate payments by Tenant for reasonable attorney’s fees and broker’s commissions and market-based tenant improvement costs or allowances in connection with such assignment or subletting (all of which may be recovered by Tenant prior to sharing any such profit).

(d) If the Premises or any part thereof are sublet by Tenant, following the occurrence of a default which has continued beyond the applicable notice and cure period, Landlord, in addition to any other remedies provided hereunder or at law, may at its option (while such default continues uncured) collect directly from such sublessee(s) all rents becoming due to the Tenant under such sublease(s) and apply such rent against any amounts due Landlord by Tenant under this Lease, and Tenant hereby irrevocably authorizes and directs such sublessee(s) to so make all such rent payments, if so directed by Landlord; and it is understood that no such election or collection or payment shall be construed to constitute a novation of this Lease or a release of Tenant hereunder, or to create any lease or occupancy agreement between the Landlord and such subtenant or impose any obligations on Landlord, or otherwise constitute the recognition of such sublease by Landlord for any purpose whatsoever.

(e) The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

Tenant hereby absolutely and unconditionally assigns and transfers to Landlord all of Tenant’s interest in all rentals and income arising from any sublease entered into by Tenant, and Landlord may collect such rent and income and apply same toward Tenant’s obligations under this Lease; provided, however, that until a default occurs in the performance of Tenant’s obligations under this Lease, and continues beyond the expiration of all applicable notice and grace periods. Tenant may receive, collect and enjoy the rents accruing under such sublease. Landlord shall not, by reason of this or any other assignment of such rents to Landlord nor by reason of the collection of the rents from a subtenant, be deemed to have assumed or recognized any sublease or to be liable to the subtenant for any failure of Tenant to perform and comply with any of Tenant’s obligations to such subtenant under such sublease, including, but not limited to, Tenant’s obligation to return any security deposit. Tenant hereby irrevocably authorizes and directs any such subtenant, upon receipt of a written notice from Landlord stating that a default exists in the performance of Tenant’s obligations under this Lease, to pay to Landlord the rents due as they become due under the sublease. Tenant agrees that such subtenant shall have the right to rely upon any such statement and request from Landlord, and that such subtenant shall pay such rents to Landlord without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Tenant to the contrary. In the event Tenant shall default in the performance of its obligations under this Lease or Landlord terminates this Lease by reason of a default of Tenant, Landlord at its option and without any obligation to do so, may require any subtenant to attorn to Landlord, in which event Landlord shall undertake the obligations of Tenant under such sublease from the time of the exercise of said option to the termination of such sublease; provided, however, Landlord shall not be liable for any prepaid rents or security deposit paid by such subtenant to Tenant or for any other prior defaults of Tenant under such sublease

16.3 Certain Transfers.

(a) The provisions of this Section 16.3(a) shall not be applicable so long as the Tenant is a corporation or other legal entity, the outstanding voting stock of which is listed on a recognized security exchange, or if at least fifty percent (50%) of its voting stock is owned by another corporation, the voting stock of which is so listed. If at any time Tenant’s interest in this Lease is held by a corporation, trust, partnership, limited liability company or other entity, the transfer of more than forty percent (40%) (or such lesser percentage which results in a change in the control of Tenant) of the voting stock, beneficial interests, partnership interests, membership interests or other ownership interests therein (whether at one time or in the aggregate) shall be deemed an assignment of this Lease, and shall require Landlord’s prior written consent, which consent shall not unreasonably with withheld, delayed or conditioned.

(b) To enable Landlord to determine the ownership of Tenant, Tenant agrees to furnish to Landlord, from time to time promptly after Landlord’s request therefor, (i) if the first sentence of subsection 16.3(a) is applicable, proof of listing on a recognized security exchange, or (ii) if the first sentence of subsection 16.3(a) is not applicable, an accurate and complete listing of the holders of its stock, beneficial interests, partnership interests, membership interests or other ownership interests therein as of such request and as of the date of this Lease. Landlord shall keep strictly confidential any information received by Landlord pursuant to this Section 16.3(b) (provided such information is not otherwise available to the public) and provided, however, that Landlord shall have the right to disclose any such information to existing or prospective mortgagees, or prospective purchasers of the Building, but only under a similar confidentiality agreement.

(c) Notwithstanding any other provision of this Section, transactions with an entity which controls or is controlled by Tenant or is under common control with Tenant, or any entity into or with which Tenant is merged or consolidated, or any entity that acquires all or substantially all of the assets of Tenant (a “Permitted Transferee”), shall not be deemed to be an assignment or subletting within the meaning of this Section, provided that in any of such events (1) Landlord receives prior written notice of any such transactions, (2) the assignee or subtenant agrees directly with Landlord, by written instrument in form satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder including, without limitation, the covenant against further assignment and subletting, (3) in no event shall Tenant be released from its obligations under this Lease, (4) any such transfer or transaction is for a legitimate, regular business purpose of Tenant other than a transfer of Tenant’s interest in this Lease, and (5) the involvement by Tenant or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, refinancing, transfer, leveraged buy-out or otherwise) whether or not a formal assignment or hypothecation of this Lease or Tenant’s assets occurs, will not result in a material reduction (such that the successor entity would not reasonably be able to meet its obligations hereunder as the same come due) of the “Net Worth” of Tenant as hereinafter defined, by an amount equal to such Net Worth of Tenant as it is represented to Landlord at the time of the execution by Landlord of this Lease. “Net Worth” of Tenant for purposes of this section shall be the tangible net worth of Tenant (excluding any guarantors whose financial statements are not consolidated with those of Tenant and excluding any warrant liabilities) established under generally accepted accounting principles consistently applied.

17.	MISCELLANEOUS COVENANTS

Tenant covenants and agrees as follows:

17.1 Rules and Regulations. Tenant will faithfully observe and comply with the commercially reasonable Rules and Regulations, if any, annexed hereto and such other and further reasonable Rules and Regulations as Landlord hereafter at any time or from time to time may make and may communicate in writing to Tenant, which in the reasonable judgment of Landlord shall be necessary for the reputation, safety, care or appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building, or the equipment thereof, or the comfort of tenants or others in the Building, provided, however, that in the case of any conflict between the provisions of this Lease and any such regulations, the provisions of this Lease shall control, and provided further that nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant or such other tenant’s servants, employees, agents, contractors, visitors, invitees or licensees. Landlord shall, however, use commercially reasonable efforts to equitably and evenly enforce the same.

17.2 Access to Premises-Shoring. Tenant shall: (i) upon reasonable prior written notice permit Landlord to erect, use and maintain pipes, ducts and conduits in and through the Premises, provided the same do not materially reduce the floor area or materially adversely affect the appearance thereof or materially affect Tenant’s use and access to the Premises for the Permitted Use; (ii) upon prior oral notice (except that no notice shall be required in emergency situations), permit Landlord and any mortgagee of the Building or the Building and land or of the interest of Landlord therein, and any lessor under any ground or underlying lease, and their representatives, to have reasonable access to and to enter upon the Premises at all reasonable hours for the purposes of inspection or of making repairs, replacements or improvements in or to the Premises or the Building or equipment (including, without limitation, sanitary, electrical, heating, air conditioning or other systems) or of complying with all laws, orders and requirements of governmental or other authority or of exercising any right reserved to Landlord by this Lease (including the right during the progress of any such repairs, replacements or improvements or while performing work and furnishing materials in connection with compliance with any such laws, orders or requirements to take upon or through, or to keep and store within, the Premises all necessary materials, tools and equipment); and (iii) permit Landlord, at reasonable times, to show the Premises during ordinary business hours to any existing or prospective mortgagee, ground lessor, purchaser, or assignee of any mortgage, of the Building or of the Building and the land or of the interest of Landlord therein, and during the period of twelve (12) months next preceding the Termination Date to any person contemplating the leasing of the Premises or any part thereof. Except in connection with exercising Landlord’s re-entry rights following a default (beyond applicable notice and cure periods), and otherwise absent an emergency situation requiring Landlord’s immediate entry, Landlord shall not enter areas designated as secure areas (meaning the clean rooms, laboratories and vivarium) without a representative of Tenant present provided Tenant has provided Landlord with a written list of telephone contacts including contacts to obtain access after business hours. If Tenant shall not be personally present to open and permit an entry into the Premises at any time when for any reason an entry therein shall be necessary or permissible, Landlord or Landlord’s agents may enter the same by a master key, or may forcibly enter the same, without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord’s agents shall accord reasonable care to Tenant’s property), and without in any manner affecting the obligations and covenants of this Lease. Provided that Landlord shall incur no additional expense thereby, Landlord shall exercise its rights of access to the Premises permitted under any of the terms and provisions of this Lease in such manner as to minimize to the extent practicable interference with Tenant’s use and occupation of the Premises.

17.3 Accidents to Sanitary and Other Systems. Tenant shall give to Landlord prompt notice of any fire or accident in the Premises or in the Building and of any damage to, or defective condition in, any part or appurtenance of the Building including, without limitation, sanitary, electrical, ventilation, heating and air conditioning or other systems located in, or passing through, the Premises. Except as otherwise provided in Articles 18 and 20, and subject to Tenant’s obligations in Article 14, such damage or defective condition shall be remedied by Landlord with reasonable diligence, but if such damage or defective condition was caused by Tenant or by the employees, licensees, contractors or invitees of Tenant, the cost to remedy the same shall be paid by Tenant, subject to Article 19 if applicable. In addition, all reasonable costs incurred by Landlord in connection with the investigation of any notice given by Tenant shall be paid by Tenant if the reported damage or defective condition was caused by the Tenant or by the employees, licensees, contractors, or invitees of Tenant.

17.4 Signs, Blinds and Drapes. Tenant shall put no signs in any part of the Building. Notwithstanding the foregoing, however, Tenant, at its own expense, shall have the right, subject to Landlord’s prior written consent not to be unreasonably withheld or delayed, to place signs on the entrance door to the Premises and on the wall adjacent to the Premises entrance door provided such signage is in compliance with all applicable laws and regulations. Tenant will be permitted to install and maintain, subject to Landlord’s reasonable approval to be unreasonably withheld, conditioned or delayed, a sign with its corporate logo at the entrance to the Premises. Landlord shall provide, at its cost, Building standard signage on all tenant directories within the Complex including the three (3) exterior kiosks located at the pedestrian level entries to the Complex as well as the garage lobby entrance and elevator lobby directory for the Building. No signs or blinds may be put on or in any window or elsewhere if visible from the exterior of the Building, nor may the building standard drapes or blinds be removed by Tenant. Tenant may hang its own drapes, provided that they shall not in any way interfere with the building standard drapery or blinds or be visible from the exterior of the Building and that such drapes are so hung and installed that when drawn, the building standard drapery or blinds are automatically also drawn. Any signs or lettering in the public corridors or on the doors shall conform to Landlord’s building standard design. Neither Landlord’s name, nor the name of the Building or Complex of which the Building is a part, or the name of any other structure erected therein shall be used without Landlord’s consent in any advertising material (except on business stationery or as an address in advertising matter), nor shall any such name, as aforesaid, be used in any undignified, confusing, detrimental or misleading manner.

17.5 Estoppel Certificate and Financial Statements. Tenant shall at any time and from time to time upon not less than twenty (20) days’ prior notice by Landlord to Tenant, execute, acknowledge and deliver to Landlord a statement in writing certifying, to the best of Tenant’s knowledge, that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the Yearly Rent and other charges have been paid in advance, if any, stating whether or not Landlord is in default in performance of any covenant, agreement, term, provision or condition contained in this Lease and, if so, specifying each such default and such other facts as Landlord may reasonably request provided same are customary for such certificates, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the Building or of the Building and the land or of any interest of Landlord therein, any mortgagee or prospective mortgagee thereof, any lessor or prospective lessor thereof, any lessee or prospective lessee thereof, or any prospective assignee of any mortgage thereof. However, no such certificate shall have the effect of amending this Lease, and in the case of any conflict between this Lease and any certificate, this Lease shall prevail.

17.6 Prohibited Materials and Property. Except as provided in Section 29.11(b), Tenant shall not bring or permit to be brought or kept in or on the Premises or elsewhere in the Building (i) any inflammable, combustible or explosive fluid, material, chemical or substance including, without limitation, any hazardous substances as defined under Massachusetts General Laws chapter 21E, the Federal Comprehensive Environmental Response Compensation and Liability Act (CERCLA), 42 USC §9601 et seq., as amended, under Section 3001 of the Federal Resource Conservation and Recovery Act of 1976, as amended, or under any regulation of any governmental authority regulating environmental or health matters (except for standard office supplies stored in proper containers), (ii) any materials, appliances or equipment (including, without limitation, materials, appliances and equipment selected by Tenant for the construction or other preparation of the Premises and furniture and carpeting) which pose any danger to life, safety or health or may cause damage, injury or death; (iii) any unique, unusually valuable, rare or exotic property, work of art or the like unless the same is fully insured under all-risk coverage, or (iv) any data processing, electronic, optical or other equipment or property of a delicate, fragile or vulnerable nature unless the same are housed, shielded and protected against harm and damage, whether by cleaning or maintenance personnel, radiations or emanations from other equipment now or hereafter installed in the Building, or otherwise. Nor shall Tenant cause or permit any harmful air emissions, odors of cooking or other processes, or any unusual or other objectionable odors or emissions to emanate from or permeate the Premises. Notwithstanding the foregoing, Landlord agrees to provide Tenant with a chemical storage room (as provided in Section 2.1) and, in addition thereto, Landlord agrees that the fourth (4th) floor of the Premises shall include one (1) additional designated control area for Tenant’s storage of chemicals used in connection with its Permitted Use. No additional control areas beyond those specified in the preceding sentence shall be permitted in the Premises without Landlord’s prior written consent, which Landlord may withhold in its sole discretion. Landlord acknowledges that it is not the intent of this Lease or this Section 17.6 to prohibit or restrict Tenant from using the Premises for the Permitted Use, including without limitation the laboratory and vivarium uses and the manufacturing of medical products. Tenant may operate its business according to prudent industry practices so long as the use or presence of Hazardous Materials is properly monitored according to all then applicable environmental requirements.

17.7 Requirements of Law-Fines and Penalties. Without limiting Landlord’s obligation to keep the Building and Common Areas in compliance with the same, with respect to Tenant’s business operations within the Premises, Tenant at its sole expense shall comply with all laws, rules, orders and regulations, including, without limitation, all energy-related requirements, of Federal, State, County and Municipal Authorities and with any direction of any public officer or officers, pursuant to law. Tenant shall reimburse and compensate Landlord for all expenditures made by, or damages or fines sustained or incurred by, Landlord due to nonperformance or noncompliance with or breach or failure to observe any item, covenant, or condition of this Lease upon Tenant’s part to be kept, observed, performed or complied with. If Tenant receives notice from any governmental authority of any violation of law, ordinance, order or regulation applicable to the Premises, it shall give prompt notice thereof to Landlord.

17.8 Tenant’s Acts—Effect on Insurance. Tenant shall not do or permit to be done any act or thing upon the Premises or elsewhere in the Building which will invalidate or be in conflict with any insurance policies covering the Building and the fixtures and property therein (of which Tenant shall have been given prior notice); and shall not do, or permit to be done, any act or thing upon the Premises which shall subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon said Premises or for any other reason. Landlord represents that office and laboratory and vivarium and manufacturing use generally as contemplated herein will not be a violation of the foregoing. Tenant at its own expense shall comply with all rules, orders, regulations and requirements of the Board of Fire Underwriters, or any other similar body having jurisdiction, and shall not (i) do, or permit anything to be done, in or upon the Premises, or bring or keep anything therein, except as now or hereafter permitted by the Fire Department, Board of Underwriters, Fire Insurance Rating Organization, or other authority having jurisdiction, and then only in such quantity and manner of storage as will not increase the rate for any insurance applicable to the Building, or (ii) use the Premises in a manner which shall increase such insurance rates on the Building, or on property located therein, over that applicable when Tenant first took occupancy of the Premises hereunder. If by reason of the failure of Tenant to comply with the provisions hereof the insurance rate applicable to any policy of insurance shall at any time thereafter be higher than it otherwise would be, the Tenant shall reimburse Landlord for that part of any insurance premiums thereafter paid by Landlord, which shall have been charged because of such failure by Tenant.

17.9 Miscellaneous. Tenant shall not suffer or permit the Premises or any fixtures, equipment or utilities therein or serving the same, to be overloaded, damaged or defaced, nor permit any hole to be drilled or made in any part thereof. Tenant shall not suffer or permit any employee, contractor, business invitee or visitor to violate any covenant, agreement or obligations of the Tenant under this Lease.

18.	DAMAGE BY FIRE, ETC.

(a) If the Premises or the Building are damaged in whole or in part by any fire or other casualty (a “casualty”), the Tenant shall immediately give notice thereof to the Landlord. Unless this Lease is terminated as provided herein, the Landlord, at its own expense (except for any reasonable insurance deductibles of less than one hundred thousand dollars ($100,000) which shall be deemed Operating Costs), and proceeding with due diligence and all reasonable dispatch, but subject to delays beyond the reasonable control of Landlord, shall repair and reconstruct the same so as to restore the Premises (but not any alterations or additions made by or for Tenant or any trade fixtures, equipment or personal property of Tenant except for Landlord’s Work) to substantially the same condition they were in prior to the casualty, subject to zoning, building and other laws then in effect. Notwithstanding the foregoing, in no event shall Landlord be obligated either to repair or rebuild if the damage or destruction results from a casualty that is not insured and would not be covered by the insurance Landlord is required to carry hereunder, or (so long as Landlord was carrying 100% replacement cost coverage) if the costs of such repairing or rebuilding exceeds the amount of the insurance proceeds (net of all costs and expenses incurred in obtaining same) received by Landlord on account thereof. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from delays in repairing such damage.

(b) Landlord shall, within forty-five (45) days after the occurrence of a casualty, provide Tenant with a good faith estimate of the time required to repair the damage to the Premises or the Building, as provided herein; if such estimate is for a period of more than two hundred seventy (270) days from the occurrence of the casualty (or during the last eighteen (18) months of the term, for a period of more than ninety (90) days), the Premises shall be deemed “substantially damaged”. If the Premises or the Building are substantially damaged, Landlord may elect to terminate this Lease by giving Tenant written notice of such termination within sixty (60) days of the date of such casualty; and if the Premises or the Building are substantially damaged, and if as a result the Premises or a material portion of the laboratory or vivarium portions of the Premises are rendered substantially untenantable (meaning Tenant is not able to conduct its business operations within the Premises) or inaccessible for the uses permitted under this Lease, then Tenant may terminate this Lease by giving Landlord written notice of such termination within sixty (60) days of the date of such casualty. Notwithstanding anything to the contrary contained herein, in the event that neither party shall terminate this Lease as set forth herein, and Landlord shall, for any reason other than a delay caused by Tenant or due to governmental regulation or an event of force majeure, fail to commence the required repair or restoration of the Premises within a reasonable time, and thereafter complete the repair and restoration of the Premises to a condition substantially suitable for the uses permitted under this Lease within three hundred (300) days after the date of such casualty (or if such casualty occurs during the last eighteen (18) months of the Term, within one hundred five (105) days after the date of such casualty), then in either such case Tenant may terminate this Lease upon thirty (30) days written notice to Landlord in which event this Lease shall terminate upon such thirtieth (30th) day unless Landlord shall substantially complete such repair and restoration within such thirty (30) day period in which event Tenant’s termination shall be void and of no further force or effect.

(c) For so long as such damage results in material interference with the operation of Tenant’s use of the Premises which material interference causes Tenant to be unable to use the Premises, the Yearly Rent and additional rent payable by Tenant shall abate or be reduced proportionately for the period, commencing on the day following such material interference and continuing until the Premises has been substantially restored.

(d) If the Premises are damaged by a casualty, and the Lease is not terminated as provided herein, the Tenant, at its own expense, and proceeding with all reasonable dispatch, shall repair and reconstruct all of the improvements, alterations and additions made to the Premises by or for Tenant, including and any trade fixtures, equipment or personal property of Tenant which shall have been damaged or destroyed (other than Landlord’s Work).

Any dispute between the parties relating to the provisions or obligations in this Article 18 shall be submitted to arbitration pursuant to Article 29.5 hereof.

19.	WAIVER OF SUBROGATION

In any case in which Tenant shall be obligated to pay to Landlord any loss, cost, damage, liability, or expense suffered or incurred by Landlord, Landlord shall allow to Tenant as an offset against the amount thereof (i) the net proceeds of any insurance collected by Landlord for or on account of such loss, cost, damage, liability or expense, provided that the allowance of such offset does not invalidate or prejudice the policy or policies under which such proceeds were payable, and (ii) if such loss, cost, damage, liability or expense shall have been caused by a peril against which Landlord has agreed to procure insurance coverage under the terms of this Lease, the amount of such insurance coverage, whether or not actually procured by Landlord.

In any case in which Landlord or Landlord’s managing agent shall be obligated to pay to Tenant any loss, cost, damage, liability or expense suffered or incurred by Tenant, Tenant shall allow to Landlord or Landlord’s managing agent, as the case may be, as an offset against the amount thereof (i) the net proceeds of any insurance collected by Tenant for or on account of such loss, cost, damage, liability, or expense, provided that the allowance of such offset does not invalidate the policy or policies under which such proceeds were payable and (ii) if such loss, cost, damage, liability or expense shall have been caused by a peril against which Tenant has agreed to procure insurance coverage under the terms of this Lease, the amount of such insurance coverage, whether or not actually procured by Tenant.

The parties hereto shall each procure an appropriate clause in, or endorsement on, any property insurance policy covering the Premises and the Building and personal property, fixtures and equipment located thereon and therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery in favor of either party, its respective agents or employees. Each party hereby agrees that it will not make any claim against or seek to recover from the other or its agents or employees for any loss or damage to its property or the property of others resulting from fire or other perils covered by such property insurance.

20.	CONDEMNATION-EMINENT DOMAIN

(a) In the event of any condemnation or taking in any manner for public or quasi-public use, which shall be deemed to include a voluntary conveyance in lieu of a taking (a “taking”) of the whole of the Building, this Lease shall forthwith terminate as of the date when Tenant is required to vacate the Premises.

(b) Unless this Lease is terminated as provided herein, the Landlord, at its own expense, and proceeding with due diligence and all reasonable dispatch, but subject to delays beyond the reasonable control of Landlord, shall restore the remaining portion of the Premises (but not any alterations or improvements made by or for Tenant, but including Landlord’s Work or any trade fixtures, equipment or personal property of Tenant) and the necessary portions of the Building as nearly as practicable to the same condition as it was prior to such taking, subject to zoning and building laws then in effect. Notwithstanding the foregoing, Landlord’s obligation to restore the remaining portion of the Premises shall be limited to the extent of the condemnation proceeds (net of all costs and expenses incurred in connection with same) received by Landlord on account thereof. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from delays in restoring the Premises.

(c) In the event that only a part of the Premises or the Building shall be taken, then, if such taking is a substantial taking (as hereinafter defined), either Landlord or Tenant may by delivery of notice in writing to the other within sixty (60) days following the date on which Landlord’s title has been divested by such authority, terminate this Lease, effective as of the date when Tenant is required to vacate any portion of the Premises or appurtenant rights. A “substantial taking” shall mean a taking which: requires restoration and repair of the remaining portion of the Building that cannot in the ordinary course be reasonably expected to be repaired within one hundred eighty (180) days; results in the loss of reasonable access to the Premises; or results in the loss of more than twenty percent (20%) of the rentable floor area of the Premises.

(d) If this Lease is not terminated as aforesaid, then this Lease shall continue in full force and effect, provided if as a result of which there is material interference with the operation of Tenant’s use of the Premises, then the Yearly Rent and additional rent payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant.

(e) Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Building, the Complex, and the leasehold interest hereby created (including any award made for the value of the estate vested by this Lease in Tenant), and to compensation accrued or hereafter to accrue by reason of such taking, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign, to Landlord all rights to such damages of compensation. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a separate claim for the value of any of Tenant’s leasehold improvements and personal property and for relocation expenses and business losses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

Any dispute between the parties relating to the provisions or obligations in this Article 20 shall be submitted to arbitration pursuant to Article 29.5 hereof.

21.	DEFAULT

21.1 Conditions of Limitation-Re-Entry-Termination. This Lease and the herein term and estate are upon the condition that if, subject always to the notice and grace provisions in Section 21.7, (a) Tenant shall neglect or fail to perform or observe any of the Tenant’s covenants or agreements herein, including (without limitation) the covenants or agreements with regard to the payment when due of rent, additional charges, reimbursement for increase in Landlord’s costs, or any other charge payable by Tenant to Landlord (all of which shall be considered as part of Yearly Rent for the purposes of invoking Landlord’s statutory or other rights and remedies in respect of payment defaults); or (b) Tenant shall abandon the Premises; or (c) Tenant shall admit in writing Tenant’s inability to pay its debts generally as they become due, or by the making or offering to make a composition of its debts with its creditors; or (d) Tenant shall make an assignment or trust mortgage, or other conveyance or transfer of like nature, of all or a substantial part of its property for the benefit of its creditors, or (e) an attachment on mesne process, on execution or otherwise, or other legal process shall issue against Tenant or its property and a sale of any of its assets shall be held thereunder; or (f) any lien, attachment or the like shall be entered, recorded or filed against Tenant’s leasehold interest in the Premises in any court, registry, etc. and Tenant shall fail to discharge or secure by surety bond such lien, attachment, etc. within thirty (30) days of such entry, recording or filing, as the case may be; or (g) the leasehold hereby created shall be taken on execution or by other process of law and shall not be revested in Tenant within thirty (30) days thereafter; or (h) a receiver, sequesterer, trustee or similar officer shall be appointed by a court of competent jurisdiction to take charge of all or any part of Tenant’s property and such appointment shall not be vacated within sixty (60) days; or (i) any proceeding shall be instituted by or against Tenant pursuant to any of the provisions of any Act of Congress or State law relating to bankruptcy, reorganizations, arrangements, compositions or other relief from creditors, and, in the case of any proceeding instituted against it, if Tenant shall fail to have such proceedings dismissed within sixty (60) days or if Tenant is adjudged bankrupt or insolvent as a result of any such proceeding, or (j) any event shall occur or any contingency shall arise whereby this Lease, or the term and estate thereby created, would (by operation of law or otherwise) devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted under Article 16 hereof - then, and in any such event Landlord may, by notice to Tenant, elect to terminate this Lease; and thereupon (and without prejudice to any remedies which might otherwise be available for arrears of rent or other charges due hereunder or preceding breach of covenant or agreement and without prejudice to Tenant’s liability for damages as hereinafter stated), this Lease shall terminate as of the date specified therein(but no fewer than five (5) days after such notice) as though that were the Termination Date as stated in Section 3.2. Without being taken or deemed to be guilty of any manner of trespass or conversion, and without being liable to indictment, prosecution or damages therefor, Landlord may, to the fullest extent permitted by applicable law, enter into and upon the Premises (or any part thereof in the name of the whole); repossess the same as of its former estate; and expel Tenant and those claiming under Tenant. Wherever “Tenant “ is used in subdivisions (c), (d), (e), (f), (g), (h) and (i) of this Article 21.1, it shall be deemed to include any one of (i) any corporation of which Tenant is a controlled subsidiary and (ii) any guarantor of any of Tenant’s obligations under this Lease. The words “re-entry” and “re-enter” as used in this Lease are not restricted to their technical legal meanings.

21.2 Intentionally Omitted.

21.3 Damages-Termination. Upon the termination of this Lease under the provisions of this Article 21, Tenant shall pay to Landlord the rent and other charges payable by Tenant to Landlord up to the time of such termination, shall continue to be liable for any preceding breach of covenant, and in addition, shall pay to Landlord as damages, at the election of Landlord either:

(x) the amount by which, at the time of the termination of this Lease (or at any time thereafter if Landlord shall have initially elected damages under subparagraph (y), below), (i) the aggregate of the rent and other charges projected over the period commencing with such termination and ending on the Termination Date as stated in Exhibit 1 exceeds (ii) the aggregate projected fair market rental value of the Premises for such period;

or:

(y) amounts equal to the rent and other charges which would have been payable by Tenant had this Lease not been so terminated, payable upon the due dates therefor specified herein following such termination and until the Termination Date as specified in Exhibit 1, provided, however, if Landlord shall re-let the Premises during such period, that Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting the actual expenses incurred or paid by Landlord in terminating this Lease, as well as the expenses of re-letting, including altering and preparing the Premises for new tenants, brokers’ commissions, and all other similar and dissimilar expenses properly chargeable against the Premises and the rental therefrom, it being understood that any such re-letting may be for a period equal to or shorter or longer than the remaining term of this Lease; and provided, further, that (i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder and (ii) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this Subparagraph (y) to a credit in respect of any net rents from a re-letting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit. If the Premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such re-letting and of the expenses of re-letting.

Landlord shall use commercially reasonable efforts to mitigate any damages resulting from an event of default by Tenant under this Lease. Landlord’s obligation to mitigate damages shall be satisfied in full if Landlord undertakes to lease the Premises (or any portion thereof) to another tenant (a “Substitute Tenant”) in accordance with the following criteria: (a) Landlord shall have no obligation to solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete legal possession of the Premises including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant; (b) Landlord shall not be obligated to lease or show the Premises, on a priority basis, or offer the Premises to a prospective tenant when other premises in the Building suitable for that prospective tenant’s use are (or soon will be) available; (c) Landlord shall not be obligated to lease the Premises to a Substitute Tenant for a rent less than the current fair market rent then prevailing for similar uses in Comparable Buildings, nor shall Landlord be obligated to enter into a new lease under other terms and conditions that are unacceptable to Landlord, in Landlord’s good faith discretion; (d) Landlord shall not be obligated to enter into a lease with a Substitute Tenant whose use would: (i) violate any restriction, covenant, or requirement contained in the lease of another tenant of the Building; (ii) adversely affect, in Landlord’s good faith opinion, the reputation of the Building; or (iii) be incompatible, in Landlord’s good faith opinion, with the operation of the Building; and (e) Landlord shall not be obligated to enter into a lease with any proposed Substitute Tenant which does not have, in Landlord’s good faith opinion, sufficient financial resources to operate the Premises in a first class manner and to fulfill all of the obligations in connection with the lease thereof as and when the same become due.

In calculating the rent and other charges under Subparagraph (x), above, there shall be included, in addition to the Yearly Rent, Tax Share and Operating Expense Share and all other considerations agreed to be paid or performed by Tenant, on the assumption that all such amounts and considerations would have remained constant (except as herein otherwise provided) for the balance of the full term hereby granted.

Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been terminated hereunder.

Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Notwithstanding anything to the contrary, Landlord shall be entitled to recover, in addition to the rent and other charges under Subparagraph (x) or (y) above, the actual cost of recovering possession of the Premises, reasonable attorneys’ fees, any real estate commissions actually paid by Landlord and the unamortized value of any free rent, reduced rent, tenant improvement allowance or other economic concessions provided by Landlord.

21.4 Fees and Expenses.

(a) If Tenant shall default in the performance of any covenant on Tenant’s part to be performed as in this Lease contained, beyond any applicable notice and cure periods, and such default continues beyond all applicable notice and grace periods, Landlord may immediately, or at any time thereafter, without notice, perform the same for the account of Tenant. If Landlord at any time is compelled to pay or elects to pay any sum of money, or do any act which will require the payment of any sum of money, by reason of the failure of Tenant to comply with any provision hereof, or if Landlord is compelled to or does incur any expense, including reasonable attorneys’ fees, in instituting, prosecuting, and/or defending any action or proceeding instituted by reason of any default of Tenant hereunder, Tenant shall on demand pay to Landlord by way of reimbursement the sum or sums so paid by Landlord with all costs and damages, plus interest computed as provided in Article 6 hereof.

(b) Tenant shall pay Landlord’s actual and reasonable cost and expense, including reasonable attorneys’ fees, incurred (i) in successfully enforcing any obligation of Tenant under this Lease or (ii) as a result of Landlord, without its fault, being made party to any litigation pending by or against Tenant or any persons claiming through or under Tenant. Landlord shall pay Tenant’s actual and reasonable cost and expense, including reasonable attorney’s fees, incurred in successfully enforcing any obligation of Landlord under this Lease.

21.5 Waiver of Redemption. Tenant does hereby waive and surrender all rights and privileges which it might have under or by reason of any present or future law to redeem the Premises or to have a continuance of this Lease for the term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided.

21.6 Landlord’s Remedies Not Exclusive. The specified remedies to which either party may resort hereunder are cumulative and are not intended to be exclusive of any remedies or means of redress to which such party may at any time be lawfully entitled, and either party may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for except where limited and with regard to the remedies set forth in Sections 4.1, 8.8, 10, 18 and 20.

21.7 Grace Period. Notwithstanding anything to the contrary in this Article contained, Landlord agrees not to take any action to terminate this Lease (a) for default by Tenant in the payment when due of any sum of money, if Tenant shall cure such default within five (5) business days after receipt of written notice thereof is given by Landlord to Tenant, provided, however, that no such notice need be given and no such default in the payment of money shall be curable if on two (2) prior occasions in the preceding 12-month period there had been a default in the payment of money which had been cured after notice of non-payment thereof had been given by Landlord to Tenant as herein provided or (b) for default by Tenant in the performance of any covenant other than a covenant to pay a sum of money, if Tenant shall cure such default within a period of thirty (30) days after written notice thereof given by Landlord to Tenant (the “Non-Monetary Grace Period”) (except where the nature of the default is such that remedial action should appropriately take place sooner, as indicated in such written notice), or within such additional period as may reasonably be required to cure such default if (because of governmental restrictions or any other cause beyond the reasonable control of Tenant) the default is of such a nature that it cannot be cured within such thirty (30) day period, provided, however, (1) that there shall be no extension of time beyond such thirty (30) day period for the curing of any such default unless, not more than ten (10) days after the receipt of the notice of default, Tenant in writing (i) shall specify the cause on account of which the default cannot be cured during such period and shall advise Landlord of its intention duly to institute all steps necessary to cure the default and (ii) shall, as soon as reasonably practicable, duly institute and thereafter diligently prosecute to completion all steps necessary to cure such default and, (2) that no notice of the opportunity to cure a default need be given, and no grace period whatsoever shall be allowed to Tenant, if the default is incurable or if the same covenant or condition the breach of which gave rise to default had, by reason of a breach on a prior occasion, been the subject of a notice hereunder to cure such default given more than once during the preceding 12 month period.

Notwithstanding anything to the contrary in this Article 21.7 contained, except to the extent prohibited by applicable law, any statutory notice and grace periods provided to Tenant by law are hereby expressly waived by Tenant. Notwithstanding any provision of this Lease to the contrary, neither Tenant’s officers, directors, trustees, shareholders, agents or employees, nor their respective partners, heirs, successors and assigns, shall ever have any personal liability for the obligations of Tenant hereunder, and Landlord hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Landlord.

22.	END OF TERM-ABANDONED PROPERTY

Upon the expiration or other termination of the term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Premises and all alterations and additions thereto, broom clean, in good order, repair and condition (except as provided herein and in Articles 8.7, 18 and 20) excepting only ordinary wear and use (as defined in Article 14.1 hereof) and damage by fire or other casualty or other matters for which, under other provisions of this Lease, Tenant has no responsibility of repair or restoration. Tenant shall remove all of its property, including, without limitation, all telecommunication, computer and other cabling installed by Tenant in the Premises or elsewhere in the Building, and, to the extent specified by Landlord in writing at the time of installation thereof, all alterations and additions made by Tenant and all partitions made by Tenant wholly within the Premises, and shall repair any damages to the Premises or the Building caused by their installation or by such removal. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

Tenant will remove any personal property from the Building and the Premises upon or prior to the expiration or termination of this Lease and any such property which shall remain in the Building or the Premises thereafter shall be conclusively deemed to have been abandoned, and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any part thereof shall be sold, Landlord may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of the sale, the cost of moving and storage, any arrears of Yearly Rent, additional or other charges payable hereunder by Tenant to Landlord and any damages to which Landlord may be entitled under Article 21 hereof or pursuant to law.

If Tenant or anyone claiming under Tenant shall remain in possession of the Premises or any part thereof after the expiration or prior termination of the term of this Lease without any agreement in writing between Landlord and Tenant with respect thereto, then, prior to the acceptance of any payments for rent or use and occupancy by

Landlord, the person remaining in possession shall be deemed a tenant-at-sufferance. Whereas the parties hereby acknowledge that Landlord may need the Premises after the expiration or prior termination of the term of the Lease for other tenants and that the damages which Landlord may suffer as the result of Tenant’s holding-over cannot be determined as of the Execution Date hereof, in the event that Tenant so holds over, Tenant shall pay to Landlord in addition to all rental and other charges due and accrued under the Lease prior to the date of termination, charges (based upon fair market rental value of the Premises) for use and occupation of the Premises thereafter and, in addition to such sums and any and all other rights and remedies which Landlord may have at law or in equity, an additional use and occupancy charge in the amount of fifty percent (50%) of either the Yearly Rent and other charges calculated (on a daily basis) at the highest rate payable under the terms of this Lease, but measured from the day on which Tenant’s hold-over commenced and terminating on the day on which Tenant vacates the Premises or the fair market value of the Premises for such period, whichever is greater. In addition, Tenant shall save Landlord, its agents and employees, harmless and will exonerate, defend and indemnify Landlord, its agents and employees, from and against any and all damages which Landlord may suffer on account of Tenant’s hold-over in the Premises after the expiration or prior termination of the term of the Lease; provided, however, that Tenant shall not be liable to landlord for consequential damages resulting from Tenant’s holdover in the Premises until said holdovers extends more than fifteen (15) days after the expiration or prior termination of the Lease.

23.	SUBORDINATION

(a) Subject to any mortgagee’s or ground lessor’s election, as hereinafter provided for, this Lease is subject and subordinate in all respects to all matters of record (including, without limitation, deeds and land disposition agreements), ground leases and/or underlying leases, and all mortgages, any of which may now or hereafter be placed on or affect such leases and/or the real property of which the Premises are a part, or any part of such real property, and/or Landlord’s interest or estate therein, and to each advance made and/or hereafter to be made under any such mortgages, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor. In confirmation of, and as a condition to, any such subordination, Tenant shall execute, acknowledge and deliver promptly any commercially reasonable and customary certificate or instrument that Landlord and/or any mortgagee and/or lessor under any ground or underlying lease and/or their respective successors in interest may request; provided that Tenant receives the written agreement of the mortgagee or ground lessor that Tenant’s use and occupancy hereunder will not be disturbed in the event of termination or foreclosure. Tenant acknowledges that, where applicable, any consent or approval hereafter given by Landlord may be subject to the further consent or approval of such mortgagee and/or ground lessor; and the failure or refusal of such mortgagee and/or ground lessor to give such consent or approval shall, notwithstanding anything to the contrary in this Lease contained, constitute reasonable justification for Landlord’s withholding its consent or approval.

(b) Any such mortgagee or ground lessor may from time to time subordinate or revoke any such subordination of the mortgage or ground lease held by it to this Lease. Such subordination or revocation, as the case may be, shall be effected by written notice to Tenant and by recording an instrument of subordination or of such revocation, as the case may be, with the appropriate registry of deeds or land records and to be effective without any further act or deed on the part of Tenant. In confirmation of such subordination or of such revocation, as the case may be, Tenant shall execute, acknowledge and promptly deliver any certificate or instrument that Landlord, any mortgagee or ground lessor may request, subject to Landlord’s, mortgagee’s and ground lessor’s right to do so for, on behalf and in the name of Tenant under certain circumstances, as hereinafter provided.

(c) Without limitation of any of the provisions of this Lease, if any ground lessor or mortgagee shall succeed to the interest of Landlord by reason of the exercise of its rights under such ground lease or mortgage (or the acceptance of voluntary conveyance in lieu thereof) or any third party (including, without limitation, any foreclosure purchaser or mortgage receiver) shall succeed to such interest by reason of any such exercise or the expiration or sooner termination of such ground lease, however caused, then such successor may, upon notice and request to Tenant (which, in the case of a ground lease, shall be within thirty (30) days after such expiration or sooner termination), succeed to the interest of Landlord under this Lease, provided, however, that such successor shall not: (i) be liable for any previous act or omission of Landlord under this Lease; subject to the terms and conditions of the applicable non-disturbance agreement or subordination and non-disturbance agreement. In the event of such succession to the interest of the Landlord — and notwithstanding that any such mortgage or ground lease may antedate this Lease — the Tenant shall attorn to such successor and shall ipso facto be and become bound directly to such successor in interest to Landlord to perform and observe all the Tenant’s obligations under this Lease without the necessity of the execution of any further instrument. Nevertheless, Tenant agrees at any time and from time to time during the term hereof to execute a suitable instrument in confirmation of Tenant’s agreement to attorn, as aforesaid, subject to Landlord’s, mortgagee’s and ground lessor’s right to do so for, on behalf and in the name of Tenant under certain circumstances, as hereinafter provided.

(d) The term “mortgage(s)” as used in this Lease shall include any mortgage or deed of trust. The term “mortgagee(s)” as used in this Lease shall include any mortgagee or any trustee and beneficiary under a deed of trust or receiver appointed under a mortgage or deed of trust. The term “mortgagor(s)” as used in this Lease shall include any mortgagor or any grantor under a deed of trust.

(e) Intentionally omitted.

(f) Notwithstanding anything to the contrary contained in this Article 23, if all or part of Landlord’s estate and interest in the real property of which the Premises are a part shall be a leasehold estate held under a ground lease, then: (i) the foregoing subordination provisions of this Article 23 shall not apply to any mortgages of the fee interest in said real property to which Landlord’s leasehold estate is not otherwise subject and subordinate; and (ii) the provisions of this Article 23 shall in no way waive, abrogate or otherwise affect any agreement by any ground lessor (x) not to terminate this Lease incident to any termination of such ground lease prior to its term expiring or (y) not to name or join Tenant in any action or proceeding by such ground lessor to recover possession of such real property or for any other relief.

(g) In the event of any failure by Landlord to perform, fulfill or observe any agreement by Landlord herein, in no event will the Landlord be deemed to be in default under this Lease permitting Tenant to exercise any or all rights or remedies under this Lease until the Tenant shall have given written notice of such failure to any mortgagee (ground lessor and/or trustee) of which Tenant shall have been advised and until a reasonable period of time shall have elapsed following the giving of such notice, during which such mortgagee (ground lessor and/or trustee) shall have the right, but shall not be obligated, to remedy such failure.

(h) Landlord agrees to use commercially reasonable efforts to obtain from its current mortgagee a subordination, non-disturbance and attornment agreements based upon the mortgagee’s form.

24.	QUIET ENJOYMENT

Landlord covenants that if, and so long as, there exists no default continuing uncured beyond the expiration of applicable notice and grace periods, Tenant shall quietly enjoy the Premises from and against the claims of all persons claiming by, through or under Landlord subject, nevertheless, to the covenants, agreements, terms, provisions and conditions of this Lease and to the mortgages, ground leases and/or underlying leases to which this Lease is subject and subordinate, as hereinabove set forth.

Without incurring any liability to Tenant, Landlord may permit access to the Premises and open the same, whether or not Tenant shall be present, upon any written demand or subpoena of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing, Tenant’s property or for any other lawful purpose (but this provision and any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official making such demand has any right or interest in or to this Lease, or in or to the Premises), or upon demand of any representative of the fire, police, building, sanitation or other department of the city, state or federal governments. If Tenant is not present in the Premises, Landlord will endeavor to give Tenant prompt notice of such demand and a reasonable opportunity to contest the same.

25.	ENTIRE AGREEMENT-WAIVER-SURRENDER

25.1 Entire Agreement. This Lease and the Exhibits made a part hereof contain the entire and only agreement between the parties and any and all statements and representations, written and oral, including previous correspondence and agreements between the parties hereto, are merged herein. Tenant acknowledges that all representations and statements upon which it relied in executing this Lease are contained herein and that the Tenant in no way relied upon any other statements or representations, written or oral. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Lease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

25.2 Waiver by Landlord. The failure of Landlord to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Lease, or any of the Rules and Regulations promulgated hereunder, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The failure of Tenant to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Lease, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. Except as may otherwise be expressly set forth herein, no provisions of this Lease shall be deemed to have been waived by Tenant unless such waiver be in writing signed by Tenant. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of such Rules and Regulations against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provisions of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy in this Lease provided.

25.3 Surrender. No act or thing done by Landlord during the term hereby demised shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of the Lease or a surrender of the Premises. In the event that Tenant at any time desires to have Landlord underlet the Premises for Tenant’s account, Landlord or Landlord’s agents are authorized to receive the keys for such purposes without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant’s effects in connection with such underletting.

26.	INABILITY TO PERFORM-EXCULPATORY CLAUSE

(a) Except as may otherwise be provided in this Lease, the obligations of Tenant to pay rent hereunder and perform all the other covenants, agreements, terms, provisions and conditions hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make or is delayed in making any repairs, replacements, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strikes or labor troubles or any other similar or dissimilar cause whatsoever beyond Landlord’s reasonable control, including but not limited to, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war, hostilities or other similar or dissimilar emergency (provided that lack of funds shall never be considered a matter beyond Landlord’s control). In each such instance of inability of Landlord to perform, Landlord shall exercise reasonable diligence to eliminate the cause of such inability to perform. Any time period within which Tenant is required to perform any obligation hereunder (other than the payment of Rent and additional rent) shall be extended for any period in which Tenant is unable to fulfill such obligation or is delayed in so doing by reason of strikes or labor troubles or any other similar or dissimilar cause whatsoever beyond Tenant’s reasonable control (provided that lack of funds shall never be considered a matter beyond Tenant’s control), including but not limited to, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war, hostilities or other similar or dissimilar emergency. In each such instance of inability of Tenant to perform, Tenant shall exercise reasonable diligence to eliminate the cause of such inability to perform.

(b) Tenant shall neither assert nor seek to enforce any claim against Landlord, or Landlord’s agents or employees, or the assets of Landlord or of Landlord’s agents or employees, for breach of this Lease or otherwise, other than against Landlord’s interest in the Complex of which the Premises are a part and in the uncollected rents, issues and profits thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease, it being specifically agreed that in no event shall Landlord or Landlord’s agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives, and the like, disclosed or undisclosed, thereof) ever be personally liable for any such liability. This paragraph shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or to take any other action which shall not involve the personal liability of Landlord to respond in monetary damages from Landlord’s assets other than the Landlord’s interest in said real estate, as aforesaid. In no event shall Landlord or Landlord’s agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof) ever be liable for consequential or incidental damages. In no event shall Tenant or Tenant’s agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof) ever be liable for consequential or incidental damages; except, as to Tenant only, to the extent arising from a violation of Tenant’s obligations set forth in Article 22 or Article 29.11, for breach of which Landlord shall have recourse to its rights and remedies without the foregoing limitation on damages. Without limiting the foregoing, in no event shall Landlord or Landlord’s agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof) ever be liable for lost profits of Tenant. Without limiting the foregoing, in no event shall Tenant’s agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof) ever be liable for lost profits of Landlord.

(c) Landlord shall not be deemed to be in default of its obligations under the Lease unless Tenant has given Landlord written notice of such default, and Landlord has failed to cure such default within thirty (30) days after Landlord receives such notice or such longer period of time as Landlord may reasonably require to cure such default. Notwithstanding the foregoing, in the case of any asserted failure of Landlord to perform its obligations and covenants hereunder, which failure is reasonably likely to give rise to imminent danger of damage to property or bodily injury, Landlord will respond promptly upon notice thereof and take all such actions as may be commercially reasonable and necessary. Except as otherwise expressly provided in this Lease, in no event shall Tenant’s obligation to pay Yearly Rent or other charges under this Lease abate based upon any default by Landlord of its obligations under the Lease.

27.	BILLS AND NOTICES

Any notice, consent, request, bill, demand or statement hereunder by either party to the other party shall be in writing and, if received at Landlord’s or Tenant’s address, shall be deemed to have been duly given when either delivered or served personally or sent via overnight mail (via nationally recognized courier), addressed to Landlord at its address as stated in Exhibit 1 with a copy to Landlord, c/o Beal and Company, Inc., One Kendall Square, Building 400, 2nd Floor, Cambridge, Massachusetts 02139; ATTN: General Manager and a copy to Sherin and Lodgen LLP, 101 Federal Street, Boston, Massachusetts 02110, ATTN: Robert M. Carney, and to Tenant at the Premises (or at Tenant’s address as stated in Exhibit 1, if mailed prior to Tenant’s occupancy of the Premises), and a copy to Stephen T. Langer, Langer & McLaughlin, LLP, 855 Boylston Street, Boston, MA 02116, or if any address for notices shall have been duly changed as hereinafter provided, if mailed as aforesaid to the party at such changed address. Either party may at any time change the address or specify an additional address for such notices, consents, requests, bills, demands or statements by delivering or mailing, as aforesaid, to the other party a notice stating the change and setting forth the changed or additional address, provided such changed or additional address is within the United States.

If Tenant is a partnership, Tenant, for itself, and on behalf of all of its partners, hereby appoints Tenant’s Service Partner, as identified on Exhibit 1, to accept service of any notice, consent, request, bill, demand or statement hereunder by Landlord and any service of process in any judicial proceeding with respect to this Lease on behalf of Tenant and as agent and attorney-in-fact for each partner of Tenant.

All bills and statements for reimbursement or other payments or charges due from Tenant to Landlord hereunder shall be due and payable in full thirty (30) days, unless herein otherwise provided, after submission thereof by Landlord to Tenant. Tenant’s failure to make timely payment of any amounts indicated by such bills and statements, whether for work done by Landlord at Tenant’s request, reimbursement provided for by this Lease or for any other sums properly owing by Tenant to Landlord, shall be treated as a default in the payment of rent, in which event Landlord shall have all rights and remedies provided in this Lease for the nonpayment of rent.

28.	PARTIES BOUND-SEIZING OF TITLE

The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Article 16 hereof shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article 28 shall not be construed as modifying the conditions of limitation contained in Article 21 hereof.

If, in connection with or as a consequence of the sale, transfer or other disposition of the real estate (land and/or Building, either or both, as the case may be) of which the Premises are a part, Landlord ceases to be the owner of the reversionary interest in the Premises, then upon assumption thereof by the buyer or transferee, Landlord shall be entirely freed and relieved from the performance and observance thereafter of all covenants and obligations hereunder on the part of Landlord to be performed and observed, it being understood and agreed in such event (and it shall be deemed and construed as a covenant running with the land) that the person succeeding to Landlord’s ownership of said reversionary interest shall thereupon and thereafter assume, and perform and observe, any and all of such covenants and obligations of Landlord.

29.	MISCELLANEOUS

29.1 Separability. If any provision of this Lease or portion of such provision or the application thereof to any person or circumstance is for any reason held invalid or unenforceable, the remainder of the Lease (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

29.2 Captions, etc. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provisions thereof. References to “State” shall mean, where appropriate, the Commonwealth of Massachusetts.

29.3 Broker. Tenant represents and warrants that it has not directly or indirectly dealt, with respect to the leasing of office space in the Building or the Complex of which it is a part (called “Building, etc.” in this Article 29.3) with any broker or had its attention called to the Premises or other space to let in the Building, etc. by anyone other than the broker, person or firm, if any, designated in Exhibit 1. Tenant agrees to defend, exonerate and save harmless and indemnify Landlord and anyone claiming by, through or under Landlord against any claims for a commission arising out of the execution and delivery of this Lease or out of negotiations between Landlord and Tenant with respect to the leasing of other space in the Building, etc., provided that Landlord shall be solely responsible for the payment of brokerage commissions to the broker, person or firm, if any, designated in Exhibit 1.

29.4 Intentionally Omitted.

29.5 Arbitration. Any disputes relating to the provisions or obligations contained in Articles 2.1, 18 and 20 of this Lease as to which a specific provision for a reference to arbitration is made herein shall be submitted to arbitration in accordance with the provisions of applicable state law (as identified on Exhibit 1), as from time to time amended. Arbitration proceedings, including the selection of an arbitrator, shall be conducted pursuant to the rules, regulations and procedures from time to time in effect as promulgated by the Real Estate Bar Association of Massachusetts. Prior written notice of application by either party for arbitration shall be given to the other at least ten (10) days before submission of the application to the said Association’s office in the City wherein the Building is situated (or the nearest other city having an Association office). The arbitrator shall hear the parties and their evidence. The decision of the arbitrator shall be binding and conclusive, and judgment upon the award or decision of the arbitrator may be entered in the appropriate court of law (as identified on Exhibit 1); and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the Court or a Judge thereof may be served outside the State wherein the Building is situated by registered mail or by personal service, provided a reasonable time for appearance is allowed. The costs and expenses of each arbitration hereunder and their apportionment between the parties shall be determined by the arbitrator in his award or decision. No arbitrable dispute shall be deemed to have arisen under this Lease prior to the expiration of the period of twenty (20) days after the date of the giving of written notice by the party asserting the existence of the dispute together with a description thereof sufficient for an understanding thereof.

29.6 Governing Law. This Lease is made pursuant to, and shall be governed by, and construed in accordance with, the laws of the State wherein the Building is situated and any applicable local municipal rules, regulations, by-laws, ordinances and the like.

29.7 Assignment of Rents. With reference to any assignment by Landlord of its interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to or held by a bank, trust company, insurance company or other institutional lender holding a mortgage or ground lease on the Building, Tenant agrees:

(a) that the execution thereof by Landlord and the acceptance thereof by such mortgagee and/or ground lessor shall never be deemed an assumption by such mortgagee and/or ground lessor of any of the obligations of the Landlord hereunder, unless such mortgagee and/or ground lessor shall, by written notice sent to the Tenant, specifically otherwise elect; and

(b) that, except as aforesaid, such mortgagee and/or ground lessor shall be treated as having assumed the Landlord’s obligations hereunder only upon foreclosure of such mortgagee’s mortgage or deed of trust or termination of such ground lessor’s ground lease and the taking of possession of the demised Premises after having given notice of its exercise of the option stated in Article 23 hereof to succeed to the interest of the Landlord under this Lease.

29.8 Representation of Authority. By his or her execution hereof each of the signatories on behalf of the respective parties hereby warrants and represents to the other that he is duly authorized to execute this Lease on behalf of such party. If Tenant is a corporation, Tenant hereby appoints the signatory whose name appears below on behalf of Tenant as Tenant’s attorney-in-fact for the purpose of executing this Lease for and on behalf of Tenant.

29.9 Expenses Incurred by Landlord Upon Tenant Requests. Tenant shall, upon demand, reimburse Landlord for all reasonable expenses, including, without limitation, legal fees, incurred by Landlord in connection with all requests by Tenant for consents, approvals or execution of collateral documentation related to this Lease, including, without limitation, costs incurred by Landlord in the review and approval of Tenant’s plans and specifications in connection with proposed alterations to be made by Tenant to the Premises, requests by Tenant to sublet the Premises or assign its interest in the Lease, the execution by Landlord of estoppel certificates requested by Tenant, and requests by Tenant for Landlord to execute waivers of Landlord’s interest in Tenant’s property in connection with third party financing by Tenant. Such costs shall be deemed to be additional rent under the Lease. Except to the extent provided otherwise in the Lease, wherever one party is required under the terms of this Lease to reimburse the other for costs incurred, the party requesting reimbursement shall be entitled to recover the actual and reasonable costs or expenses actually paid out-of-pocket to third parties, and shall not recover administrative fees or charges, mark-ups or in-house allocations of staff costs. The party requesting reimbursement shall provide reasonable back-up or evidence of payment upon request

29.10 Survival. Without limiting any other obligation of the Tenant or Landlord which may survive the expiration or prior termination of the term of the Lease, all obligations on the part of Tenant or Landlord to indemnify, defend, or hold the other party harmless, as set forth in this Lease (including, without limitation, Tenant’s obligations under Articles 13(d), 15.3, and 29.3) shall survive the expiration or prior termination of the term of the Lease.

29.11 Hazardous Materials. Landlord and Tenant agree as follows with respect to the existence or use of “Hazardous Material” in or on the Premises, the Building or the Complex.

(a) Tenant, at its sole cost and expense, shall comply with the Emergency Planning and Community Right to Know Act (EPCRTKA) 42 U.S.C. § 11001-11050, and all other laws, statutes, ordinances, rules and regulations of any local, state or federal governmental authority having jurisdiction concerning environmental, health and safety matters (collectively, “Environmental Laws”), including, but not limited to, any discharge into the air, surface, water, sewers, soil or groundwater of any Hazardous Material (as defined in Article 29.11(c)), whether within or outside the Premises within the Complex. Notwithstanding the foregoing, nothing contained in this Lease requires, or shall be construed to require, Tenant to incur any liability related to or arising from environmental conditions (i) for which the Landlord is responsible pursuant to the terms of this Lease, or (ii) which existed within the Premises or the Complex prior to the date Tenant takes possession of the Premises. Upon execution of this Lease, Landlord shall provide Tenant with copies of any decommissioning reports in its possession for the Premises provided such reports are not the subject of any confidentiality obligations of Landlord, and Tenant shall have no obligation or liability for any environmental conditions not so disclosed to Tenant therein that existing prior to the date Tenant tales possession of the Premises.

(b) Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises or otherwise in the Complex by Tenant, its agents, employees, contractors or invitees, without providing Landlord with a written list of all such Hazardous Materials, including quantities used, except for Hazardous Materials which are typically used in the operation of offices or laboratories, provided that such materials are stored, used and disposed of in strict compliance with all applicable Environmental Laws and with good scientific and medical practice. Within five (5) business days after receipt of Landlord’s request, Tenant shall provide Landlord with an updated list of all Hazardous Materials, including quantities used and such other information as Landlord may reasonably request, used by Tenant in the Premises or otherwise in the Complex. Notwithstanding the foregoing, with respect to any of Tenant’s Hazardous Material which Tenant does not properly handle, store or dispose of in compliance with all applicable Environmental Laws and good scientific and medical practice, Tenant shall, upon written notice from Landlord, no longer have the right to bring such material into the Premises, Building of which the Premises is a part or the Complex until Tenant has demonstrated, to Landlord’s reasonable satisfaction, that Tenant has implemented programs to thereafter properly handle, store or dispose of such material.

(c) As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material or waste or petroleum derivative which is or becomes regulated by any Environmental Law, specifically including live organisms, viruses and fungi, medical waste, and so-called “biohazard” materials. The term “Hazardous Material” includes, without limitation, any material or substance which is (i) designated as a “hazardous substance” pursuant to Section 1311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (ii) defined as a “hazardous waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 6903), (iii) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C. Section 9601), (iv) defined as “hazardous substance” or “oil” under Chapter 21E of the General Laws of Massachusetts, or (v) a so-called “biohazard” or medical waste, or is contaminated with blood or other bodily fluids; and “Environmental Laws” include, without limitation, the laws listed in the preceding clauses (i) through (iv).

(d) Intentionally omitted.

(e) Subject to Article 19 and except for matters caused by Landlord or its agents, employees or contractors, Tenant hereby covenants and agrees to indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (collectively “Losses”) which Landlord may reasonably incur arising out of contamination of real estate, the Complex or other property not a part of the Premises, which contamination arises as a result of: (i) the presence of Hazardous Material in the Premises, the presence of which is caused or permitted by Tenant, or (ii) from a breach by Tenant of its obligations under this Article 29.11. This indemnification of Landlord by Tenant includes, without limitation, reasonable costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Premises based upon the circumstances identified in the first sentence of this Article 29.11(e). The indemnification and hold harmless obligations of Tenant under this Article 29.11(e) shall survive any termination of this Lease. Without limiting the foregoing, if the presence of any Hazardous Material in the Building or otherwise in the Complex caused or permitted by Tenant results in any contamination of the Premises, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises to a condition which complies with all Environmental Laws; provided that Landlord’s approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions, in Landlord’s reasonable discretion, would not potentially have any materially adverse long-term or short-term effect on the Premises, and, in any event, Landlord shall not withhold its approval of any proposed actions which are required by applicable Environmental Laws. Notwithstanding any provision of this Lease to the contrary, Tenant shall in no event have any liability (by way of indemnification or otherwise) for removal or remediation of any Hazardous Materials from the Premises, Building or the Complex to the extent that such Hazardous Materials (i) existed in, on or under the Premises, the Building or the Complex, as the case may be, prior to the Term Commencement Date, or (ii) were placed or released in, on or under the Building or the Premises other than by the act, negligence or omission of Tenant or its agents, employees, or contractors.

(f) On or before the date that Tenant, and anyone claiming by, through or under Tenant, vacates the Premises, and immediately prior to the time that Tenant delivers the Premises to Landlord, Tenant shall:

(1) Cause the Premises to be decommissioned in accordance with the regulations of the U.S. Nuclear Regulatory Commission and/or the Massachusetts Department of Public Health for the control of radiation, cause the Premises to be released for unrestricted use by the Radiation Control Program of the Massachusetts Department of Public Health for the control of radiation, and deliver to Landlord the report of a certified industrial hygienist stating that he or she has examined the Premises (including visual inspection, Geiger counter evaluation and airborne and surface monitoring) and found no evidence that such portion contains Hazardous Materials, as defined in this Article 29.11, or is otherwise in violation of any Environmental Law, as defined in this Article 29.11 hereof.

(2) Provide to Landlord a copy of its most current chemical waste removal manifest and a certification from Tenant executed by an officer of Tenant that no Hazardous Materials or other potentially dangerous or harmful chemicals brought onto the Premises from and after the date that Tenant first took occupancy of the Premises remain in the Premises.

29.12 Patriot Act.

Tenant represents and warrants to Landlord that:

(A) Tenant has not received any notice that it is in violation of any Anti-Terrorism Law

(B) Tenant is not, as of the date hereof:

(i)	knowingly conducting any business or engaging in any transaction or dealing with any Prohibited Person (as hereinafter defined), including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person;

(ii)	knowingly dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or

(iii)	knowingly engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in, any Anti-Terrorism Law; and

(C) Neither Tenant nor (to the best of Tenant’s knowledge) any of its affiliates, officers, directors, shareholders, members or lease guarantor, as applicable, is a Prohibited Person.

If at any time any of these representations becomes false, then it shall be considered a material default under this Lease.

As used herein, “Anti-Terrorism Law” is defined as any law relating to terrorism, anti-terrorism, money-laundering or anti-money laundering activities, including without limitation the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, Executive Order No. 13224, and Title 3 of the USA Patriot Act, and any regulations promulgated under any of them. As used herein “Executive Order No. 13224” is defined as Executive Order No. 13224 on Terrorist Financing effective September 24, 2001, and relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism”, as may be amended from time to time. “Prohibited Person” is defined as (i) a person or entity that is listed in the Annex to Executive Order No. 13224, or a person or entity owned or controlled by an entity that is listed in the Annex to Executive Order No. 13224; (ii) a person or entity with whom Landlord is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; or (iii) a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/t11sdn.pdf or at any replacement website or other official publication of such list. “USA Patriot Act” is defined as the “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Public Law 107-56), as may be amended from time to time.

29.13 Letter of Credit. In order to secure Tenant’s obligations to Landlord under this Lease, Tenant shall deliver to Landlord, on the date that Tenant executes and delivers the Lease to Landlord, an Irrevocable Standby Letter of Credit (“Letter of Credit”) which shall be (1) in the form attached hereto as Exhibit 5, (2) issued by a bank reasonably acceptable to Landlord (Landlord agreeing that Square 1 Bank is acceptable) upon presentment made in or from Boston, Massachusetts or by mail or facsimile, (3) in an amount equal to Three Hundred Ninety-Two Thousand Eight Hundred and Eighty-Three and 00/100 ($392,883.00) Dollars, and (4) for a term of not less than one (1) year, subject to extension in accordance with the terms of the Letter of Credit. In the event of a change of circumstance relating to the bank issuing the Letter of Credit, or if Landlord otherwise believes that the financial condition of the issuing bank has been materially degraded, Landlord reserves the right to require Tenant to replace the Letter of Credit from time to time with a similar letter of credit issued by another bank satisfactory to Landlord. Tenant shall, on or before the date thirty (30) days prior to the expiration of the term of such Letter of Credit, deliver to Landlord a new Letter of Credit satisfying the foregoing conditions (“Substitute Letter of Credit”) in lieu of the Letter of Credit then being held by Landlord. Such Letter of Credit shall be automatically renewable for successive one-year periods provided that if the issuer of such Letter of Credit gives notice of its election not to renew such Letter of Credit for any additional period pursuant thereto, Tenant shall be required to deliver a Substitute Letter of Credit satisfying the conditions hereof, on or before the date thirty (30) days prior to the expiration of the term of such Letter of Credit. Tenant agrees that it shall from time to time, as necessary, whether as a result of a draw on the Letter of Credit by Landlord pursuant to the terms hereof or as a result of the expiration of the Letter of Credit then in effect, renew or replace the original and any subsequent Letter of Credit so that a Letter of Credit, in the amount required hereunder, is in effect throughout term of this Lease, including any extensions thereof, or in the event that Tenant remains in possession of the Premises following the expiration of the term, or if Tenant has obligations hereunder to Landlord that remain unsatisfied following the expiration of the term (as may be extended), and for four (4) months after the latest to occur of the foregoing (i.e., the expiration of the term (as may be extended), the date on which Tenant vacates and yields up the premises, etc.). If Tenant fails to furnish such renewal or replacement at least 30 days prior to the stated expiration date of the Letter of Credit then held by Landlord, Landlord may draw upon such Letter of Credit and hold the proceeds thereof (and such proceeds need not be segregated) as a security deposit pursuant to the terms of this Article 29.13.

In the event that Tenant is in default of its obligations under the Lease beyond applicable notice and cure periods, then the Landlord shall have the right, at any time after such event, without giving any further notice to Tenant, to draw down from said Letter of Credit (Substitute Letter of Credit or Additional Letter of Credit, as defined below, as the case may be) (a) the amount necessary to cure such default or (b) if such default cannot reasonably be cured by the expenditure of money, to exercise all rights and remedies Landlord may have on account of such default, the amount which, in Landlord’s opinion, is necessary to satisfy Tenant’s liability on account thereof. In the event of any such draw by the Landlord, Tenant shall, within fifteen (15) business days of written demand therefor, deliver to Landlord an additional Letter of Credit satisfying the foregoing conditions (“Additional Letter of Credit”), except that the amount of such Additional Letter of Credit shall be the amount of such draw. In addition, in the event of a termination based upon the default of Tenant under the Lease, or a rejection of the Lease pursuant to the provisions of the Federal Bankruptcy Code, Landlord shall have the right to draw upon the Letter of Credit (from time to time, if necessary) to cover the full amount of damages and other amounts due from Tenant to Landlord under the Lease. Any amounts so drawn shall, at Landlord’s election, be applied first to any unpaid rent and other charges which were due prior to the filing of the petition for protection under the Federal Bankruptcy Code.

Upon request of Landlord or any (prospective) purchaser or mortgagee of the Building, Tenant shall, at its expense, cooperate with Landlord (at no cost to Tenant) in obtaining an amendment to or replacement of any Letter of Credit which Landlord is then holding so that the amended or new Letter of Credit reflects the name of the new owner of the Building or mortgagee, as the case may be.

To the extent that Landlord has not previously drawn upon any Letter of Credit, Substitute Letter of Credit, Additional Letter of Credit or Security Proceeds (collectively “Collateral”) held by the Landlord, and to the extent that Tenant is not otherwise in default of its obligations under the Lease as of the termination date of the Lease, Landlord shall return such Collateral to Tenant on the termination of the term of the Lease.

In no event shall the proceeds of any Letter of Credit be deemed to be a prepayment of rent nor shall it be considered as a measure of liquidated damages.

Notwithstanding the foregoing, provided that: (i) Tenant has not been in default of any of its obligations under this Lease after the giving of any applicable notice and the expiration of any applicable grace period prior to any Reduction Date, as hereinafter defined, in question, (ii) Tenant is, as of such Reduction Date, not then in default of its obligation under the Lease (provided, however, that if there is no reduction of the security deposit based upon Tenant’s failure to satisfy the condition set forth in this clause (ii), then Tenant may subsequently achieve a reduction in the security deposit pursuant to this sentence at such time as Tenant cures such default, so long as the Lease is then in full force and effect and Tenant is otherwise then in full compliance with its obligations under the Lease), and (iii) the Lease is then in full force and effect, Landlord shall refund to Tenant such portion of the Letter of Credit which it is then holding so as to cause the total Letter of Credit to be reduced as of each Reduction Date as follows: Each time that Tenant provides Landlord with evidence that is reasonably satisfactory to Landlord that Tenant has secured ten million dollars in capital within each successive one year time frame for its business purposes (each as “Reduction Date”) the Letter of Credit shall be reduced by twenty-five percent (25%). In no event, however, shall the Letter of Credit be reduced more than three (3) times in accordance with the preceding sentence.

Any reduction in the Letter of Credit shall be accomplished by Tenant providing Landlord with a substitute Letter of Credit in the reduced amount in exchange for the existing Letter of Credit(s) which Landlord is then holding, or by an amendment to the existing Letter of Credit(s) then held by Landlord, in form and substance acceptable to Landlord, which is accepted by Landlord in writing.

29.14 Parking. Commencing as of the Term Commencement Date and continuing thereafter throughout the term of the Lease, the Landlord will make available to Tenant up to twenty-one (21) monthly parking passes for use in the One Kendall Square Garage (the “Garage”) which Landlord represents and warrants is owned in fee by it. Tenant shall have no right to sublet, assign, or otherwise transfer said parking passes except in connection with an assignment of this Lease or sublease of the Premises which is permitted pursuant to the provisions of this Lease. Said parking passes shall be paid for by Tenant at the then current prevailing rate in the Garage, as such rate may vary from time to time. The current rate for such passes as of the Execution Date of this Lease is $220.00 per month. If, for any reason, Tenant shall fail timely to pay the charge for said parking passes, and fails to cure such nonpayment within ten (10) business days after receipt of Landlord notice), Landlord shall have the same rights against Tenant as Landlord has with respect to the timely payment of Yearly Rent hereunder. Said parking passes will be on an unassigned, non-reserved basis, and shall be subject to reasonable rules and regulations from time to time in force. Tenant shall have the right, from time to time upon at least thirty (30) days prior written notice to Landlord, to surrender one or more of such parking passes, and upon such surrender, Tenant shall have no further rights or obligations with respect to such surrendered passes. To the extent available, Tenant shall have the option to lease additional parking passes on a month-to-month basis but otherwise subject to the terms of this Section 29.14.

29.15 Tenant’s Option to Extend the Term of the Lease.

A. On the conditions, which conditions Landlord may waive, at its election, by written notice to Tenant at any time, that Tenant is not in default of its covenants and obligations under the Lease, beyond applicable notice and cure periods, and that InVivo Therapeutics Corporation, itself, or a Permitted Transferee (as defined in Article 16), is occupying at least seventy-five (75%) of the Premises then demised to Tenant, both as of the time of option exercise and as of the commencement of the hereinafter described additional term, Tenant shall have the option to extend the term of this Lease for one (1) additional five (5) year term, such additional term commencing as of the expiration of the initial Lease term. Tenant may exercise such option to extend by giving Landlord written notice at least fourteen (14) months prior to the expiration of the initial Lease term. Upon the timely giving of such notice, the term of this Lease shall be deemed extended upon all of the terms and conditions of this Lease, except that Landlord shall have no obligation to construct or renovate the Premises and that the Yearly Rent during such additional term shall be as hereinafter set forth. If Tenant fails to give timely notice, as aforesaid, Tenant shall have no further right to extend the term of this Lease, time being of the essence of this Article 29.15. If Tenant fails to timely exercise its rights hereunder, then within twenty (20) days of Landlord’s request therefor, Tenant shall execute and deliver to Landlord a certification, in recordable form, confirming the Tenant’s failure to exercise (or waiver of) such right, and Tenant’s failure to so execute and deliver such certification shall (without limiting Landlord’s remedies on account thereof) entitle Landlord to execute and deliver to any third party, and record, an affidavit confirming the failure or waiver, which affidavit shall be binding on Tenant and may be conclusively relied on by third parties.

B. Yearly Rent. The Yearly Rent during the additional term shall be based upon the Fair Market Rental Value, as defined in Article 29.16, as of the commencement of the additional term, of the Premises then demised to Tenant.

C. Tenant shall have no further option to extend the term of the Lease other than the one (1) additional five (5) year term herein provided.

D. Notwithstanding the fact that, upon Tenant’s exercise of the herein option to extend the term of the Lease, such extension shall be self executing, as aforesaid, the parties shall promptly execute a lease amendment reflecting such additional term after Tenant exercises the herein option, except that the Yearly Rent payable in respect of such additional term may not be set forth in said amendment. Subsequently, after such Yearly Rent is determined, the parties shall execute a written agreement confirming the same. The execution of such lease amendment shall not be deemed to waive any of the conditions to Tenant’s exercise of its rights under this Article 29.15, unless otherwise specifically provided in such lease amendment.

29.16 Definition of Fair Market Rental Value.

A. “Fair Market Rental Value” shall be computed as of the date in question at the then current Yearly Rent, including provisions for subsequent increases and other adjustments for leases or agreements to lease then currently being negotiated, or executed in comparable space located in the Complex, or leases or agreements to lease then currently being negotiated or executed for comparable space located elsewhere in Comparable Buildings. In determining Fair Market Rental Value, all relevant factors shall be taken into account and given effect, including, without limitation: size, location and condition of Premises (excluding, however, improvements made by Tenant at its cost), building quality, lease term, including any further renewal options, tenant’s obligations with respect to operating expenses and taxes, concessions, tenant improvement allowances (if any), condition of building, and services and amenities provided by the Landlord.

B. Dispute as to Fair Market Rental Value:

Landlord shall initially designate Fair Market Rental Value and Landlord shall furnish data in support of such designation. If Tenant disagrees with Landlord’s designation of a Fair Market Rental Value, Tenant shall notify Landlord, by written notice given within thirty (30) days after Tenant has been notified of Landlord’s designation, of its disagreement whereupon the parties shall negotiate in good faith to arrive at a mutually agreeable Fair Market Rental Value or, at Tenant’s option, Tenant’s desire to terminate its Option to Extend negotiations. If the parties are unable to agree within thirty (30) days after Tenant’s notice to Landlord, the parties shall submit such Fair Market Rental Value to arbitration. Fair Market Rental Value shall be submitted to arbitration as follows: Fair

Market Rental Value shall be determined by impartial arbitrators, one to be chosen by the Landlord, one to be chosen by Tenant, and a third to be selected, if necessary, as below provided. The unanimous written decision of the two first chosen, without selection and participation of a third arbitrator, or otherwise, the written decision of a majority of three arbitrators chosen and selected as aforesaid, shall be conclusive and binding upon Landlord and Tenant. Landlord and Tenant shall each notify the other of its chosen arbitrator within ten (10) days following the call for arbitration and, unless such two arbitrators shall have reached a unanimous decision within thirty (30) days after their designation, they shall so notify the President of the Boston Bar Association (or such organization as may succeed to said Boston Bar Association) and request him or her to select an impartial third arbitrator. All arbitrators shall have at least ten (10) years of professional experience as an office building owner, real estate manager or real estate broker dealing with like types of properties, to determine Fair Market Rental Value as herein defined. Such third arbitrator and the first two chosen shall, subject to commercial arbitration rules of the Real Estate Bar Association of Massachusetts, hear the parties and their evidence and render their decision within thirty (30) days following the conclusion of such hearing and notify Landlord and Tenant thereof. Landlord and Tenant shall bear the expense of the third arbitrator (if any) equally. The decision of the arbitrators shall be binding and conclusive, and judgment upon the award or decision of the arbitrators may be entered in the appropriate court of law (as identified on Exhibit 1); and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the Court or a Judge thereof may be served outside the Commonwealth of Massachusetts by registered mail or by personal service, provided a reasonable time for appearance is allowed. If the dispute between the parties as to a Fair Market Rental Value has not been resolved before the commencement of Tenant’s obligation to pay rent based upon such Fair Market Rental Value, then Tenant shall pay Yearly Rent and other charges under the Lease in respect of the Premises in question based upon the Fair Market Rental Value designated by Landlord until either the agreement of the parties as to the Fair Market Rental Value, or the decision of the arbitrators, as the case may be, at which time Tenant shall pay any underpayment of rent and other charges to Landlord, or Landlord shall refund any overpayment of rent and other charges to Tenant.

29.17 Roof License

(a) Tenant shall have the non-exclusive license, at no additional charge, to install, operate and maintain, all in good order and repair, Roof-top equipment including, upon prior written consent of Landlord, not to be unreasonably withheld, one (1) or more antennae, satellite or other communication devices (collectively with other roof-top transmission and reception equipment, “Antenna”) and related mechanical or electrical equipment, conduits, cables, transmitters, receivers, and computer processing equipment (collectively, with the Antenna, the “Roof-top Equipment”) on a portion or portions of the roof of the Building (“Roof”) in compliance with all of the terms and conditions of this Lease, including but not limited to Article 12, and all of the specifications relating thereto as reasonably promulgated by and amended by Landlord from time to time

(the “Specifications”). Tenant acknowledges and agrees that the right granted to Tenant hereunder is a non-exclusive license and is not a lease or an appurtenant right to the Premises and, further, that Tenant’s liabilities under this Lease are not contingent or conditioned upon its ability to use the Roof-top Equipment and Tenant shall continue to be obligated to perform all of its obligations under the Lease if Tenant is unable to use the Roof-top Equipment. Tenant shall only use the Antenna to transmit and receive data transmissions for Tenant’s use. No person or entity other than Tenant (or a permitted subtenant or assignee, successor or assign) shall have the right to use or receive transmissions from the Antenna.

(b) The Roof-top Equipment installed by or on behalf of Tenant shall be installed at a location or locations on the Roof selected by Landlord, in its sole but reasonable discretion, and Landlord shall have the right, to be exercised in good faith, to require Tenant to relocate the Roof-top Equipment, from time to time, at Landlord’s sole cost and expense (if due to Landlord’s repairs and maintenance), so long as the new location or locations are suitable for Tenant’s operations. Tenant’s ability to use the Roof for its Roof-top Equipment as provided hereunder shall be in conjunction with other Building tenants and occupants and shall be proportionately distributed (and Roof space may be reserved) by Landlord in connection with such distribution. Landlord makes no representation or warranty to Tenant that the Roof will be satisfactory to Tenant or will permit Tenant to send or receive the transmissions it desires, provided Landlord shall use commercially reasonable efforts to assist Tenant to locate a satisfactory location on the Roof in connection with the Antenna. Prior to installing or replacing any Roof-top Equipment, Tenant shall submit to Landlord plans and specifications for the installation thereof, as the case may be, prepared by a licensed engineer reasonably satisfactory to Landlord (the “Plans”). The Plans shall be consistent with the Specifications, and otherwise reasonably satisfactory to Landlord, and shall show the location of the installations of the Roof-top Equipment, any structural requirements and installations, and all related equipment and components on the Roof, the location and type of all piping, conduit, wiring, cabling, the manner in which same will be placed on and fastened to the Roof and any other information requested by Landlord, in Landlord’s good faith discretion. Landlord shall have the right to require that any Roof-top Equipment not be visible from any location on the ground and/or that the all such Roof-top Equipment be screened in a manner satisfactory to Landlord and that all Roof-top Equipment be installed in such a way so as to allow maintenance and repairs to the Roof from time to time, all in Landlord’s good faith discretion. Landlord shall have the right to employ an engineer or other consultant to review the Plans and the reasonable, actual cost of such engineer or consultant shall be paid by Tenant to Landlord within thirty (30) days after request therefor. After Landlord has approved the Plans and prior to installing the Roof-top Equipment and any related equipment, wiring, conduit, piping, or cabling, Tenant shall obtain and provide to Landlord: (a) all required governmental and quasi-governmental permits, licenses, special zoning variances and authorizations, as required by applicable laws, rules, ordinances, regulations and restrictions, all of which Tenant shall obtain at its own cost and expense; and (b) a policy or certificate of insurance evidencing such insurance coverage as may be reasonably required by Landlord. Any alteration or modification of the Roof-top Equipment or any associated piping, conduit, wiring, cabling, equipment after the Plans have been approved shall require Landlord’s prior written approval, which may be given or withheld in Landlord’s good faith discretion. Landlord makes no representation or warranty that Tenant will be permitted under applicable law to install the Roof-top Equipment on the Roof.

(c) Installation and maintenance of the Roof-top Equipment or any associated structural work, piping, conduit, wiring, cabling, equipment shall be performed solely by contractors approved by Landlord, in its reasonable discretion. Landlord may require Tenant to use a roofing contractor selected by Landlord to perform any work that could damage, penetrate or alter the Roof and an electrician selected by Landlord to install any associated piping, conduit, wiring, cabling, equipment on the Roof or in the Building. Landlord may require anyone going on the Roof to execute in advance a liability waiver satisfactory to Landlord. Tenant shall bear all costs and expenses incurred in connection with the installation, operation and maintenance of the Roof-top Equipment and Tenant shall release, defend, indemnify and save Landlord harmless against and from any liability, loss, injury, damage, claim or suit resulting directly or indirectly from the aforesaid installations as provided in Section 15.3, use of the Roof and the Use and operation of any of the Roof-Top Equipment, and this indemnity shall survive the termination of this Lease and Tenant acknowledges and agrees that the foregoing limitations and/or restrictions shall not give rise to any right to terminate this Lease or any claim of breach of Landlord under this Lease or any claim for damages against Landlord or Landlord’s Agents at law or equity, including injunctive relief.

(d) Tenant acknowledges that Landlord may decide, in its good faith discretion, from time to time, to repair or replace the Roof (hereinafter “Roof Repairs”). If Landlord elects to make Roof Repairs, Tenant shall, upon Landlord’s request, temporarily remove or relocate the Roof-top Equipment so that the Roof Repairs may be completed. The cost of removing and reinstalling same shall be paid by Tenant, at Tenant’s sole cost and expense. Except for matters arising from the negligence or misconduct of Landlord or its agents, employees or contractors, Landlord shall not be liable to Tenant for any damages, lost profits or other costs or expenses incurred by Tenant as the result of the Roof Repairs.

(e) On the termination or expiration of the Lease, Tenant shall remove the Roof-top Equipment and all associated conduit, wiring, cabling, equipment and repair any damages caused thereby, at Tenant’s sole cost and expense. If Tenant does not remove same on or before the date this Lease terminates or expires, Tenant hereby authorizes Landlord to remove and dispose of same and associated conduit, wiring, cabling, equipment, and Tenant shall promptly reimburse Landlord for the costs and expenses it incurs in removing and disposing of same and repairing any damages caused thereby. Tenant agrees that Landlord may dispose of the Roof-top Equipment and any associated conduit, wiring, cabling, equipment in any manner selected by Landlord.

(f) Tenant’s license to operate and maintain the Roof-top Equipment hereunder shall automatically expire and terminate on the date that the term of the Lease expires or is otherwise terminated. This license to operate and maintain the Roof-top Equipment shall also terminate, at Landlord’s option, if any of the following continue for more than three (3) days after written notice from Landlord to Tenant: (a) the Antenna and/or applicable Roof-top Equipment is causing physical damage to the Building or the Roof, (b) the Antenna and/or applicable Roof-top Equipment is interfering with the normal or customary transmission or receipt of signals from or to the Building, (c) the Antenna and/or applicable Roof-top Equipment is causing Landlord to be in violation of any agreement to which Landlord is a party or (d) the Antenna and/or applicable Roof-top Equipment is causing Landlord to be in violation any local, state or federal law, regulation or ordinance; provided, Tenant shall have the right to remedy any of the foregoing circumstances to ensure the cessation of damage, interference, or violation, as the case may be, to Landlord’s reasonable satisfaction and thereupon Tenant may resume such use. Notwithstanding the foregoing, Landlord may suspend such right prior to the expiration of the three (3) day period but after notice (which may be oral) to Tenant under any of the following circumstances: (x) if necessary to prevent civil or criminal liability of in connection therewith; (y) if necessary to prevent an imminent and material interference of the conduct of business in the Building; or (z) if necessary to prevent injury to persons or imminent and material damage to the Building, Roof or other property therein (which shall include but not be limited to damage to or leaking of the Roof membrane). Any dispute between the parties under this Article 29.17 shall be submitted to arbitration pursuant to Article 29.5 hereof.

29.18 Right of First Offer on Certain Space.

(a) Tenant shall have a right of first offer to lease certain space on the fourth (4th) floor of the Building designated on the plan attached as Exhibit 6 that becomes available for occupancy (the “Available Space”) during the Lease term subject to and in accordance with the terms and conditions set forth in this Section 29.18. If at any time from and after the Term Commencement Date, any Available Space shall become available, Landlord shall notify Tenant thereof in writing (“Landlord’s Available Space Notice”), which notice shall include the anticipated estimated date upon which such Available Space shall become available for occupancy by Tenant (the “Anticipated Available Space Commencement Date”) along with a floor plan showing the approximate rentable square footage thereof. Tenant shall have the right to lease all such Available Space described in Landlord’s Available Space Notice only by giving written notice to Landlord within five (5) business days after Tenant receives Landlord’s Available Space Notice, time being of the essence. If Tenant so elects to lease the subject Available Space, such Available Space shall be leased upon the same terms and conditions contained in this Lease, except that: (x) the Yearly Rent for such space shall be equal to the Fair Market Rental Value therefor determined in accordance with Article 29.16 (made applicable hereto by such changes and modifications as are required given the application hereof) above, and the subject Available Space shall be and become part of the Premises hereunder upon the delivery of such Available Space to Tenant, and (y) it is understood and agreed that the subject Available Space shall be leased by Tenant in its then “as-is”, “where-is” condition, without warranty or representation by Landlord and Landlord shall have no obligation to complete any work to prepare the applicable Available Space for Tenant’s use and occupancy or provide any allowance or contribution therefor; provided, however, that Landlord agrees to demise the Available Space and deliver same without occupants and in broom-clean condition. If such election is made any time during the last Lease Year of the Lease Term then such election shall only be valid if Tenant elects to extend the term of the Lease as provided in Article 29.15. Following such election by Tenant, and effective as of the delivery of the applicable Available Space and for the balance of the Term and any extension thereof: (i) the “Premises”, as used in this Lease, shall include the applicable Available Space; (ii) the Total Rentable

Floor Area of the Premises shall be increased to include the rentable square footage of the applicable Available Space (and any additional rent, charges and expenses due under this Lease shall be re-calculated to reflect the inclusion of the Available Space); and (iii) the annual Yearly Rent shall equal the sum of the then current Yearly Rent provided for in this Lease plus the Yearly Rent for the applicable Available Space as determined herein. If tenant demised the Additional Space and as a result thereof demises the entire floor of the Building, Tenant shall have the option to reconfigure the floor as a single-tenant floor, subject to Landlord approval as provided in Article 12. To confirm the inclusion of the subject Available Space as set forth above, Landlord shall prepare, and Tenant and Landlord shall promptly execute and deliver, an amendment to this Lease reflecting the foregoing terms and incorporation of any Available Space. For the purposes hereof, space shall be deemed “available for occupancy” when any lease or occupancy agreement (including extension periods) has expired or is due to expire within not less than six (6) months, or Landlord has elected not to renew the lease of the present tenant, and any prior options, rights or rights to lease with respect to such Available Space have expired or been waived and Landlord is free to lease such space to third parties without restriction.

(b) If Tenant fails to timely exercise any of its rights hereunder, the right(s) granted hereunder as to the applicable Available Space shall be deemed waived for all purposes, and Landlord may lease the applicable Available Space to any party and upon any terms free of any rights of Tenant. Tenant, following such waiver and within five (5) business days of Landlord’s request therefor, shall execute and deliver to Landlord a certification, in recordable form, confirming the waiver of such right, and Tenant’s failure to so execute and deliver such certification shall (without limiting Landlord’s remedies on account thereof) entitle Landlord to execute and deliver to any third party, and record, an affidavit confirming the waiver, which affidavit shall be binding on Tenant and may be conclusively relied on by third parties. Notwithstanding the foregoing, if Landlord does not lease the Available Space within six (6) months after the date of Landlord’s Available Space Notice on the same terms as set forth in the notice (it being agreed that the terms shall be deemed the “same” as long as the net present value of all of the economics of the deal have not changed by more than 7%), then Landlord must reoffer the Available Space to Tenant.

(c) Tenant understands that its rights under this Section are and shall be subject and subordinate to any rights held by Merrimack Pharmaceuticals to the Available Space.

29.19 Guaranty.

In order to secure Tenant’s obligations to Landlord under this Lease, Tenant shall deliver to Landlord, on the Execution Date a guaranty from In Vivo Therapeutics Holdings Corp. in the form attached hereto as Exhibit 8.

IN WITNESS WHEREOF the parties hereto have executed this Indenture of Lease in multiple copies, each to be considered an original hereof, as a sealed instrument on the day and year noted in Exhibit 1 as the Execution Date.

LANDLORD:		TENANT:

RB KENDALL FEE, LLC		INVIVO THERAPEUTICS CORPORATION

By:	/s/ Robert L. Beal	By:	/s/ Frank Reynolds
Name:	Robert L. Beal	(Name) Frank Reynolds
Title:	Its Authorized Signatory	(Title) Chief Executive Officer
Hereunto Duly Authorized

IF TENANT IS A CORPORATION, A SECRETARY’S OR CLERK’S CERTIFICATE OF THE AUTHORITY AND THE INCUMBENCY OF THE PERSON SIGNING ON BEHALF OF TENANT SHOULD BE ATTACHED.

EXHIBIT 2

LEASE PLAN

INVIVO LEASE PLAN

METABOLIX
(5182 RSF)
InVivo
20,917 RSF

ONE KENDALL SQUARE – BUILDING 1400 – 4TH FLOOR

November 27, 2011

EXHIBIT 2A

PLAN SHOWING INTERNAL STAIRCASE WORK

7
6
5
4
UP
UP
REMOVE (E) STAIR TO FIFTH FLOOR IN ITS ENTIRETY
INFILL (E) OPENING AT FIFTH FLOOR WITH STRUCTURAL SLAB INFILL CONC. ROOF DECK W/ FIRE RATED GWB.

PARTIAL FOURTH FLOOR PLAN

1/8" = 1'-0"

HM ARCHITECTS
600 MAIN STREET, P.O. BOX 878
WINCHESTER, MA 01890
v.781.729.3700 f.781.729.3872
email: cmulhern@hmarchitects.com

FOURTH FLOOR STAIR REMOVAL

B1400, ONE KENDALL SQUARE, CAMBRIDGE

RB KENDALL FEE, LLC

Cambridge, MA

SKA-2

11.18.11

EXHIBIT 2B

LANDLORD’WORK-BATHROOM FIT PLAN

36
35
34
33
32

PARTIAL FLOOR PLAN

1/8" = 1'-0"

HM ARCHITECTS
600 MAIN STREET, P.O. BOX 878
WINCHESTER, MA 01890
v.781.729.3700 f.781.729.3672
email: cmulhern@hmarchitects.com

PROPOSED FOURTH FLOOR CORE
B1400, ONE KENDALL SQUARE, CAMBRIDGE

RB KENDALL FEE, LLC
Cambridge, MA

SKA-1

11.18.11

EXHIBIT 2C

LANDLORD/TENANT SCOPE ALLOCATION MATRIX

InVivo

One Kendall Square

11/4/2011

Landlord/Tenant Scope Allocation Matrix

Base Building vs. Tenant Work

Description	Landlord Scope	Tenant Scope	Comments
Mechanical

Air handling units and general exhaust system operate 24/7.	N/A	N/A	Yes

Redundant AHU and exhaust fan serving Vivarium connected to standby power ( CFM)		X	Tenant will require the addition of up to 4 louvers on the street side / north side of the tenant premises located between column lines 31 and 36 for vivarium back up AHU and cleanroom AHU intake that will be located on tenant’s floor.

Purchase and drop Air handling unit with capacity based on 1.75 CFM/usable SF for the lab premises. Office premises air handling unit capacity sized to meet all building codes. Airflows assume a 60% office and 40% lab split.	X	Air Handling Units to provide 12,500 cfm, 100% outside air @ 55degF, with 30% pre-filters & 90% final filters w/ discharge sound attenuator.
Landlord will bring duct from AHU to the tenant premises, it is up to tenant where that air will be distributed.

Supply and return air ductwork are done throughout floor.	X	Landlord will locate the MUA on the proposed platform in the mechanical penthouse. Landlord shall route the supply duct across the penthouse or partially through the fifth floor such that the supply duct enters tenant’s premises in the lab area (area understood as between column lines 36-41) of the 4th floor premises.

Exhaust air ductwork risers with connections at vertical shafts for tenants use	X	Landlord to designate a location within the building through the fifth floor to the penthouse for tenant’s use in running an exhaust duct to penthouse or roof mounted exhaust fans. The Exhaust shaft shall be 4’ x 5’ and be located near column lines 39 or as agreed during detail design. In the event this shaft is not feasible, the Exhaust ductwork will be run along outside of building. These ducts will be located along south side of building and part of the Tenant’s work through the TI allowance.

Lab Exhaust capacity based on ___ CFM/usable SF for all lab spaces.	X	Tenant needs to determine

New or modified supply, return and exhaust ductwork within tenants space (including fans, ductwork and exhaust grilles)		X

Tenant specialty exhaust systems		X

Base Building common area ventilation system (ie: electric room, tel/data rooms, lobby, common toilet core, and loading dock).	X		Exists today

Chilled water feed required for Tenants use (160 GPM).	X

Chilled water distribution required for Tenants use		X

Hot water plant required for tenant use (50 GPM).	X		Landlord shall provide hot water supply for tenant’s use for hydronic reheats. Tenant requires fifty (50) GPM at a temperature between 140-180degF. The 50 GPM required by tenant for reheat is in addition to the Landlord’s hot water needs for the makeupair unit.

Chilled water, hot water and condenser water systems operate 24/7.	N/A	N/A	Yes

Tenant hot water and chilled water distribution piping		X

Building hot water and chilled water risers.	X

Additional hot water and chilled water risers needed above Landlord capacities		X

Any steam requirements (risers, distribution, etc)		X	No steam in Bldg

Dedicated Tenant specialty area mechanical systems (ie: cold rooms, warm rooms, IT rooms, etc.)		X

Automatic temperature control system for Base building equipment and common areas.	X

Automatic temperature control system for Tenant equipment and areas.		X

Electrical

Transformer vault with utility supplied 480/277V, 3 phase, 4 wire.	X		Landlord to provide 400 amps (15 watts/sf) from the main electrical room to serve the tenant space on the 4th Floor and an additional service to come from the mechanical bus duct for power for the landlord’s supplied penthouse AHU. Tenant is responsible for the equipment to sub-meter the service to power the landlord’s supplied penthouse AHU.

Conductors, metering equipment and circuit breakers to tenant areas		X

Standby Generator capacity of 5 watts/sf of lab premises for tenant systems and equipment, including fuel storage and acoustic enclosure.	X		Landlord to provide 6 watts/rsf of the lab premises (which is equal to 51 KW). Tenant shall have the right to place an emergency generator in the courtyard area between Building 1400 and Building 600 or on the penthouse/roof subject to Landlord’s review. Landlord shall evaluate the gas capacity on the penthouse/roof to determine if the additional generator (by tenant) can be located on penthouse/roof.

Standby Generator for base building life safety systems and equipment, including fuel storage and acoustic enclosure.	X		Exists today

Standby generator distribution system with transfer switches and associated panels for tenant use.		X

Standby generator distribution system with transfer switches for base building life safety use.	X		Exists today

Life safety systems for Tenant areas, connected to base building systems		X	Emergency Lights and Exit Signs are tenant responsibility. Not connected to Base Bldg systems.

Electric closets for base building systems and core areas.	X		Exists today

Electric closets for tenant areas.		X

Power distribution for tenant areas.		X

Addressable Fire Alarm System, devices to Base Building common areas, mechanical/electrical rooms	X		Exists today

Fire Alarm devices within Tenant areas, connected to Base Building system and addressable Fire Command Center		X

Lighting in base building areas	X		Exists today

Lighting in tenant areas		X

Base Building telecommunications room	X		Exists today

Telephone/data system, including service, wiring and distribution		X

Plumbing

Domestic sanitary waste piping for Base Building	X		Exists today

Lab waste piping connection within building for Tenant use.		X

Storm system connection and roof drainage system.	X		Exists today

Secondary storm drainage system.		X	Tenant responsibility if needed.

Natural gas service to building for Base Building and Tenant use.	X		Exists today

Tenant gas service including meter and distribution piping for Tenant services.		X

Domestic cold water service to building	X		Exists today

Potable cold water distribution to Base Building equipment and common areas.	X		Exists today

Base Building toilet/janitor core including cold water, hot water, waste and vent systems.	X		Exists today

Potable and non-potable distribution piping to Tenant areas.		X

pH neutralization system.		X

Air compressor and distribution system.		X

Vacuum pump and distribution system.		X

RO/DI equipment and distribution system.		X

Gas cylinders and distribution system (ie: nitrogen co2, argon, etc.)		X

Tempered water heater and distribution piping to Tenant pH neutralization system area eyewash/shower unit.		X

Tenant tempered water eyewash/showers and distribution piping.		X

Fire Protection

Fire service and double-check valve assembly.	X		Exists today

Alarm check valve and Siamese connection.	X		Exists today

Sprinkler coverage in tenant spaces.		X

Modification of sprinkler piping and head layout to suit tenant build-out and Tenant hazard index.		X

Flow switches, tamper switches, pressure switches.		X

Acoustical

Acoustical sound attenuation and isolation of base building systems	X

Acoustical sound attenuation and isolation of tenant systems		X

Security

Security System for Tenant Areas. Tenant systems needs to be coordinated with landlord.		X

Miscellaneous

Stair Removal from 4th to 5th Floor	X

Demo of Shower Area on Westside Bathrooms	X

Renovation of Westside Common Bathrooms with Building Standard finishes	X		Landlord will renovate the Westside bathrooms with similar finishes to the B600/700 toilet cores. Landlord will design reconfiguration to be similar to the design shown on the Tenant’s latest fit plan (dated 2011.10.21).

Renovation of Eastside Tenant Bathrooms within premises		X	LL to provide $45,000, in addition to the Tenant Improvement allowance, for Tenant to upgrade the Eastside tenant bathrooms.

EXHIBIT 2D

TENANT’S WORK LETTER

THIS WORK LETTER (the “Work Letter”) is attached to and made part, of that certain Lease (the “Lease”) by and between RB BEAL KENDALLL FEE, LLC (“Landlord”) and IN VIVO THERAPEUTICS CORPORATION (“Tenant”). The terms, definitions, and other provisions of the Lease are hereby incorporated into this Work Letter by reference as if set forth in full. Capitalized terms used herein but not defined in this Work Letter shall have the meanings set forth in the Lease. In connection with the execution of the Lease, Landlord and Tenant hereby agree as follows

1. Tenant’s Work. Tenant, at its sole cost and expense, but subject to the Improvement Allowance and the Supplemental Allowance and the Bathroom Allowance (as defined below), shall cause the Substantial Completion (as defined below) of the leasehold improvement work necessary to prepare the Premises for the use and occupancy by Tenant (with the exception of Landlord’s Work as defined in the Lease) in accordance with Tenant’s Plans (as defined below) (“Tenant’s Work”). All construction work and installations conducted in connection with Tenant’s Work shall be done in a good and workmanlike manner with new, good quality materials and finishes equal to or better than Building standard construction materials and finishes, in a lien-free manner and in compliance with all applicable local, state and federal requirements, and all requirements of public authorities related to, or arising out of the performance of, such construction work and the terms and conditions of this Work Letter (and applicable provisions of the Lease).

2. Plans for the Tenant’s Work; Contractor Approval. Tenant’s Work shall be in conformity with plans and specifications submitted to and approved by Landlord as provided below. Landlord hereby approves (i) Vanderweil P&IDC, LLC as “Tenant’s Contractor,” (ii) Kling Stubbins as “Tenant’s Architect,” and (iii) Sullivan Engineering as Tenant’s MEP engineer. Tenant’s Work shall be undertaken in accordance with the following provisions:

a. On or before the date of this Lease, Landlord shall have furnished Tenant with such as-built plans and specifications or other information as may be in Landlord’s possession or control regarding the existing condition of the Premises and, to the extent same is relevant to Tenant’s Work, the Building. On or before the date that is ninety (90) days after the Execution Date of this Lease, Tenant shall prepare and submit to Landlord for its approval two (2) sets of fully dimensioned scale plans and specifications (suitable for submission with a building permit application) for Tenant’s Work (including plans, elevations, critical sections and details and as otherwise provided in the Lease) (“Tenant’s Plans”). Tenant’s Plans shall be prepared by Tenant’s Architect. Prior to the submission of Tenant’s Plans, Tenant may elect to submit design development drawings and specifications (the “Interim Plans”) for Landlord’s review and approval. Throughout the approval process for Tenant’s Plans, Tenant and Landlord shall each use commercially reasonable and diligent efforts to cooperate with the other and with the other’s architect or engineer in responding to questions or requests for information or submissions regarding existing conditions and design requirements for the Tenant’s Work. Landlord’s approval of Tenant’s Plans and, if applicable, any Interim Plans (or any requested modification, amendment or alteration thereto) shall not be unreasonably withheld, conditioned or delayed so long as such plans do not (i) require any adverse modification to any existing permits and approvals obtained by Landlord in connection with the Building,

(ii) involve adverse changes to structural components of the Building, or (iii) not require any material modifications of the Building’s mechanical, electrical, plumbing, fire or life-safety systems. Notwithstanding the foregoing, Landlord acknowledges that Tenant’s Work will involve alterations to the exterior of a portion of the Building and substantial rooftop equipment and changes to the ventilation systems currently serving the Premises, but such work shall remain subject to Landlord review and approval as provided herein. All construction work done by or on behalf of Tenant, on or to the Premises (including the Tenant’s Work) causing roof penetrations shall, at Landlord’s request, be performed by or supervised by Landlord’s roofing contractor, by Tenant’s Contractor or by another contractor selected by Tenant and reasonably approved by Landlord, and at Tenant’s expense, in such a way so as to not void any roof warranties or guaranties, provided, in the case the work is completed by Landlord’s contractor, the amount charged by Landlord’s roofing contractor for such work is competitive to the amount that would be charged by other reputable contractors performing the same scope of work.

b. If Tenant elects to prepare and submit Interim Plans, then within four (4) business days after receipt of the Interim Plans (unless the response reasonably requires a longer time, in which case Landlord shall so notify Tenant of those aspects that will require additional time), Landlord shall return one set of prints thereof with Landlord’s approval and/or required modifications noted thereon. Whether or not Tenant has prepared and submitted Interim Plans, within four (4) business days after receipt of Tenant’s Plans (unless the response reasonably requires a longer time, in which case Landlord shall so notify Tenant of those aspects that will require additional time), Landlord shall return one set of prints thereof with Landlord’s approval and/or required modifications noted thereon. Notwithstanding the foregoing, Landlord shall not be entitled to disapprove any aspect of Tenant’s Plans that was shown or indicated on, or is consistent with, any approved Interim Plans. To the extent that Landlord has not disapproved in writing (with a reasonably detailed statement of the grounds therefor) any submission of Interim Plans or Tenant’s Plans, or requested in writing any additional material that is reasonably necessary to continue its review, within four (4) business days after receipt thereof, the submission shall be deemed to have been approved.

If Landlord has approved Interim Plans or Tenant’s Plans subject to modifications, such modifications shall be deemed to be acceptable to and approved by Tenant unless Tenant shall prepare and resubmit revised plans for further consideration by Landlord within seven (7) business days. If Landlord has required modifications without approving Interim Plans or Tenant’s Plans, Tenant shall prepare and resubmit revised drawings within seven (7) business days for consideration by Landlord. All revised plans shall be submitted, with changes highlighted, and Landlord shall approve or disapprove such revised drawings within four (4) business days following receipt of the same. The foregoing submission process shall continue until Landlord has approved the Interim Plans or the Tenant’s Plans, as the case may be, and upon such approval, the approved plans shall constitute the “Tenant’s Plans.” Any approval granted by Landlord hereunder shall be granted solely for the benefit of Landlord, and neither Tenant nor any third party shall have the right to rely upon Landlord’s approval of any of Tenant’s Plans for any other purpose whatsoever (other than as Landlord’s consent to Tenant’s Plans) and Landlord assumes no responsibility whatsoever, and shall not be liable, for the manufacturer’s, architect’s, or engineer’s design or performance of any structural, mechanical, electrical, or plumbing systems or equipment of Tenant relating to the Tenant’s Work or Tenant’s Plans or Interim Plans. Without limiting the foregoing, Tenant shall be responsible for all elements of the design of Tenant’s Work (including, without limitation, the compliance of the Tenant’s Work and Tenant’s Plans with local, state and federal requirements, functionality of design, the structural integrity of the design, the configuration of the Premises, and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of the Interim Plans or the Tenant’s Plans shall in no event relieve Tenant of the responsibility therefor. The foregoing shall not in any way derogate from Landlord’s responsibility to prepare the Premises for delivery, as indicated in the Lease. Notwithstanding the time periods permitted for either party’s review of Tenant’s Plans, both parties agree to use reasonable efforts to complete such review as soon as practical.

c. Upon Landlord’s approval of Tenant’s Plans, Tenant shall not materially modify, amend or alter Tenant’s Plans without Landlord’s prior written approval (which shall not be unreasonably withheld, delayed or conditioned) during the construction process and (unless the response reasonably requires a longer time, in which case Landlord shall so notify Tenant), Landlord shall respond within four (4) business days to Tenant’s request. Any material changes in the Tenant’s Work from Tenant’s Plans as approved by Landlord shall be subject to Landlord’s prior written approval (which shall not be unreasonably withheld, delayed or conditioned). Any deviation (other than immaterial changes that do not affect the quality or nature of the improvements or require an alteration in any Building mechanical, electrical, plumbing, fire or life-safety systems or Landlord’s permits and approvals-such others being deemed material changes) in construction from the design specifications and criteria set forth in Tenant’s Plans as approved by Landlord shall be promptly cured by Tenant.

d. Tenant’s Plans shall include detailed drawings and specifications for the design and installation of Tenant’s fire alarm and security system(s) for the Premises. Such system(s) shall meet all appropriate building code requirements, and the fire alarm and security systems shall, at Tenant’s expense, be integrated into, and in operational harmony with, Landlord’s fire alarm and security systems for the Building. Unless otherwise authorized or approved by Landlord in writing, Landlord’s electrical contractor and/or fire alarm contractor shall, at Tenant’s expense, make all final connections between Tenant’s and Landlord’s fire alarm and security systems, provided the amount charged by such contractor for such work is competitive to the amount that would be charged by other reputable contractors performing the same scope of work. Tenant shall ensure that all work performed on the fire alarm and security system(s) shall be coordinated at the job site with the Landlord’s representative.

e. Upon the delivery of the Premises to Tenant and after final approval of Tenant’s Plans by Landlord, Tenant shall proceed to commence and diligently complete construction of Tenant’s Work in accordance with Tenant’s Plans and this Work Letter. Tenant’s contractors and subcontractors shall , at Landlord’s option, be subject to administrative supervision by Landlord, at Landlord’s sole cost and expense, in their use of the Building. Tenant shall furnish to Landlord a copy of the executed contract and applicable detailed cost schedule (and applicable back-up material as reasonably requested by Landlord) between Tenant and Tenant’s general Contractor covering all of Tenant’s obligations under this Work Letter. Tenant will furnish a list of the primary suppliers and subcontractors that Tenant intends to use for Tenant’s Work. Tenant shall use commercially reasonable efforts to cause such Tenant’s Work to be performed in an efficient a manner. Subject to applicable waivers of claims and rights of subrogation set forth in the Lease, Tenant shall indemnify Landlord from and reimburse Landlord on demand for the cost of repairing any damage to the Building caused by Tenant or its contractors during performance of the Tenant’s Work. Tenant’s Contractor shall conduct its work and employ labor in such manner as to maintain harmonious labor relations and to coordinate their activities with Landlord’s contractors so as not to interfere with Landlord or any other tenant or occupant of the Building. Any work to be performed outside of the Premises shall be coordinated with Landlord, and shall be subject to reasonable scheduling requirements of Landlord.

f. Tenant acknowledges that it has engaged (or shall engage) its architects and contractors and Tenant shall be solely responsible for the actions and omissions of its architects and contractors or for delays caused by its architects or contractors. Landlord’s approval of any of Tenant’s Architects or Tenant’s Contractor and of any documents prepared by any of them, including but not limited to Tenant’s Plans, shall not be for the benefit of Tenant (except as evidence of consent to Tenant’s Plans) or any third party or be construed as a representation or warranty as to the suitability or legal compliance of same, and Landlord shall have no duty to Tenant or to any third parties for the actions or omissions of Tenant’s architects or contractors. Subject to applicable waivers of claims and rights of subrogation set forth in the Lease, Tenant shall indemnify and hold harmless Landlord against any and all losses, costs, damages, claims and liabilities arising from the actions or omissions of Tenant’s architects and contractors.

g. Notwithstanding anything to the contrary contained in this Exhibit of this Lease, Landlord agrees that Tenant shall not be required to remove any of Tenant’s Work completed in accordance with Landlord approved Tenant Plans upon the expiration or earlier termination of this Lease.

3. Permits and Approvals. Tenant shall obtain all building and other permits and approvals necessary to perform the construction and installation of the Tenant’s Work prior to the commencement of such work. Except in accordance with the Tenant’s Plans approved by Landlord hereunder, the Tenant’s Work shall not (a) require any modification to any existing permits and approvals obtained by Landlord in connection with the Building, (b) not involve changes to structural components of the Building nor involve any floor, or exterior wall penetrations unless approved by Landlord, or (c) not require any material modifications of the Building’s mechanical, electrical, plumbing, fire or life-safety systems unless approved by Landlord.

4. Prior to Commencing the Tenant’s Work. Prior to commencing the Tenant’s Work, Tenant shall deliver to Landlord (in addition to any other requirements under the Lease) the following:

a. The address of Tenant’s Contractor(s), and the names of the primary subcontractors Tenant’s Contractor intends to engage for the construction of the Tenant’s Work and Notices of Identification from each such entity pursuant to M.G.L. c.254, §4.

b. The estimated commencement date of construction and the estimated date of completion of Tenant’s Work, including fixturization.

c. Certificates or policies of insurance evidencing that Tenant and Tenant’s Contractor(s) have in effect (and shall maintain at all times during the course of the construction of Tenant’s Work hereunder) the insurance coverages required under the Lease.

d. An executed copy of the applicable building permit(s) for such work.

5. Temporary Connections; Trash; Other Costs. During the construction of the Tenant’s Work, Landlord shall provide and pay for connections for all utilities brought to the Premises, if required. Trash removal relating to the Tenant’s Work will be done continually at Tenant’s sole cost and expense. Landlord will provide a suitable and dedicated location on Landlord’s property in reasonable proximity to the Building for a construction dumpster to be obtained and maintained by Tenant, at Tenant’s sole cost and expense, until completion of Tenant’s Work (such dumpster to be for the exclusive use of Tenant). Tenant shall cause such dumpster to be emptied in regular intervals and in accordance with applicable laws, regulations and ordinances. Tenant shall be responsible for paying such actual third-party costs and expenses relating to required testing or re-setting Building systems as may be required following completion of Tenant’s Work and for ensuring that Tenant’s Contractors, subcontractors and their respective employees do not park in tenant or Building parking facilities. Landlord shall provide without charge two (2) parking spaces for Tenant’s use as provided in the Lease during the construction period.

6. Storage; Release and Indemnity; MSDS. Storage of Tenant’s contractors’ construction materials, tools and equipment shall be confined within the Premises in an area or areas designated by Landlord, and in no event shall any materials or debris be stored outside of the Premises or Building. To the extent Tenant’s equipment, fixtures, furniture, furnishings or other materials are stored or installed in the Premises prior to the Term Commencement Date by Tenant or its agents, Tenant hereby releases Landlord for any and all liability therefor and agrees to indemnify and hold Landlord harmless from and against any and all liability, loss, claim, cause of action, damages, cost or expense arising out of or in connection with loss or damage or destruction of any such equipment, fixtures, furnishings or other materials, unless such loss, damage or destruction is caused by the negligence or willful misconduct of Landlord or its agents. Tenant shall cause its contractors to provide Landlord with Material Safety Data Sheets (MSDS) for all chemicals and substances they propose to use on, at, in or about the Premises, which use shall be subject to the reasonable approval of Landlord.

7. Performance of Tenant’s Work. Tenant shall take all reasonably necessary measures to maintain harmonious labor relations at the Building and to ensure that Tenant’s Contractor (and subcontractors) and any contractors utilized by Landlord or other tenants of the Building cooperate in all commercially reasonable ways. In addition, if construction during normal construction hours unreasonably and materially disturbs other tenants in the Building, in Landlord’s reasonable discretion, Landlord shall so notify Tenant and Tenant shall promptly cure same, failing which Landlord may require Tenant to stop performance of those portions of Tenant’s Work so disturbing other tenants during normal construction hours and to perform the same after normal construction hours.

8. Substantial Completion. As used herein the term “Substantial Completion” or “substantially complete” shall mean that the applicable work (i.e., the Tenant’s Work or Landlord’s Work) shall have been completed in accordance with the requirements of the Lease except for (i) those details of construction, decoration and mechanical adjustments which are minor in character and, in the case of Landlord’s Work, the non-completion of which are agreed to in writing by the parties and do not unreasonably interfere with the construction of Tenant’ s Work (collectively, “punchlist items”) and (ii) that, in the case of Tenant’s Work, a certificate of occupancy (temporary or permanent) or a fully-signed off building permit for the Premises issued by the City of Cambridge (the “Certificate of Occupancy”) permitting the use of the Premises is available (meaning that the material requirements have been completed, but the final certificate has not yet issued) or has been issued, and that such work is otherwise substantially complete but the Certificate of Occupancy cannot be issued because the other party’s work is not substantially complete.

9. Upon Completion. Upon completion of the Tenant’s Work, Tenant shall furnish Landlord:

a. Certificate of Occupancy issued by the City of Cambridge and other governmental approvals, if any, necessary to permit occupancy of the Premises for the Permitted Uses.

b. A notarized affidavit from Tenant’s Contractor that all amounts due for work done and materials furnished in completing Tenant’s Work have been paid.

c. Final releases of liens reasonably satisfactory in form and substance to Landlord from all contractors and subcontractors and from all material suppliers under direct contract with Tenant’s Contractor , that have been involved in the performance of the Tenant’s Work.

d. Two (2) complete sets of as-built plans (one (1) reproducible CAD file) and specifications covering all of the Tenant’s Work, including architectural, electrical, and plumbing, with a list and description of all work performed by the contractors, subcontractors, and material suppliers, with all changes or modifications listed thereon.

10. Damage to Base Building. Tenant shall also be responsible for the cost of any alterations to the Building required as a result of the Tenant’s Work. Any damage to the existing finishes of the Building shall be patched and repaired by Tenant, at its expense, and all such work shall be done to Landlord’s reasonable satisfaction. If any patched and painted area does not match the original surface, then the entire surface shall be repainted at Tenant’s expense. Subject to applicable waivers of claims and rights of subrogation set forth in the Lease, Tenant agrees to indemnify and hold harmless Landlord, its agents, and employees from and against any and all costs, expenses, damage, loss, or liability, including, but not limited to, reasonable attorneys’ fees and costs, which arise out of, is occasioned by, or is in any way attributable to the build-out of the Premises by Tenant pursuant to this Work Letter.

11. Payment of Costs for Tenant’s Work; Improvement Allowance. Subject to the Improvement Allowance set forth herein, Tenant shall pay all of the costs and expenses of the Tenant’s Work (which cost shall include, without limitation, the costs of construction, leasehold improvements and permanent lab equipment needed such as controls, and specialized fume hoods, the cost of permits and permit expediting, and all architectural and engineering services obtained by Tenant in connection therewith). Landlord will provide Tenant an allowance (the “Improvement Allowance”) equal to the lesser of (i) the actual cost of planning and performing Tenant’s Work, or (ii) Three Million One Hundred and Thirty-Seven Thousand Five Hundred and Fifty and 00/100 ($3,137,550.00) Dollars ($150.00 per square foot of Rentable Area of the Premises)(such amount to be increased based on the rentable square feet of the Additional Premises). The Improvement Allowance shall be utilized for so-called “hard” costs and building improvements to the Premises pursuant to Tenant’s Plans (including without limitation fume hoods, lab benches and cabinets, clean room and vivarium fixtures, all non-portable kitchen equipment, wiring and cabling for Tenant’s telecommunications and information technology systems, Tenant’s emergency generator, any additional air handling and ventilation equipment, as well as special control systems to monitor air quality in vivarium and clean areas, plumbing fixtures and lighting), for so-called “soft” costs limited to architectural, engineering and other design costs, permit fees, construction management fees and shall expressly not be used towards portable fixtures, furnishings or office furniture. So long as Tenant is not in default of the Lease beyond any applicable notice and cure period, payment of the Improvement Allowance shall be paid by Landlord to Tenant, based upon requests for payment submitted by Tenant not more often than monthly. Each request for payment shall be accompanied by a written certification reasonably satisfactory to Landlord by Tenant’s Architect that all work up to the date of the prior request for payment has been completed, along with the releases (partial or complete) of liens from all of Tenant’s contractors and subcontractors for all work done and materials furnished up to the date of Tenant’s request for payment and Tenant’s final request for payment shall also be accompanied by the applicable items required under Article 9, above, along with any other support documentation reasonably required by Landlord in connection therewith. Upon receipt thereof, Landlord shall pay to Tenant, within thirty (30) days after submission of such items to Landlord, an amount equal to Landlord’s pro-rata share of such request for payment. Landlord’s pro-rata share shall mean the percentage that the Improvement Allowance (and, if applicable, the Supplemental Allowance) bears to the total cost of the Tenant’s Work. Landlord may retain and hold back from any such advance an amount equal to ten (10%) percent of any amounts payable pending final completion, other than those payable for architectural or engineering design fees, or for materials that are being or have been paid for in full. Landlord’s pro-rata share may be reviewed and recalculated by Landlord from time to time and upon any cumulative upgrade/change orders in and upon such recalculation the necessary credits or payments shall be made by either Landlord or Tenant to bring the amount paid under the Improvement Allowance into compliance with the revised pro-rata share. Upon final completion of the Tenant’s Work and receipt by Landlord of the items required under Article 9 above, Landlord shall pay to Tenant within thirty (30) days the remaining Improvement Allowance, plus the retainage (provided, however, that the retainage may be held back by Landlord until the agreed-upon punch-list items have been completed and, at Landlord’s election, thirty (30) days have elapsed since Tenant’s Contractor has properly recorded its Notice of Substantial Completion, in a reasonably acceptable form, in Middlesex County Registry of Deeds in accordance with MGL Ch. 254 and has provided Landlord with satisfactory evidence that all subcontractors and vendors have been provided with a copy of the recorded Notice). Any and all costs for the construction of the Premises above the Improvement Allowance (and the Supplemental Allowance and the Bathroom Allowance) shall be paid by Tenant to the applicable contractors, subcontractors, and material suppliers. Landlord reserves the right to make any payment (or portion thereof) of the Improvement Allowance payable jointly to Tenant and its general contractor (or subcontractor or supplier) or directly to such contractor, subcontractor or supplier. In the event Landlord fails to make a payment of any portion of the Improvement Allowance, Supplemental Allowance or Bathroom Allowance despite all of the necessary conditions for payment in accordance with this Work Letter being satisfied, and provided that Landlord has provided written confirmation to the Tenant that such unpaid amounts are not in dispute, then Tenant may offset against Yearly Rent an amount equal to such unpaid portion.

If the cost of Tenant’s Work exceeds the Improvement Allowance, then upon Tenant’s written request, Landlord shall pay up to an additional Two Hundred and Nine Thousand One Hundred and Seventy and 00/100 ($209,170.00) Dollars ($10.00 per square foot of Rentable Area of the Premises) (the “Supplemental Allowance”) towards the cost of Tenant’s Work. The payment of the Supplemental Allowance shall be subject to and conditioned upon the same requirements as are applicable to the Improvement Allowance except as otherwise provided herein. If Landlord pays the Supplemental Allowance, then Yearly Rent shall be increased in an amount equal to the Supplemental Allowance, amortized, on a straight line basis, over the initial term of the Lease (i.e. seventy-two months) with an implied interest rate of 8% per annum.

In addition to the Improvement Allowance and the Supplemental Allowance, Landlord will provide a separate allowance of Forty-Five Thousand and 00/100 Dollars ($45,000.00) (the “Bathroom Allowance”) towards Tenant’s construction of a men’s and women’s bathroom in the Premises for the exclusive use of Tenant (which shall be part of Tenant’s Work). The payment of the Bathroom Allowance shall be in a lump sum, and shall be paid to Tenant (without any retainage) on substantial completion.

12. Punch-list. In or within seven (7) business days of Substantial Completion of the Tenant’s Work, the parties shall schedule a meeting(s) to jointly inspect the Premises and the Tenant’s Work in order to identify those incomplete items or unfinished details that will be part of the agreed-upon punch-list for the Tenant’s Work. The punch-list will be prepared by Tenant’s Architect and initialed by the parties once in agreement. Such punch-list items shall be completed by Tenant’s Contractor as soon as reasonably practicable thereafter and in any event not later than thirty (30) days following the completion of the punch-list (except for such item(s) that by its nature or due to circumstances beyond the reasonable control of the party charged with doing such work, cannot be completed within such 30 day period).

EXHIBIT 3

PLAN OF COMPLEX

EXHIBIT 4

TERM COMMENCEMENT DATE AGREEMENT

                                          (“Tenant”) hereby certifies that it has entered into a lease with RB KENDALL FEE, LLC (“Landlord”) dated                     , 20     [, as amended by                              dated                     , 20__,] and verifies the following information as of the              day of                     , 200__:

Address of Building:	Building , One Kendall Square, Cambridge, MA 02139
Number of Rentable Square Feet in Premises:	r.s.f.
Term Commencement Date:	, 20__
Rent Commencement Date:	, 20__
Lease Termination Date:	, 20__
Tenant’s Proportionate Common Share:	%
Tenant’s Proportionate Building Share:	%

Tenant acknowledges and agrees that all improvements Landlord is obligated to make to the Premises, if any, have been completed to Tenant’s satisfaction, that Tenant has accepted possession of the Premises, and that as of the date hereof, there exist no offsets or defenses to the obligations of Tenant under the Lease.

TENANT:		LANDLORD:

RB KENDALL FEE, LLC

By:		By:
Name:		Name:	Robert L. Beal
Title:		Title:	Its Authorized Signatory
Hereunto duly authorized

EXHIBIT 5

FORM LETTER OF CREDIT

IRREVOCABLE STANDBY LETTER OF CREDIT NO.

DATE:

BENEFICIARY:

RB KENDALL FEE, LLC

c/o Beal and Company, Inc.

177 Milk Street

Boston, MA 02109

AS “LANDLORD”

APPLICANT:

_____________________

Building

One Kendall Square, MA 02139

AS “TENANT”

AMOUNT: US $                     (                                                                                                           AND 00/100 U.S. DOLLARS)

EXPIRATION DATE:

LOCATION: AT OUR COUNTERS IN BOSTON, MASSACHUSETTS

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO.                      IN YOUR FAVOR AVAILABLE BY YOUR DRAFT DRAWN ON US AT SIGHT IN THE FORM OF EXHIBIT “B” ATTACHED AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

1. THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.

2. A DATED CERTIFICATION FROM THE BENEFICIARY SIGNED BY AN AUTHORIZED OFFICER OR AGENT, FOLLOWED BY ITS DESIGNATED TITLE, STATING THE FOLLOWING:

(A) “THE AMOUNT REPRESENTS FUNDS DUE AND OWING TO US FROM APPLICANT PURSUANT TO THAT CERTAIN LEASE BY AND BETWEEN BENEFICIARY, AS LANDLORD, AND APPLICANT, AS TENANT.”

OR

(B) “WE HEREBY CERTIFY THAT WE HAVE RECEIVED NOTICE FROM                      BANK THAT LETTER OF CREDIT NO.                      WILL NOT BE RENEWED, AND THAT WE HAVE NOT RECEIVED A REPLACEMENT OF THIS LETTER OF CREDIT FROM APPLICANT SATISFACTORY TO US AT LEAST THIRTY (30) DAYS PRIOR TO THE EXPIRATION DATE OF THIS LETTER OF CREDIT.”

IRREVOCABLE STANDBY LETTER OF CREDIT NO.

DATED

THE LEASE AGREEMENT MENTIONED ABOVE IS FOR IDENTIFICATION PURPOSES ONLY AND IT IS NOT INTENDED THAT SAID LEASE AGREEMENT BE INCORPORATED HEREIN OR FORM PART OF THIS LETTER OF CREDIT.

OUR OBLIGATION UNDER THIS CREDIT SHALL NOT BE AFFECTED BY ANY CIRCUMSTANCES, CLAIM OR DEFENSE, REAL OR PERSONAL, OF ANY PARTY AS TO THE ENFORCEABILITY OF THE LEASE BETWEEN YOU AND TENANT, IT BEING UNDERSTOOD THAT OUR OBLIGATION SHALL BE THAT OF A PRIMARY OBLIGOR AND NOT THAT OF A SURETY, GUARANTOR OR ACCOMMODATION MAKER. IF YOU DELIVER THE WRITTEN CERTIFICATE REFERENCED ABOVE TO US, (I) WE SHALL HAVE NO OBLIGATION TO DETERMINE WHETHER ANY OF THE STATEMENTS THEREIN ARE TRUE, (II) OUR OBLIGATIONS HEREUNDER SHALL NOT BE AFFECTED IN ANY MANNER WHATSOEVER IF THE STATEMENTS MADE IN SUCH CERTIFICATE ARE UNTRUE IN WHOLE OR IN PART, AND (III) OUR OBLIGATIONS HEREUNDER SHALL NOT BE AFFECTED IN ANY MANNER WHATSOEVER IF TENANT DELIVERS INSTRUCTIONS OR CORRESPONDENCE TO WHICH EITHER (A) DENIES THE TRUTH OF THE STATEMENT SET FORTH IN THE CERTIFICATE REFERRED TO ABOVE, OR (B) INSTRUCTS US NOT TO PAY BENEFICIARY ON THIS CREDIT FOR ANY REASON WHATSOEVER.

PARTIAL AND MULTIPLE DRAWS ARE ALLOWED. EXCEPT AS EXPRESSLY SET FORTH HEREIN, THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE NOTIFY YOU BY REGISTERED MAIL/OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESSES THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND SIX (6) MONTHS BEYOND LEASE EXPIRATION.

THIS LETTER OF CREDIT MAY BE TRANSFERRED WITHOUT COST TO THE BENEFICIARY, ONE OR MORE TIMES BUT IN EACH INSTANCE TO A SINGLE BENEFICIARY AND ONLY IN THE FULL AMOUNT AVAILABLE TO BE DRAWN UNDER THE LETTER OF CREDIT AT THE TIME OF THE TRANSFER AND ONLY BY THE ISSUING BANK UPON OUR RECEIPT OF THE ATTACHED “EXHIBIT A” DULY COMPLETED AND EXECUTED BY THE BENEFICIARY AND ACCOMPANIED BY THE ORIGINAL LETTER OF CREDIT AND ALL AMENDMENTS, IF ANY.

ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF THE ORIGINAL APPROPRIATE DOCUMENTS PRIOR TO 10:00 A.M. E.S.T. TIME, ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT:

IRREVOCABLE STANDBY LETTER OF CREDIT NO.

DATED

BOSTON, MASSACHUSETTS             , ATTENTION:                                  OR BY FACSIMILE TRANSMISSION AT: (617)         -            ; AND SIMULTANEOUSLY UNDER TELEPHONE ADVICE TO: (617)         -            , ATTENTION:                      WITH ORIGINALS TO FOLLOW BY OVERNIGHT COURIER SERVICE.

PAYMENT AGAINST CONFORMING PRESENTATIONS HEREUNDER SHALL BE MADE BY BANK DURING NORMAL BUSINESS HOURS OF THE BANK’S OFFICE WITHIN ONE (1) BUSINESS DAY AFTER PRESENTATION.

WE HEREBY AGREE WITH THE DRAWERS, ENDORSERS AND BONAFIDE HOLDERS THAT THE DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO THE DRAWEE, IF NEGOTIATED ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT.

THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500.

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

EXHIBIT “A”

DATE:

TO:
RE: STANDBY LETTER OF CREDIT
NO. ISSUED
BY
ATTN:	L/C AMOUNT:

LADIES AND GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,

(BENEFICIARY’S NAME)

SIGNATURE OF BENEFICIARY

SIGNATURE AUTHENTICATED

        (NAME OF BANK)

    AUTHORIZED SIGNATURE

EXHIBIT “B”

DATE:                                                                                                                                                REF. NO.

AT SIGHT OF THIS DRAFT

PAY TO THE ORDER OF                                                                                                                            US$

USDOLLARS

______________________________________________________________________

______________________________________________________________________

DRAWN UNDER                      BANK, BOSTON, MASSACHUSETTS, STANDBY LETTER OF CREDIT NUMBER NO.                              DATED

TO:                                        BANK

        __________________                                                 __________________________________

                                            , MA                                 (BENEFICIARY’S NAME)

Authorized Signature

EXHIBIT 6

PLAN SHOWING AVAILABLE SPACE

InVivo
ROFO
Space
METABOLIX
(5182 RSF)
InVivo
20,917 RSF

ONE KENDALL SQUARE – BUILDING 1400 – 4TH FLOOR
November 27, 2011

ONE KENDALL SQUARE

EXHIBIT 7

TAXES AND OPERATING COSTS

One Kendall Square

Maintenance Charges (CAMC)

FY 2012

Estimated Charges

Building 1400 - Lab

Description	Total Complex Operating Expenses	Building Specific Operating Expenses
Payroll	1,016,276.20	—
Janitorial/Trash/Day Porter	414,633.36	33,855.36
Utilities	11,457.72	403,820.00
Repair & Maintenance	111,574.50	197,960.59
Security & Alarms	450,076.85	20,033.62
General & Administrative	136,734.23	52,340.24
Management Fee	—	187,609.11
Grounds Care	40,758.30	2,589.21
Snow Removal	137,250.00	—
Parking Maintenance	—	—

Total CAMC	2,318,761.16	$898,208.13

2012 Estimated OPEX PSF:	3.63	6.95	$10.58

One Kendall Square

Maintenance Charges (CAMC)

FY 2011

Estimated Charges

Building 1400 - Lab

Description	Total Complex Operating Expenses	Building Specific Operating Expenses
Payroll	927,335.00	—
Janitorial/Trash/Day Porter	385,303.32	24,585.56
Utilities	11,124.00	340,900.00
Repair & Maintenance	107,400.00	189,766.89
Security & Alarms	428,698.04	15,763.00
General & Administrative	127,848.08	29,060.12
Management Fee	—	209,310.73
Grounds Care	39,881.00	2,477.76
Snow Removal	125,000.00	—
Parking Maintenance	—	—

Total CAMC	2,152,589.44	$811,864.06

2011 Estimated OPEX PSF:	3.37	6.28	$9.65

One Kendall Square

Maintenance Charges (CAMC)

FY 2010

Actual Charges

Building 1400 - Lab

Description	Total Complex Operating Expenses	Building Specific Operating Expenses
Payroll	700,483.04	—
Janitorial/Trash/Day Porter	325,788.33	21,959.97
Utilities	7,667.91	360,566.75
Repair & Maintenance	62.316.38	147,531.31
Security & Alarms	408,467.75	11,465.82
General & Administrative	102,293.94	11,441.59
Management Fee	—	177,210.18
Grounds Care	38,803.86	2,402.02
Snow Removal	52,104.00	—
Parking Maintenance	—	—

Total CAMC	1,697,925.21	$732,577.64

2010 Estimated OPEX PSF:	2.65	5.67	$8.32

EXHIBIT 8

FORM OF GUARANTY

LEASE GUARANTY

In consideration of the making of the lease agreement by and between RB Kendall Fee, LLC, as Landlord, and                     , as Tenant, dated                     , for the premises consisting of approximately              rentable square feet on the              (        ) floor of Building              located in One Kendall Square, Cambridge, Massachusetts (hereinafter referred to as the “Lease”) and for the purpose of inducing Landlord to enter into and make the Lease, the undersigned hereby unconditionally guarantees without deduction by reason of setoff, defense or counterclaim to Landlord and its successors and assigns, the full and prompt payment of rent and all other sums required to be paid by Tenant under the Lease (“Guaranteed Payments”) and the full and faithful performance of all terms, conditions, covenants, obligations and agreements contained in the Lease on the Tenant’s part to be performed (“Guaranteed Obligations”) and the undersigned further promises to pay all of the Landlord’s actual third-party costs and expenses (including reasonable attorney’s fees and costs) incurred in endeavoring to collect the Guaranteed Payments or to enforce the Guaranteed Obligations or incurred in enforcing this Guaranty as well as all damages which Landlord may suffer in consequence of any default or breach under the Lease or this Guaranty.

Subject to the terms and conditions of this Guaranty, Landlord may at any time and from time to time, without notice to the undersigned, take any or all of the following actions without affecting or impairing the liability and obligations of the undersigned on this Guaranty:

(a) grant an extension or extensions of time of payment of any Guaranteed Payment or time for performance of any Guaranteed Obligation;

(b) grant an indulgence or indulgences in a Guaranteed Payment or in the performance of any Guaranteed Obligation;

(c) modify or amend the Lease or any term thereof, or any obligation of Tenant arising thereunder;

(d) consent to any assignment or assignments, sublease or subleases by Tenant or the Tenant’s assigns or sublessees or a change or different use of the Premises;

(e) consent to an extension or extensions of the term of the Lease;

(f) accept other guarantors; and/or

(g) release any person primarily or secondarily liable.

The liability of the undersigned under this Guaranty shall in no way be affected or impaired by any failure or delay in enforcing any Guaranteed Payment or Guaranteed Obligation or this Guaranty or any security therefor or in exercising any right or power in respect thereto, or by any compromise, waiver, settlement, change, subordination, modification or disposition of any Guaranteed Payment or Guaranteed Obligation or of any security therefor. Notwithstanding the foregoing, Guarantor shall have the benefit of any agreement between Landlord and Tenant that affects or reduces Tenant’s obligations under the Lease, and Guarantor’s liability to Landlord for any obligation of Tenant shall not in any case be greater than the actual obligation of Tenant to Landlord. In order to hold the undersigned liable hereunder, there shall be no obligation on the part of Landlord, at any time, to resort for payment to Tenant or any other Guaranty or to any security or other rights and remedies, and Landlord shall have the right to enforce this Guaranty irrespective of whether or not other proceedings or steps are pending or being taken seeking resort to or realization upon or from any of the foregoing (provided that Guarantor’s liability to Landlord for any obligation of Tenant shall not in any case be greater than the actual obligation of Tenant to Landlord).

The undersigned waives presentment, protest, demand, notice of dishonor or default, notice of acceptance of this Guaranty, notice of any extensions granted or other action taken in reliance hereon and all demands and notices of any kind in connection with this guaranty or any Guaranteed Payment of Guaranteed Obligation.

The undersigned hereby acknowledges full and complete notice and knowledge of all of the terms, conditions, covenants, obligations and agreements of the Lease.

The payment by the undersigned of any amount pursuant to this Guaranty shall not in any way entitle the undersigned to any right, title or interest (whether by subrogation or otherwise) of the Tenant under the Lease or to any security being held for any Guaranteed Payment or Guaranteed Obligation.

This Guaranty shall be continuing, absolute and unconditional and remain in full force and effect until all Guaranteed Payments are made, all Guaranteed Obligations are performed, and all obligations of the undersigned under this Guaranty are fulfilled except to extent otherwise provided in the Lease.

This Guaranty shall also bind the heirs, personal representatives, successors and assigns of the undersigned and inure to the benefit of Landlord, its successors and assigns. This Guaranty shall be construed according to the laws of the Commonwealth of Massachusetts, in which state it shall be performed by the undersigned.

If this Guaranty is executed by more than one person, all singular nouns and verbs herein relating to the undersigned shall include the plural number and the obligation of the several guarantors shall be joint and several.

The Landlord and the undersigned intend and believe that each provision of this Guaranty comports with all applicable law. However, if any provision of this Guaranty is found by a court to be invalid for any reason, the parties intend that the remainder of this Guaranty shall continue in full force and effect and the invalid provision shall be construed as if it were not contained herein.

If Tenant shall at any time default in the performance or observance of any of the terms, covenants or conditions in the Lease contained on Tenant’s part to be kept, performed or observed, Guarantor will keep, perform and observe same, as the case may be, in the place and stead of Tenant. In the event of a payment default by Tenant (being any base rent, additional rent or other amount or any portion thereof due under the Lease), receipt by Landlord of such payment from Guarantor shall be deemed full performance by tenant of such payment obligation and Landlord shall accept the payment as such.

Additionally, Guarantor agrees to pay to Landlord any and all reasonable and necessary incidental damages and expenses incurred by Landlord as a direct and proximate result of Tenant’s failure to perform, which expenses shall include reasonable attorney’s fees. Guarantor further agrees to pay to Landlord interest on any and all sums due and owing Landlord, by reason of Tenant’s failure to pay same, at the highest rate allowed by law at the time of payment. Notwithstanding any provision hereof to the contrary, and except as may be expressly set forth in Section 26(b) as to Tenant’s liability, Guarantor shall never be liable for indirect, consequential or punitive damages of any kind.

The obligations of Guarantor hereunder shall not be released by Landlord’s receipt, application or release of any security given for the performance and observance of any covenant or condition contained in the Lease on Tenant’s part to be performed or observed.

The liability of Guarantor hereunder shall in no way be affected by (a) the release or discharge of Tenant in any creditor’s receivership, bankruptcy or other proceeding; (b) the impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy, or of any remedy for the enforcement of Tenant’s liability under the Lease resulting from the operation of any present or future provision of the national Bankruptcy Act or other statute or from the decision in any court; (c) the rejection or disaffirmance of the Lease in any such proceedings; (d) the assignment or transfer of the Lease by Tenant; (e) any disability or other defense of Tenant; (f) the cessation from any cause whatsoever of the liability of Tenant; (g) the exercise by Landlord of any of its rights or remedies reserved under the Lease or by law; or (h) any termination of the Lease.

Guarantor understands and agrees that, if Tenant becomes insolvent or is adjudicated bankrupt, whether by voluntary or involuntary petition, or if any bankruptcy action involving Tenant is commenced or filed, or if a petition for reorganization, arrangement or similar relief is filed against Tenant, or if a receiver of any part of Tenant’s property or assets is appointed by any court, Guarantor will pay to Landlord the amount of all accrued, unpaid and accruing Minimum Rent and other charges due under the Lease to the date when the trustee or administrator accepts the Lease and commences paying same; provided, however, at such time as the trustee or administrator rejects the Lease, Guarantor shall pay to Landlord all accrued, unpaid and accruing Minimum Annual Rent and other charges under the Lease for the remainder of the Term. At the option of the Landlord, Guarantor shall either: (a) pay Landlord an amount equal to the damages that Landlord could elect upon lease termination as set forth in Section 21.3 of the Lease; or (b) execute and deliver to Landlord a new lease for the balance of the Term with the same terms and conditions as the Lease and with Guarantor as tenant thereunder. Any operation of any present or future debtor’s relief act or similar act or law or decision of any court shall in no way affect the obligations of Guarantor or Tenant to perform any of the terms, covenants or conditions of the Lease or of this Guarantee.

Guarantor further agrees that it may be joined in any action against Tenant in connection with the obligations of Tenant under the Lease and recovery may be had against Guarantor in any such action. Landlord may enforce the obligations of Guarantor hereunder without first taking any action whatsoever against Tenant or its successors and assigns, or pursue any other remedy or apply any security it may hold, and Guarantor hereby waives all right to assert or plead any defenses that would be available be available to Tenant by virtue of any stay, moratorium law or other similar law as well as any and all surety or other defenses in the nature thereof.

Until all of the covenants and conditions in the Lease on Tenant’s part to be performed and observed are fully performed and observed, Guarantor subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to the obligations of Tenant to Landlord under the Lease.

This Guaranty shall apply to the Lease, any extension, renewal, modification or amendment thereof, and to any assignment, subletting or other tenancy thereunder or to any holdover term following the Term granted under the Lease or any extension or renewal thereof. Notwithstanding the foregoing, if at any time Tenant (or any assignee or successor of Tenant) is not owned or controlled by, or otherwise affiliated with, Guarantor, no amendment to the Lease that increases the obligations of Tenant under the Lease shall be effective against or binding on Guarantor unless approved in writing by Guarantor.

In the event this Guaranty shall be held ineffective or unenforceable by any court of competent jurisdiction or in the event of any limitation of Guarantor’s liability hereunder other than as expressly provided herein, then Guarantor shall be deemed to be a tenant under the Lease with the same force and effect as if Guarantor were expressly named as a joint and several tenant therein with respect to the obligations of Tenant thereunder hereby guaranteed.

In the event of any litigation between Guarantor and Landlord with respect to the subject matter hereof, the unsuccessful party to such litigation agrees to pay to the successful party all actual and reasonable third-party fees, costs and expenses thereof, including reasonable attorneys’ fees and expenses.

Subject to applicable statutes of limitation, no delay on the part of Landlord in exercising any right hereunder or under the Lease shall operate as a waiver of such right or of any other right of Landlord under the Lease or hereunder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to a waiver of the same or any other right on any future occasion.

If there is more than one undersigned Guarantor, the term Guarantor, as used herein, shall include all of the undersigned; each and every provision of this Guaranty shall be binding on each and every one of the undersigned jointly and severally liable hereunder; and Landlord shall have the right to join one or all of them in any proceeding or to proceed against them in any order.

This instrument constitutes the entire agreement between Landlord and Guarantor with respect to the subject matter hereof, superseding all prior oral or written agreements or understandings with respect thereto and may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by Guarantor and Landlord.

Notice hereunder shall be in writing and shall be effective upon personal service or after deposit thereof in the United States Mail, registered or certified delivery, return receipt requested, or via nationally recognized overnight courier, to the other party addressed, if to Landlord or Tenant, as provided in the Lease, and if to Guarantor, to the address(es) set forth below, except that under no circumstances shall Landlord be obligated to give Guarantor any notice not specifically required to be given by Landlord pursuant to this Guarantee. Either party may by notice given as aforesaid designate a different address for notice purposes.

This Guaranty may be assigned in whole or part by Landlord upon written notice to Guarantor. . Landlord shall not assign or transfer its rights hereunder other than to a successor landlord under the Lease, to a lender of Landlord, and to any successor of a lender of Landlord (including, without limitation, any purchaser at foreclosure of a mortgage held by any such lender or any grantee of any deed in lieu of foreclosure of such a mortgage).

WAIVER OF JURY TRIAL. LANDLORD AND GUARANTOR HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, COUNTERCLAIM OR CROSS-COMPLAINT IN ANY ACTION, PROCEEDING AND/OR HEARING BROUGHT BY EITHER LANDLORD AGAINST TENANT OR TENANT (OR GUARANTOR) AGAINST LANDLORD ON ANY MATTER WHATSOEVER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THE LEASE, THIS GUARANTY, THE RELATIONSHIP OF LANDLORD AND TENANT (AND GUARANTOR), TENANT’S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY LAW, STATUTE, OR REGULATION, EMERGENCY OR OTHERWISE, NOW OR HEREAFTER IN EFFECT.

EACH GUARANTOR ACKNOWLEDGES THAT THEY HAVE CAREFULLY READ AND REVIEWED THE LEASE, THE GUARANTOR AND EACH TERM AND PROVISION CONTAINED THEREIN AND, BY EXECUTION OF THIS GUARANTY, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THE LEASE AND THIS GUARANTY ARE EXECUTED, THE TERMS THEREOF AND EFFECTUATE THE INTENT AND PURPOSE OF THE PARTIES WITH RESPECT TO THE PREMISES. GUARANTOR ACKNOWLEDGES THAT IT HAS BEEN GIVEN THE OPPORTUNITY TO HAVE THIS GUARANTY REVIEWED BY ITS LEGAL COUNSEL PRIOR TO ITS EXECUTION.

IN WITNESS WHEREOF, the undersigned has executed this guaranty as a sealed instrument this day of                     , 20

WITNESS:

Address:

EXHIBIT 9

CHEMICALS LIST

Laboratory Chemicals Used at InVivo Therapeutics

4-(Dimethylamino)pyridine, Acetic acid, Acetonitrile, Boric Acid, ,Calcium chloride, Chloroform, Dimethyl sulfoxide (DMSO), Distilled Water, Dulbecco’ s Modified Eagle Medium, Dulbecco’s Phosphate Buffered Saline, EDTA, Ethanol 100%, Ethanol 95%, Ether, Ethyl acetate, Formic acid, Forskolin, Glacial Acetic acid, HBr/ acetic acid, hydrochloric acid, HEPES Buffer, Heregulin, Hexane, Methanol, Methylene chloride, Magnesium chloride, N,N’-Dicyclohexylcarbodiimide(DCC), N,N-Dimethylformamide, N-hydroxysuccinimide (NHS), Ninhydrin, Paraformaldehyde, Permount, Sodium bicarbonate, Sodium chloride, Sodium Hydroxide, Sodium phosphate (dibasic), Sodium phosphate (monobasic), Sodium Tetraborate decahydrate, Sucrose, Tetrahydrofuran (THF), Tin-2-ethyhexanoate, Toluene, Triethylamine, Trifluoroacetic acid, TRIS Buffer, Trypsin EDTA, Xylene